                                                                    EXHIBIT 99.1

                                SUPPORT AGREEMENT

         This SUPPORT AGREEMENT, dated as of July 5, 2005, by and among Salton, Inc., a Delaware corporation (the "Company"), and the undersigned beneficial owners, or investment managers or advisors for the beneficial owners, of the Old Notes (as defined below) identified on the related Schedule A and each other beneficial owner (or investment managers or advisors for the beneficial owners) of Old Notes that executes a counterpart signature page to this Agreement on or after the date hereof, as provided in Section 19 such parties on Schedule A, as it may be supplemented from time to time, collectively, the "Noteholders," and each, individually, a "Noteholder"). After the date of this Agreement, when Noteholders become signatories to this Agreement, Schedule A shall be deemed supplemented to include the Old Notes held by such Noteholder and subject to this Agreement.

         WHEREAS, the Company and the Noteholders desire that the Company effect the Exchange Offer and the Consent Solicitation as soon as practicable on the terms described in the Term Sheet to accomplish the Exchange Offer.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each of the parties signatory to this Agreement agrees as follows:

         1. Definitions. Capitalized terms used and not defined in this Agreement have the meanings ascribed to them in the Term Sheet, and the following terms shall have the following meanings:

                  "Agreement" means this Support Agreement, including the Schedule, Exhibits and Annexes hereto (including any agreements incorporated herein or therein), all of which are incorporated by reference herein, as the same may be amended or supplemented in accordance with the terms hereof.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                  "Commission" means the Securities and Exchange Commission.

                  "Consent Solicitation" means a solicitation of consents to the amendment of the 2005 Senior Subordinated Notes Indenture under which the 2005 Notes were issued to, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in the 2005 Senior Subordinated Notes Indenture, which Consent Solicitation will occur simultaneously with the Exchange Offer.

                  "Exchange Offer" means the offer by the Company to holders of the Old Notes to exchange Old Notes for New Notes, Series C Preferred and Common Stock, upon the terms and subject to the conditions set forth in the Term Sheet.

                  "Indenture Amendments" means an amendment to the 2005 Senior Subordinated Notes Indenture which, among other things, deletes substantially all of the covenants contained in the 2005 Senior Subordinated Notes Indenture (other than those covenants that cannot be eliminated without the consent of each holder of 2005 Notes).

                  "Indentures" means the 2005 Senior Subordinated Notes Indenture and the 2008 Senior Subordinated Notes Indenture.

                  "Material Adverse Change" means a change which has a material adverse effect in the properties, assets, business operations or financial condition of the Company and its subsidiaries, taken as a whole, after July 5, 2005, but not including any material adverse change that arises out of or is the result of: (A) the announcement or performance of the transactions contemplated by this Agreement, including, without limitation, the Exchange Offer; (B) the condition of the United States economy or financial markets generally; or (C) a condition generally affecting participants in the industry in which the Company competes.

                  "New Notes" means the Senior Secured Second Lien Notes due January 15, 2008 to be issued by the Company pursuant to the New Notes Credit Agreement on the terms set forth in the Term Sheet, in an aggregate principal amount of up to $110 million.

                  "New Notes Credit Agreement" means the Credit Agreement to be entered into among the Company and The Bank of New York, as agent, pursuant to which the Company will issue the New Notes in the Exchange Offer.

                  "New Notes Security Documents" means the agreements, instruments and documents securing the New Notes on a second priority lien basis with respect to the same assets that secure the Senior Credit Agreement in accordance with the terms of the New Notes Credit Agreement.

                  "Old Notes" means 2005 Notes and 2008 Notes.

                  "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, governmental unit or other entity.

                  "Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into among the Company and the Noteholders with respect to the Common Stock to be issued in the Exchange Offer.

                  "Required Noteholders" means a majority in outstanding principal amount of Old Notes held by the Noteholders.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission.

                  "Senior Credit Agreement" means the Amended and Restated Credit Agreement, dated as of May 9, 2003 and amended and restated as of June 15, 2004 (as amended as of August 30, 2004 and as of May 11, 2005, and as it may be further amended and restated from time to time), by and among the several Lenders from time to time Party thereto,

         Wells Fargo Foothill, Inc., as administrative agent and collateral agent for the Lenders thereto, Silver Point Finance, LLC, as the co-agent, syndication agent, and documentation agent, arranger and book runner, the Company, each of the subsidiaries of the Company identified as Borrowers thereto and each of the subsidiaries of the Company identified as Guarantors thereto.

                  "Series C Preferred" means the Series C Preferred Stock, par $.01 value per share, of the Company.

                  "Series C Preferred Certificate of Designation" shall mean the Certificate of Designation of Series C Preferred Stock of the Company setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of preferred stock.

                  "2005 Notes" means the 10-3/4% Senior Subordinated Notes due December 15, 2005, with an aggregate principal amount due at maturity of $125,000,000, issued by the Company, pursuant to the 2005 Senior Subordinated Notes Indenture.

                  "2008 Notes" means the 12-1/4% Senior Subordinated Notes due April 15, 2008, with an aggregate principal amount due at maturity of $150,000,000, issued by the Company pursuant to the 2008 Senior Subordinated Notes Indenture.

                  "2005 Senior Subordinated Notes Indenture" means the Indenture dated as of December 16, 1998 by and among the Company, as issuer, Home Creations Direct, Ltd. and each newly acquired or created domestic restricted subsidiary of the issuer, as guarantors, and SunTrust Bank (as successor to Wells Fargo Bank Minnesota, N.A.), as the trustee.

                  "2008 Senior Subordinated Notes Indenture" means the Indenture dated as of April 23, 2001 by and among the Company, as issuer, Home Creations Direct Ltd., Toastmaster, Inc., Sonex International Corporation, Sasaki Products Company and each newly acquired or created domestic restricted subsidiary of the issuer, as guarantors, and SunTrust Bank (as successor to Wells Fargo Bank Minnesota, N.A.), as trustee.

                  "Term Sheet" means that certain Term Sheet attached hereto as Annex A, which sets forth the terms and conditions of the Exchange Offer, including the Exchange Offer and the Consent Solicitation.

                  "Third Amendment to Senior Credit Agreement" means that certain Third Amendment to the Senior Credit Agreement dated as of July 5, 2005 that, among other things, permits the Exchange Offer.

                  "Transfer" means, with respect to any Person that is a beneficial owner of, or discretionary investment manager with respect Old Notes, to directly or indirectly, (i) sell, assign, grant an option with respect to, or transfer or dispose of beneficial ownership of such Old Notes, or (ii) enter into an agreement, commitment or other arrangement to sell, assign, grant an option with respect to, or transfer or dispose of beneficial ownership of such Old Notes, or the act thereof.

         2. The Company's Obligations to Support the Exchange Offer. The Company agrees to use its commercially reasonable best efforts to commence and complete the Exchange Offer and the Consent Solicitation, to do all things reasonably necessary and appropriate in furtherance thereof, and to use its commercially reasonable best efforts to complete the same prior to August 15, 2005.

         3. Noteholders' Obligations to Support the Exchange Offer. Subject to the terms and conditions of this Agreement, so long as this Agreement is in effect:

                  (a) Each Noteholder agrees with each of the other parties to this Agreement, in connection with the Exchange Offer upon the terms set forth in the Term Sheet: (i) to tender its Old Notes pursuant to and in accordance with the Exchange Offer and the other terms and conditions of the Term Sheet within five business days following the commencement of the Exchange Offer; (ii) not to withdraw, revoke or modify or propose to publicly withdraw, revoke or modify the tender of its Old Notes unless and until this Agreement is terminated in accordance with its terms; and (iii) to grant its consent pursuant to the Consent Solicitation and to agree to the Indenture Amendments.

                  (b) Each Noteholder agrees, so long as this Agreement remains in effect, not to Transfer any of the Old Notes held by it (as set forth on Schedule A hereto), in whole or in part, unless (i) the Noteholder gives the transferee notice that the Old Notes are subject to the terms of this Agreement and (ii) the transferee agrees in writing, with respect to such Old Notes only, to be bound by the terms of this Agreement as though it had been an original signatory hereto and executes and delivers to the Company a joinder agreement in substantially the form attached hereto as Annex B. Any Transfer of the Old Notes in violation of the foregoing shall be deemed ineffective to Transfer any right to accept or reject the Exchange Offer or to consent to or reject the Indenture Amendments, which right shall remain with and be exercised only by the purported transferor.

                  (c) Each Noteholder agrees that it will not vote for, consent to, formulate, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Old Notes other than the Exchange Offer.

                  (d) Each Noteholder also agrees that it will permit public disclosure, including in a press release and in filings with the Commission, of the contents of this Agreement, including, but not limited to, the commitments contained in this Section 3 and the Term Sheet; provided, however, that unless required by applicable law or regulation, the Company shall not disclose the principal amount of Old Notes held by each Noteholder individually but only the Noteholders in the aggregate; and if disclosure of the individual holdings of Old Notes is required by law or regulation, the Company shall use its reasonable best efforts to afford the applicable Noteholder a reasonable opportunity to review, comment upon, object to or seek a consent order preventing any such disclosure prior the Company's making such disclosure.

                  (e) Each Noteholder further agrees that, so long as this Agreement is effective and has not been terminated in accordance with
         Section 6 hereof, it will not object to, nor otherwise commence any proceeding to oppose, the Exchange Offer, and will not take any action that is materially inconsistent with, nor that would unreasonably delay the consummation of, the Exchange Offer in accordance with the terms of the Term Sheet.

                  (f) Each Noteholder (including Noteholders who become parties to this Agreement as a result of a Transfer) further agrees that any additional Old Notes subsequently acquired by such Noteholder following the date of this Agreement shall be subject to the terms and conditions of this Agreement and shall be subject to the same treatment in the Exchange Offer as the Old Notes held by such Noteholder as of the date hereof.

         4. Conditions. The Company agrees that it will not accept any Notes tendered in the Exchange Offer until the satisfaction of the following conditions (each a "Condition" and collectively, the "Conditions"): (a) there shall have been validly tendered and not withdrawn not less than 60% in the aggregate principal amount due at maturity of the 2005 Notes outstanding on the date of the expiration of the Exchange Offer (the "Minimum Condition"); (b) the preparation and, as appropriate, the dissemination, in form and substance reasonably satisfactory to the Required Noteholders, of offering documents necessary to implement the Exchange Offer and the transactions contemplated by the Term Sheet in accordance with the terms of such Term Sheet; (c) the Indenture Amendments shall have become effective in a form substantially similar to that attached to the Term Sheet; (d) the Third Amendment to Senior Credit Agreement shall have become effective in a form substantially similar to that attached to the Term Sheet; (e) the Series C Certificate of Designation in a form substantially similar to that attached to the Term Sheet shall have been filed with the Delaware Secretary of State; (f) a new independent director designated in writing by the Required Noteholders and reasonably acceptable to the existing board of directors of the Company shall have been added to the board of directors of the Company; (g) the Company shall have executed and delivered the New Notes Credit Agreement, the Intercreditor Agreement and the Registration Rights Agreement, each in a form substantially similar to those attached to the attached Term Sheet; (h) the Company shall have executed and delivered the New Notes Security Documents in a form reasonably acceptable to the Required Noteholders; (i) there shall not have been any action taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced with respect to the Exchange Offer, the exchange of 2005 Notes or 2008 Notes for the applicable consideration pursuant to the Exchange Offer, the Consent Solicitation or the Indenture Amendments by or before any court or governmental regulatory or administrative agency or authority, tribunal, which prohibits the making of the Exchange Offer, the Consent Solicitation, the Indenture Amendments or the exchange of 2005 Notes or 2008 Notes for the applicable consideration or would, directly or indirectly, prohibit, prevent, restrict or materially delay consummation of, or would otherwise adversely affect in any material manner, the Exchange Offer, the Consent Solicitation, the Indenture Amendments or the exchange of 2005 Notes or 2008 Notes for the applicable consideration; and (j) there shall not have been any Material Adverse Change. The Company may not, without the written consent of the Required Noteholders, waive the Minimum Condition or any of the other Conditions. In addition to the Conditions, the Company agrees that it will not accept any Notes tendered by the Noteholders unless the Company has delivered to the Noteholders a written opinion of counsel to the Company in the form approved by the Required Noteholders.

         5. Amendments. The terms of this Agreement shall not be amended, modified or altered without the prior written consent of the Company and each of the Noteholders.

         6. Termination of Agreement.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, unless the Exchange Offer, consistent in all respects with the Term Sheet, has been consummated as provided in this Agreement, this Agreement and all of the obligations and undertakings of the parties set forth in this Agreement, shall terminate and expire and this Agreement shall be of no further force or effect, upon the earliest to occur of:

                  (i) the mutual agreement of the Company and the Noteholders;

                  (ii) the termination or expiration of the Exchange Offer without the Company's acceptance of any Old Notes tendered (provided that the Company may, in its sole discretion, extend the Exchange Offer until any date on or prior to September 1, 2005);

                  (iii) any court of competent jurisdiction or other competent governmental or regulatory authority issuing a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting the Exchange Offer in a way that cannot be reasonably remedied by the Company;

                  (iv) September 1, 2005, if the Exchange Offer has not been consummated by such date;

                  (v) a material alteration by the Company of the economic terms of the Exchange Offer; and

                  (vi) the delivery by the Required Noteholders to the Company or by the Company to the Noteholders of written notice of termination due to the occurrence of a Material Adverse Change.

                  (b) Notwithstanding Section 6(a), this Agreement shall terminate and be of no further force or effect upon the delivery of written notice of termination to the Company by the Noteholders as a result of the material breach of any covenant of the Company contained herein or if any representation or warranty of the Company contained herein shall have been or shall become untrue (each a "Terminating Company Breach") if such Terminating Company Breach shall not have been cured within ten (10) days following notice of such breach to the Company by the Noteholders.

         7. Representations and Warranties. (a) Each of the signatories to this Agreement represents and warrants to the other signatories to this Agreement that:

                  (i) if an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

                  (ii) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part;

                  (iii) the execution, delivery and performance by it of this Agreement do not and shall not (A) violate any provision of law, rule or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligations to which it or any of its affiliates is a party or under its certificate of incorporation, bylaws or other governing instruments;

                  (iv) the execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Federal, state or other governmental authority or regulatory body, except for (A) such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws in connection with the issuance of those securities, and (B) any filing, if applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

                  (v) assuming the due execution and delivery of this Agreement by each of the other parties hereto, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms; and

                  (vi) it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.

                  (b) Each of the Noteholders further represents and warrants to the other signatories to this Agreement that:

                  (i) as of the date of this Agreement, such Noteholder is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, the aggregate principal amount due at maturity of the Old Notes, set forth opposite such Noteholder's name on Schedule A hereto, with the power and authority to vote and dispose of such Old Notes;

                  (ii) such Noteholder has not entered into any agreement (written or oral) to transfer, assign or otherwise dispose of its right title and interest in and to the Old Notes which it beneficially owns or with respect to which it is a discretionary investment manager;

                  (iii) upon delivery of such Old Notes to the Company on the consummation of the Exchange Offer, the Company shall acquire all right, title and interest in and to such Old Notes free and clear of any lien, claim or encumbrance;

                  (iv) as of the date of this Agreement, such Noteholder is not aware of any event that, due to any fiduciary or similar duty to any other Person, would prevent it from taking any action required of it under this Agreement; and

                  (v) such Noteholder is an institutional accredited investor, and will remain so during the term of this Agreement, as such term is used under the Securities Act.

         8. Public Announcements. So long as this Agreement is in effect, the Company and each of the Noteholders shall use commercially reasonable efforts to consult with each other prior to releasing any press release or making any filing with the Commission with respect to this Agreement or the transactions contemplated hereby.

         9. Good Faith. Each of the signatories to this Agreement agrees to cooperate in good faith with each other to facilitate the performance by the parties of their respective obligations hereunder and the purposes of this Agreement. Each of the signatories to this Agreement further agrees to review and comment upon the definitive documents in good faith and, in any event, in all respects consistent with the Term Sheet.

         10. Further Assurances. Each of the signatories to this Agreement hereby further covenants and agrees to execute and deliver all further documents and agreements and take all further action that may be commercially reasonably necessary or desirable, as expeditiously as possible during the term of this Agreement, in order to enforce and effectively implement the terms and conditions of this Agreement.

         11. Complete Agreement. This Agreement, including the Schedules and Annexes hereto, constitutes the complete agreement between the signatories to this Agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the signatories to this Agreement.

         12. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by telecopy with confirmation and follow-up copy delivered in the manner set forth in any of
(a), (b) or (c) above, and in each case, if to the Company, at the address set forth below:

         Salton, Inc.
         1955 Field Court
         Lake Forest, Illinois  60045
         Telephone:  (847) 803-4600
         Fax:  (847) 803-8080
         Attention:  William B. Rue
with a copy to:

         Sonnenschein Nath & Rosenthal LLP
         8000 Sears Tower
         Chicago, Illinois  60606
         Telephone:  (312) 876-8000
         Fax:  (312) 876-7934
         Attention:  Neal Aizenstein

if to a Noteholder, to the address set forth on the signature pages to this Agreement.

Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

         13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York (without reference to the conflict of laws provisions thereof).

         14. Jurisdiction. By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement shall be brought in the courts of the State of New York or of the United States located in New York City, New York. By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably accepts and submits itself to the jurisdiction of the courts of the State of New York or of the United States located in New York City, New York with respect to any such action, suit or proceeding.

         15. Consent to Service of Process. Each of the signatories to this Agreement irrevocably consents to service of process by mail at the address listed with the signature of each such party on the signature pages to this Agreement. Each of the signatories to this Agreement agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of each of the other signatories to this Agreement.

         16. Specific Performance. It is understood and agreed by each of the signatories to this Agreement that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as remedy for any such breach.

         17. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         18. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the signatories to this Agreement to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart. Any Noteholder may become party to this Agreement on or after the date of this Agreement by executing a signature page to this Agreement.

         20. No Third-Party Beneficiaries. Unless expressly stated in this Agreement, this Agreement shall be solely for the benefit of the signatories to this Agreement, and no other Person or entity shall be a third-party beneficiary hereof.

         21. Obligations Several, Not Joint. The obligations of the parties hereunder are several and not joint, and no party hereto shall be responsible for the failure of any other party hereto to perform its obligations hereunder.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

                                       SALTON, INC.



                                       By:
                                           -------------------------------------
                                           William B. Rue
                                           President and Chief Operating Officer



                                       By: Angelo, Gordon & Co., L.P.


                                       By:
                                            ------------------------------------
                                       Its:
                                            ------------------------------------

                                   SCHEDULE A



                                 Aggregate Principal Amount Due at               Aggregate Principal Amount Due at
                                 Maturity of 2005 Notes held by such             Maturity of 2008 Notes held by such
                                 Noteholder as beneficial owner (or as           Noteholder as beneficial owner (or as
                                 investment manager or advisor for the           investment manager or advisor for the
Noteholders                      beneficial owner)                               beneficial owner)
                                 ---------------------------------------         ------------------------------------------
                                              $41,295,000
---------------------------

---------------------------

---------------------------

                                                                         ANNEX A

                                  SALTON, INC.

                                   TERM SHEET

         This Term Sheet is a part of and made subject to that certain Support Agreement (the "Support Agreement"), dated as of July 5, 2005, by and between Salton, Inc. (the "Company") and the "Noteholders" (as defined in the Support Agreement). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Support Agreement.

ISSUER:    Salton, Inc.

ISSUE:     New Notes, Series C Preferred and Common Stock

EXCHANGE OFFER:

         Holders of 2005 Notes and 2008 Notes that are institutional accredited investors (each a "Holder") may tender to the Company in the Exchange Offer in exchange for an aggregate principal amount of New Notes under the New Notes Credit Agreement:

         (i) with respect to tendered 2005 Notes, the exchange ratio will range from .60 to .675 depending on the aggregate principal amount of the 2005 Notes tendered in the Exchange Offer. The exchange ratio will be the sum of (a) .60 and (b) the Incremental 2005 Note Participation Percentage. The "Incremental 2005 Note Participation Percentage" will be the product of (a) .075 multiplied by (b) the ratio of (x) the amount, if any, by which the aggregate amount of 2005 Notes tendered in the Exchange Offer exceeds $75 million, over (y) $50 million; provided that if the aggregate principal amount of 2005 Notes tendered in the Exchange Offer does not exceed $75 million, the Incremental 2005 Note Participation Amount will be zero. Set forth below is a chart illustrating the exchange ratio for the 2005 Notes assuming the tender of various aggregate principal amounts of the 2005 Notes:

                       Aggregate Principal Amount
                        of 2005 Notes Tendered                            Exchange Ratio
                       --------------------------                 ----------------------------
                                 100%                                        0.67500
                       --------------------------                 ----------------------------
                                  90%                                        0.65625
                       --------------------------                 ----------------------------
                                  80%                                        0.63750
                       --------------------------                 ----------------------------
                                  70%                                        0.61875
                       --------------------------                 ----------------------------
                                  60%                                        0.60000
                       --------------------------                 ----------------------------

         (ii) with respect to tendered 2008 Notes, the exchange ratio will be .60.

         In addition, for each $1,000 of New Notes issued under the under the New Notes Credit Agreement to a holder of 2005 Notes and/or 2008 Notes in the Exchange Offer, such holder would also receive:

         (i) 1.3636 shares of Series C Preferred with a liquidation preference equal to $100.00 (the aggregate number of shares of the Series C Preferred to be issued if the maximum of $110 million of new notes are issued in the Exchange Offer would be 150,000 with an aggregate liquidation preference of $15 million); provided that fractional shares would be paid in cash. The Series C Preferred would: (i) rank on parity with the Series A Voting Convertible Preferred Stock and senior to the Series B Junior Participating Preferred Stock; (ii) be non-dividend bearing and non-voting (except as required under Delaware law); (iii) be redeemable by the holders upon a change of control at the liquidation preference plus a rate of 5% per annum compounded annually on each anniversary of the issuance date; and (iv) be redeemable by the Company at the face amount on the fifth anniversary of the issuance date.

         (ii) 20.58 shares of Common Stock (the aggregate number of shares of Common Stock to be issued if the maximum of $110 million of New Notes are issued in the exchange offer would be 2,263,880); provided that fractional shares would be paid in cash.

PRORATION:

         The maximum aggregate principal amount of New Notes under the New Notes Credit Agreement to be issued in the Exchange Offer would not exceed $110 million. To the extent that proration is required, Salton intends to accept tendered Notes, subject to proration, in the following order of priority:

         (i)      2005 Notes;

         (ii) 2008 Notes held by each Holder of 2005 Notes who has tendered all of the 2005 Notes held by such Holder and its affiliates in a pro rata amount based on the percentage of the principal amount of 2005 Notes tendered by such Holder to the aggregate principal amount of 2005 Notes tendered;

         (iii) 2008 Notes held by each Holder of 2005 Notes who has tendered all of the 2005 Notes held by such Holder and its affiliates pro rata based on a one to one basis up to the aggregate principal amount of 2005 Notes tendered by such Holder and its affiliates; and

         (v) Other 2008 Notes pro rata based on the principal amount of 2008 Notes tendered.

DURATION OF EXCHANGE OFFER:

         The Exchange Offer will remain open for an initial term of 20 business days. The Company may extend the expiration date of the Exhange Offer to any date not later than September 1, 2005.

CONDITIONS TO CLOSING OF EXCHANGE OFFER:

         As set forth in Section 4 of the Support Agreement.

DIRECTOR:

         Upon the closing of the Exchange Offer, a new independent board member designated in writing by the Required Noteholders and reasonably acceptable to the existing board of directors of the Company shall be added to the board of directors of the Company.

CONSENT SOLICITATION:

         The Consent Solicitation will solicit consents to amend the 2005 Senior Subordinated Notes Indenture pursuant to the Indenture Amendments, a copy of which is attached hereto as Exhibit 1.

THIRD AMENDMENT TO SENIOR CREDIT AGREEMENT:

         On or prior to the closing of the Exchange Offer, the Third Amendment to Senior Credit Agreement in the form attached hereto as Exhibit 2 shall have become effective.

SERIES C PREFERRED CERTIFICATE OF DESIGNATION:

         On or prior to the closing of the Exchange Offer, the Series C Preferred Certificate of Designation in the form attached hereto as Exhibit 3 shall have been filed with the Delaware Secretary of State.

DOCUMENTATION:

         On or prior to the closing of the Exchange Offer, the Company shall have entered into the following documents, which are incorporated by reference herein:

         (i) New Notes Credit Agreement, substantially in the form attached hereto as Exhibit 4;

         (ii)     New Notes Security Documents;

         (iii) the Intercreditor Agreement, substantially in the form attached hereto as Exhibit 5; and

         (iv) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit 6, with respect to the Common Stock and Series C Preferred issued to the Noteholders.

                                                                         ANNEX B

                            FORM OF JOINDER AGREEMENT

         Under consummation of the transfer of $________ in aggregate principal amount due at maturity of the 2005 Notes and/or 2008 Notes issued by Salton, Inc. (the "Company") previously beneficially owned by ____________ to the undersigned on ____________, 2005 (the "Transfer"), the undersigned hereby agrees, for the benefit of the Company, to be bound by and to comply with all applicable provisions of that certain Support Agreement dated as of July 5, 2005 (the "Agreement") by and among the Company and the Noteholders (as defined therein) as if the undersigned had been a party to the Agreement as of the date thereof for so long as the Agreement shall remain in effect. By signing below, the Company consents to and acknowledges the Transfer. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, this Joinder Agreement has been duly executed as of ___________, 2005.

                                     [NAME]



                                     By:
                                        -------------------------------------

                                     Name:
                                          -----------------------------------

                                     Title:
                                           ----------------------------------

Agreed to and acknowledged by:

SALTON, INC.



By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------

                                                                       EXHIBIT 1


--------------------------------------------------------------------------------








                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2005



                                   ----------

                          FIRST SUPPLEMENT TO INDENTURE

                           DATED AS OF         , 2005


                                   ----------

                                  SALTON, INC.,
                                   AS ISSUER,
                           HOME CREATIONS DIRECT LTD.
                                       AND
                             EACH NEWLY ACQUIRED OR
                           CREATED DOMESTIC SUBSIDIARY
                            OF ISSUER, AS GUARANTORS

                                       AND

                                 SUNTRUST BANK,
                                   AS TRUSTEE





--------------------------------------------------------------------------------

                          FIRST SUPPLEMENT TO INDENTURE


         The First Supplement to Indenture is dated as of __________, 2005 by and between Salton, Inc., a Delaware corporation (the "Company"), and SunTrust Bank, a national banking association duly organized and existing under the laws of the United States of America and having its principal corporate office at 777 Brickel Avenue, 2nd Floor, Miami, Florida 33131 (the "Trustee"), as successor to Wells Fargo Bank, National Association, with respect to the Company's 10 3/4% Senior Subordinated Notes due 2005 (this "First Supplement"). Capitalized terms used but not otherwise defined in this First Supplement shall have the meanings ascribed to such terms in the Indenture (hereinafter defined).

         WHEREAS, the Company and the Trustee entered into that certain Indenture, dated as December 16, 1998 (as may be amended and supplemented from time to time in accordance with its terms, the "Indenture");

         WHEREAS, Section 9.2 of the Indenture provides that, when authorized by resolutions of its Board of Directors, the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders, subject to certain exceptions set forth therein;

         WHEREAS, Holders of a majority in principal amount of the Notes outstanding have consented to this First Supplement;

         WHEREAS, pursuant to Section 9.2 of the Indenture, the Trustee is authorized to execute and deliver this First Supplement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1
                              INDENTURE AMENDMENTS

         Section 1.01 Amendment to Article 4. Sections 4.1 through 4.9 of the Indenture, inclusive, Sections 4.11 through 4.14 of the Indenture, inclusive, and Sections 4.16 through 4.19 of the Indenture, inclusive, are hereby deleted in their entirety and each Section is replaced with the following: "Reserved."

         Section 1.02 Amendment to Article 5. Article 5 of the Indenture is hereby deleted in its entirety and replaced with the following: "Reserved."

         Section 1.03 Amendment to Article 6. Clauses (c) through (j) of Section
6.1 of the Indenture, inclusive, are hereby deleted in their entirety and each clause is replaced with the following: "Reserved."

                                   ARTICLE 2
                            MISCELLANEOUS PROVISIONS

         Section 2.01 Instruments to be Read Together. This First Supplement is an indenture supplement to and an implementation of the Indenture, and said Indenture and this Supplement shall henceforth be read together.

         Section 2.02 Confirmation. The Indenture, as amended and supplemented by this First Supplement, is in all respects confirmed and preserved.

         Section 2.03 Counterparts. This First Supplement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

         Section 2.04 Effectiveness. This First Supplement shall become effective immediately upon its execution in accordance with the provisions of
Article 9 of the Indenture.

         Section 2.05 GOVERNING LAW. THIS FIRST SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENT.

         Section 2.06 Disclaimer of Trustee's Responsibility. In executing this First Supplement, the Trustee shall be entitled to all the privileged and immunities afforded to the Trustee under the terms and conditions of the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to Indenture to be duly executed as of the date first above written.

                                      SALTON, INC.


                                      By:
                                           ----------------------------------
                                      Name:
                                            ---------------------------------
                                      Its:
                                            ---------------------------------


                                      SUNTRUST BANK


                                      By:
                                          -----------------------------------
                                      Name:
                                            ---------------------------------
                                      Its:
                                            ---------------------------------

                                                                       EXHIBIT 2

                                                                  EXECUTION COPY

                                 THIRD AMENDMENT
                              TO, AND WAIVER UNDER,
                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS THIRD AMENDMENT TO, AND WAIVER UNDER, AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment") is made and entered into as of July 5, 2005, by and among the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent and collateral agent for the Lenders (in such capacities, together with any successor administrative agent and collateral agent, the "Agent"), SILVER POINT FINANCE, LLC, as the co-agent, syndication agent, documentation agent (in such capacities, together with any successor co-agent, syndication agent, and documentation agent, the "Co-Agent"), arranger and book runner, SALTON, INC., a Delaware corporation (the "Parent"), each of the Parent's Subsidiaries identified on the signature pages hereof as Borrowers (collectively with the Parent, the "Borrowers") and each of the Parent's Subsidiaries identified on the signature pages hereof as Guarantors (collectively, the "Guarantors" and, together with the Borrowers, the "Borrower Parties").

                                   WITNESSETH:

      WHEREAS, the Lenders, the Agent, the Co-Agent, and the Borrower Parties are parties to that certain Amended and Restated Credit Agreement, dated as of May 9, 2003 and amended and restated as of June 15, 2004 (as amended as of August 30, 2004 and as of May 11, 2005, and as it may be further amended, modified, supplemented or amended and restated from time to time, the "Credit Agreement");

      WHEREAS, subsequent to the issuance of Parent's consolidated financial statements for the fiscal quarter ended April 2, 2005, Parent determined that its Series A Convertible Preferred Stock should be classified outside of permanent equity in accordance with the guidance of Emerging Issues Task Force Topic No. D-98 "Classification and Measurement of Redeemable Securities", because the redemption of the Series A Convertible Preferred Stock in shares of common stock is outside of Parent's control (the "Non-GAAP Preferred Stock Classification") ; and, based upon such determination, on June 28, 2005, Parent's management and the Audit Committee of the Board of Directors, in consultation with Parent's independent registered public accounting firm, Deloitte & Touche LLP, concluded that Parent's financial statements for the fiscal quarters ended October 2, 2004, January 1, 2005 and April 2, 2005 and for the fiscal years ended July 3, 2004, June 28, 2003 and June 29, 2002 (collectively, the "Applicable Financial Statements") needed to be restated to reclassify the Series A Convertible Preferred Stock as temporary equity (the "Financial Statement Restatements");

      WHEREAS, as a result of the Non-GAAP Preferred Stock Classification, the Borrower Parties have failed to comply with the requirements set forth in
Section 5.1 of the Credit

Agreement to prepare its books, records and accounts in accordance with GAAP with respect to the Applicable Financial Statements (the "Section 5.1 Default"); and

      WHEREAS, the Borrower Parties, the Lenders, the Agent and the Co-Agent wish to amend the Credit Agreement as herein provided;

      NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended, effective as of the date this Third Amendment becomes effective in accordance with Section 7 hereof, as follows:

      2.01 AMENDMENT TO SECTION 1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended by deleting "$275,000,000" therein and inserting "$287,000,000 minus the original principal amount of the Second Lien Term Loan as of the Second Lien Closing Date" in lieu thereof.

      2.02 AMENDMENT TO SECTION 3.1(b) OF THE CREDIT AGREEMENT. Section 3.1(b) of the Credit Agreement is hereby amended by adding the words "other than pursuant to Section 3.1(c)" after the words "The Term Loan may not be prepaid".

      2.03 AMENDMENT TO SECTION 3.1(c) OF THE CREDIT AGREEMENT. Section 3.1(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            "(c) Mandatory Prepayments. Notwithstanding anything to the contrary contained herein, upon (i) any issuance of Debt or shares of Stock by any Subsidiary (other than Debt permitted to be issued pursuant to Section 7.13), (ii) any issuance of Debt in the form of additional Second Lien Term Loans after the Second Lien Closing Date or (iii) any sale or other disposition of assets by any Subsidiary (other than any sale or disposition permitted pursuant to Section 7.9) (the occurrence of any such event in clause (i), (ii) or (iii) above, a "Prepayment Triggering Event"), Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received in connection therewith up to an aggregate amount with respect to all of the Prepayment Triggering Events equal to $11,000,000 and, to the extent that the aggregate amount of any such Net Cash Proceeds exceeds $11,000,000, Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 50% of such Net Cash Proceeds received in connection therewith in excess of $11,000,000 and, subject to the immediately succeeding sentence of this Section 3.1(c), Borrowers may use all or a portion of the 50% of such Net Cash Proceeds not required to prepay the Loans to purchase, prepay or redeem all or a portion of the outstanding principal amount of the 2005 Senior Notes and, after the payment in full and retirement of all outstanding 2005

      Senior Notes, the 2008 Senior Notes (and the Second Lien Term Loan to the extent required by the Second Lien Credit Agreement to purchase 2008 Senior Notes); provided, that (x) concurrently with each such application to the outstanding Loans, Agent and Co-Agent shall establish and maintain a corresponding reserve against the Maximum Amount and the Borrowing Base in an amount equal to the amount of such prepayment (but in no event to exceed an aggregate amount of $45,410,000), and (y) such reserve against the Maximum Amount and the Borrowing Base shall be released only at the sole discretion of the Agent and the Co-Agent; provided, however, that, notwithstanding the foregoing, if at the time of any such Prepayment Triggering Event the aggregate outstanding principal amount of the Loans does not exceed the result of the sum of clauses (a)(A), (a)(B) and (a)(C) of the definition of Borrowing Base, then Borrowers may, subject to the immediately succeeding sentence of this Section 3.1(c), in lieu of prepaying the principal amount of the Loans, use all or a portion of such Net Cash Proceeds to purchase, prepay or redeem all or a portion of the outstanding principal amount of the 2005 Senior Notes and, after the payment in full and retirement of all outstanding 2005 Senior Notes, the 2008 Senior Notes (and the Second Lien Term Loan to the extent required by the Second Lien Credit Agreement to purchase 2008 Senior Notes); and provided, further, however, that the Maximum Amount and the applicable Commitments shall be permanently reduced, on a dollar for dollar basis, to the extent that the Loans are prepaid in accordance with this Section 3.1(c) solely as a result of the issuance of Debt in the form of additional Second Lien Term Loans after the Second Lien Closing Date in accordance with the terms of the Second Lien Credit Agreement (as in effect on the date hereof without any modification or amendment thereof). Borrowers' right to use Net Cash Proceeds to purchase, prepay or redeem all or a portion of the outstanding principal amount of the 2005 Senior Notes and, after the payment in full and retirement of all outstanding 2005 Senior Notes, 2008 Senior Notes pursuant to this Section 3.1(c) is subject to (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) in the case of the purchase, prepayment or redemption of the 2005 Senior Notes, Availability is greater than $5,000,000 both immediately before and immediately after giving effect to any such purchase, prepayment or redemption made prior to September 15, 2005 and (c) in the case of the purchase, prepayment or redemption of the 2008 Senior Notes (and the Second Lien Term Loan to the extent required by the Second Lien Credit Agreement to purchase 2008 Senior Notes), Availability is greater than $4,000,000 both immediately before and immediately after giving effect to any such purchase, prepayment or redemption. Each prepayment of the Loans made pursuant to this Section 3.1(c) shall be applied: first, to the extent that the Required Lenders have not waived all or any portion of such prepayment, to the outstanding principal amount of the Term Loan, and second, ratably to the outstanding principal amount of the Revolving Loans. The provisions of this Section 3.1(c) shall not be deemed to be implied consent to any issuance, incurrence, sale or other disposition otherwise prohibited by the terms and conditions of this Agreement."

      2.04 AMENDMENT TO SECTION 3.6 OF THE CREDIT AGREEMENT. Section 3.6 of the Credit Agreement is hereby amended by adding the words "subject to the Intercreditor Agreement," immediately after "tenth," in the second sentence thereof.

      2.05 AMENDMENT TO SECTION 5.2 OF THE CREDIT AGREEMENT. Section 5.2 of the Credit Agreement is hereby amended by inserting the following subsections at the end thereof:

            "(v) Monthly, in any event no later than the tenth (10th) day of each month, a 13-week rolling cash flow report, which report shall show, among other things, the actual versus the budgeted cash flow for the prior month.

            (w) Promptly, true and complete copies of any and all documents, notices, reports and other information delivered by or to any Loan Party pursuant to the terms of the Second Lien Loan Documents except any such documents, notices, reports or information otherwise required to be delivered hereunder."

      2.06 AMENDMENT TO SECTION 6.25 OF THE CREDIT AGREEMENT. Section 6.25 of the Credit Agreement is hereby amended by adding the words ", the Second Lien Loan Documents" after the words "the Loan Documents" in each of the second line and the fifth line thereof.

      2.07 AMENDMENT TO SECTION 7.9 OF THE CREDIT AGREEMENT. Section 7.9 of the Credit Agreement is hereby amended by deleting clause (a) in its entirety and inserting the following in lieu thereof: "(a)(i) sales of Inventory in the ordinary course of business and (ii) sales of excess Inventory not in the ordinary course of business in an aggregate amount not to exceed $15,000,000 (such amount to be based on the lower of book value and fair market value of the subject Inventory) so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) Borrowers deliver to Agent and Co-Agent a written notice at the time of each such sale that describes the Inventory sold and the book value and fair market value of the subject Inventory, and (z) such sale is not part of, does not result from and does not arise in connection with a sale, disposition or transfer by a Loan Party of one or more business divisions, lines of business or Subsidiaries of any Loan Party except to the extent that such sale is comprised of excess Inventory that was in existence immediately prior to the date of such sale, disposition or transfer by such Loan Party of such business division, line of business or Subsidiary;".

      2.08 AMENDMENT TO SECTION 7.10 OF THE CREDIT AGREEMENT. Section 7.10 of the Credit Agreement is hereby amended by deleting the words "one hundred eighty
(180) days" in the third and fourth lines thereof and inserting "ninety one (91) days" in lieu thereof.

      2.09 AMENDMENT TO SECTION 7.12 OF THE CREDIT AGREEMENT. Section 7.12 of the Credit Agreement is hereby amended by adding the words "or Section 7.13(k)" at the end thereof.

      2.10 AMENDMENT TO SECTION 7.13 OF THE CREDIT AGREEMENT. Section 7.13 of the Credit Agreement is hereby amended by deleting the words "and (j) Seller Subordinated Debt. The Parent shall not enter into any amendment or modification of the documents evidencing the Debt permitted under clauses (e), (f) or (g) above that is in any manner adverse to the Parent, any Subsidiary, the Agent or any Lender" therein and inserting the following in lieu thereof: "(j) Seller Subordinated Debt; and (k) the Second Lien Obligations incurred pursuant to the Second Lien Credit Agreement. Notwithstanding anything to the contrary contained herein, the Parent shall not, directly or indirectly, enter into any amendment or modification of the documents evidencing the Debt permitted under clauses (e), (f) or (g) above that is in any manner adverse to the Parent, any Subsidiary, the Agent, the Co-Agent or any Lender. Notwithstanding anything to the contrary contained herein, no Borrower Party shall, directly or indirectly, enter into any amendment or modification of the Second Lien Credit Agreement, any other documents evidencing the Debt permitted under clause (k) above or any other Second Lien Loan Document."

      2.11 AMENDMENT TO SECTION 7.14 OF THE CREDIT AGREEMENT. Section 7.14 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

      "7.14 Prepayment. Notwithstanding anything to the contrary contained herein, no Borrower Party shall prepay any Debt, except (a) the Obligations in accordance with the terms of this Agreement, (b) in connection with a refinancing permitted under Section 7.13(e) above including the application of any proceeds received as a result of an equity infusion to prepay the Debt described in Section 7.13(e), (c) the principal amount of the 2005 Senior Notes, 2008 Senior Notes (and the Second Lien Term Loan to the extent required to repurchase 2008 Senior Notes) solely to the extent permitted pursuant to Section 3.1(c) or (d) the principal amount of the 2005 Senior Notes solely to the extent permitted pursuant to Section 5 of the Third Amendment."

      2.12 AMENDMENTS TO SECTION 7.31 OF THE CREDIT AGREEMENT. Section 7.31 of the Credit Agreement is hereby amended by replacing each reference to "Foreign Subsidiary" with "Subsidiary".

      2.13 AMENDMENTS TO SECTION 9.1 OF THE CREDIT AGREEMENT. Section 9.1 of the Credit Agreement is hereby amended as follows: (a) the word "or" is hereby deleted at the end of clause (q) thereof; (b) the following clause (r) is hereby added: "(r) there occurs any Default or Event of Default under, and as such terms are defined in, the Second Lien Loan Documents; and"; and (c) the current "clause (r)" is hereby renumbered "clause (s)".

      2.14 AMENDMENT TO SECTION 9.2 OF THE CREDIT AGREEMENT. Section 9.2(a) of the Credit Agreement is hereby amended by adding the words "and/or the applicable Commitments" immediately after the words "reduce the Maximum Amount" in clause (i) thereof.

      2.15 AMENDMENTS TO SECTION 10.1 OF THE CREDIT AGREEMENT. Section 10.1 of the Credit Agreement is hereby amended as follows: (a) the words "any early termination or prepayment fees or penalties" in the third sentence thereof is hereby deleted and the words "the Make-Whole Amount" is inserted in lieu thereof; and (b) the following sentence is hereby added immediately after the end of the third sentence thereof: "Without limiting the foregoing, in the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Stated Termination Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Agent, the Co-Agent and the Lenders or profits lost by the Agent, the Co-Agent and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Agent, the Co-Agent and the Lenders, Borrowers shall pay to Agent (for the benefit of the Lenders in accordance with their Pro Rata Shares), in cash, the Make-Whole Amount, measured as of the date of such termination.".

      2.16 AMENDMENTS TO SECTION 11.2 OF THE CREDIT AGREEMENT. Section 11.2 of the Credit Agreement is hereby amended as follows:

                  (a) Clause (b) thereof is hereby amended by (i) adding the words "and the Intercreditor Agreement" immediately after the words "the Loan Documents" in the seventh line thereof; and (ii) adding the words "and the Intercreditor Agreement" immediately after the words "the other Loan Documents" in the eighth line thereof.

                  (b) Clause (c) thereof is hereby amended by (i) deleting the words "or any other Loan Document" in clause (i) thereof and inserting ", any other Loan Document or the Intercreditor Agreement" in lieu thereof; and (ii) deleting the words "or any other Loan Document" in clause (ii) thereof and inserting ", any other Loan Document or the Intercreditor Agreement" in lieu thereof.

                  (c) Clause (e) thereof is hereby amended by (i) deleting the words "and the other Loan Documents" in clause (iii) thereof and inserting ", the other Loan Documents and the Intercreditor Agreement" in lieu thereof; and
(ii) deleting the words "or any other Loan Document" in clause (iv) thereof and inserting ", any other Loan Document or the Intercreditor Agreement" in lieu thereof.

      2.17 AMENDMENT TO SECTION 12.5 OF THE CREDIT AGREEMENT. Section 12.5 of the Credit Agreement is hereby amended by deleting the words "Section 9" and inserting "Section 9.2" in lieu thereof.

      2.18 AMENDMENTS TO SECTION 12.17 OF THE CREDIT AGREEMENT. Section 12.17 of the Credit Agreement is hereby amended by (a) adding the words "and the Intercreditor Agreement" immediately after the words "the other Loan Documents" in the second and third lines thereof and (b) deleting the words "or the other Loan Documents" in the sixth line thereof and inserting ", the other Loan Documents or the Intercreditor Agreement" in lieu thereof.

      2.19 AMENDMENTS TO SECTION 13.7 OF THE CREDIT AGREEMENT. Section 13.7 of the Credit Agreement is hereby amended by (a) adding the words ", the Intercreditor Agreement" immediately after the words "this Agreement" in the fifth line thereof, (b) adding the words ", the Intercreditor Agreement" immediately after the words "the Loan Documents" in the eighth line thereof and
(c) adding the words ", the Intercreditor Agreement" immediately after the words "the Loan Documents" in the second and third sentence thereof.

      2.20 AMENDMENT TO SECTION 13.17(c) OF THE CREDIT AGREEMENT. Section 13.17(c) of the Credit Agreement is hereby amended by deleting the words "Confidential Information" and inserting "confidential information" in lieu thereof.

      2.21 AMENDMENTS TO ANNEX A: CREDIT AGREEMENT DEFINITIONS.

            (a) The definition of "Availability" is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            "Availability" means, at any time, the lesser of (a) the Maximum Amount, minus the Aggregate Outstandings, minus Reserves other than Reserves deducted in the calculation of the Borrowing Base, plus sixty-five percent (65%) of the aggregate undrawn face amount of all outstanding commercial Letters of Credit issued for the purpose of purchasing Eligible In-Transit Inventory not included in the calculation of the Borrowing Base and (b) the Borrowing Base, minus the Aggregate Outstandings, minus Reserves other than Reserves deducted in the calculation of the Borrowing Base, plus sixty-five percent (65%) of the aggregate undrawn face amount of all outstanding commercial Letters of Credit issued for the purpose of purchasing Eligible In-Transit Inventory not included in the calculation of the Borrowing Base.

            (b) Clause (a)(D)(II) of the definition of "Borrowing Base" is hereby amended by deleting "$11,000,000" and inserting "$15,410,000" in lieu thereof.

            (c) The definition of "Collateral" is hereby amended by adding the following words, ", except as otherwise agreed to by any Loan Party (including pursuant to the Second Amendment to the Credit Agreement dated as of May 11,
2005)" immediately after the word "but" and immediately prior to the words ", excluding up to 35% of the equity interests of any Borrower Party in any Foreign Subsidiary".

            (d) The following definition of "Exchange Offer" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Exchange Offer" has the meaning specified in Section 4 of the Third Amendment."

            (e) The following definition of "Excluded Taxes" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Excluded Taxes" has the meaning specified in Section 4.1(a)."

            (f) The following definition of "Indemnified Liabilities" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Indemnified Liabilities" has the meaning specified in Section 13.11."

            (g) The following definition of "Indemnified Person" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Indemnified Person" has the meaning specified in Section 13.11."

            (h) The following definition of "Intercreditor Agreement" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date that the Exchange Offer is consummated, among the Co-Agent and the Agent, on the one hand, and the Second Lien Agent, on the other hand, as amended, modified, supplemented or restated from time to time."

            (i) The definition of "Make-Whole Amount" is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            "Make-Whole Amount" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to June 15, 2006, 4.50% times the Maximum Amount; and (b) during the period of time from and including June 15, 2006 up to the Stated Termination Date, 3.50% times the Maximum Amount; provided that, in the event of a prepayment of less than the entire outstanding amount of the Term Loans and the Revolving Loans after the commencement of the Exercise of Secured Creditor Remedies (as defined in the Intercreditor Agreement) that results in a permanent reduction of the Maximum Amount and the Commitments pursuant to Section 9(b) of the Intercreditor Agreement, the Make-Whole Amount shall be equal to (x) the Make-Whole Amount, determined as set forth above, times the result of (y) the amount of such prepayment divided by the Maximum Amount (less any prior permanent reductions thereof)."

            (j) The definition of "Maximum Amount" is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            ""Maximum Amount" means $287,000,000 minus the original principal amount of the Second Lien Term Loan as of the Second Lien Closing Date, as such Maximum Amount may be reduced from time to time in accordance with the terms hereof and upon a permanent reduction of the Commitments pursuant to Section 9(b) of the Intercreditor Agreement.".

            (k) The following definition of "Non-Consenting Lender" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Non-Consenting Lender" has the meaning specified in Section 11.1(c)."

            (l) The following definition of "originating Lender" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""originating Lender" has the meaning set forth in Section 11.2(e)."

            (m) The definition of "Permitted Liens" is hereby amended by (i) deleting "and" at the end of clause (h) thereof; (ii) deleting the period and inserting "; and" at the end of clause (i) thereof; and (iii) inserting the following at the end thereof: "(j) Liens held by the Second Lien Agent, as agent for the lenders party to the Second Lien Credit Agreement, to secure the Second Lien Obligations, subject to the terms of the Intercreditor Agreement."

            (n) The definition of "Permitted Transactions" is hereby amended by adding the words "(1) the redemption or other acquisition by Parent of all or a portion of the Senior Notes solely in connection with the exchange offer pursuant to which holders of the Senior Notes tender all or a portion of their Senior Notes in exchange for a ratable portion of the Second

Lien Term Loan, Common Stock and Series C Preferred Stock on terms acceptable to the Co-Agent and Agent, (2) acquisition by Parent of 2005 Senior Notes solely to the extent permitted by Section 5 of the Third Amendment, (3) the purchase, prepayment or redemption of the 2005 Senior Notes and/or 2008 Senior Notes (and the Second Lien Term Loan to the extent required by the Second Lien Credit Agreement to purchase 2008 Senior Notes) solely to the extent permitted pursuant to Section 3.1(c) and (4)" immediately after the word "means" in the first line thereof.

            (o) The following definition of "Prepayment Triggering Event" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Prepayment Triggering Event" has the meaning set forth in Section 3.1(c)."

            (p) The following definition of "Proposed Change" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Proposed Change" has the meaning specified in Section 11.1(c)."

            (q) The following definition of "Report" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Report" has the meaning set forth in Section 12.18(a)."

            (r) The following definition of "Required Amount" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Required Amount" has the meaning set forth in Section 7.31."

            (s) The definition of "Revolver Commitment" is hereby amended by adding the words ", as such Revolver Commitment may be reduced from time to time in accordance with the terms hereof and Section 9(b) of the Intercreditor Agreement" at the end thereof.

            (t) The following definition of "Second Lien Agent" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Second Lien Agent" means the "Second Lien Agent" as defined under the Intercreditor Agreement."

            (u) The following definition of "Second Lien Closing Date" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Second Lien Closing Date" means the "Closing Date" as defined under the Second Lien Credit Agreement."

            (v) The following definition of "Second Lien Credit Agreement" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Second Lien Credit Agreement" means that certain Credit Agreement, dated as of the date that the Exchange Offer is consummated, by and among Parent, Borrowers, Guarantors, the Second Lien Agent, as agent, and the lenders from time to time party thereto, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof."

            (w) The following definition of "Second Lien Loan Documents" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Second Lien Loan Documents" means the Loan Documents as such term is defined in the Second Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof."

            (x) The following definition of "Second Lien Obligations" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Second Lien Obligations" means the Obligations as such term is defined in the Second Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof."

            (y) The following definition of "Second Lien Term Loan" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Second Lien Term Loan" means the Term Loan as such term is defined in the Second Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof."

            (z) The definition of "Senior Notes" is hereby amended by adding the words "(the "2005 Senior Notes")" after the words "10-3/4% Senior Subordinated Notes Due 2005" therein and by adding the words "(the "2008 Senior Notes")" after the words "12-1/4% Senior Subordinated Notes Due 2008" therein.

            (aa) The definition of "Stated Termination Date" is hereby amended by deleting "June 15, 2007" therein and inserting "December 31, 2007" in lieu thereof.

            (bb) The definition of "Term Loan Commitment" is hereby amended by adding the words ", as such Term Loan Commitment may be reduced from time to time in accordance with the terms hereof and Section 9(b) of the Intercreditor Agreement" at the end thereof.

            (cc) The following definition of "Third Amendment" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""Third Amendment" means that certain Third Amendment to the Credit Agreement, dated as of July 5, 2005."

            (dd) The definition of "Total Commitment" is hereby amended by adding the words ", as such Total Commitment may be reduced from time to time in accordance with the terms hereof and Section 9(b) of the Intercreditor Agreement" at the end thereof.

            (ee) The following definition of "2005 Senior Notes" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""2005 Senior Notes" has the meaning set forth in the definition of Senior Notes."

            (ff) The following definition of "2008 Senior Notes" is hereby inserted in Annex A of the Credit Agreement in proper alphabetical order:

            ""2008 Senior Notes" has the meaning set forth in the definition of Senior Notes."

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent, the Co-Agent and the Lenders to enter into this Third Amendment, the Borrower Parties hereby represent and warrant that:

      3.01 NO DEFAULT. At and as of the date of this Third Amendment and after giving effect to this Third Amendment, no Default or Event of Default exists.

      3.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Third Amendment and both prior to and after giving effect to this Third Amendment, each of the representations and warranties contained in the Credit Agreement and other Loan Documents is true and correct in all material respects.

      3.03 CORPORATE POWER, ETC. The Borrower Parties (a) have all requisite corporate power and authority to execute and deliver this Third Amendment and to consummate the transactions contemplated hereby and (b) have taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Third Amendment and the consummation of the transactions contemplated hereby.

      3.04 NO CONFLICT. Neither the execution and delivery of this Third Amendment nor consummation of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation, certificate of formation or by-laws of the Borrower Parties, (b) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Borrower Parties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Borrower Parties are parties or to which any of their properties or assets are subject, (c) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (d) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

      3.05 BINDING EFFECT. This Third Amendment has been duly executed and delivered by the Borrower Parties and constitutes the legal, valid and binding obligation of the Borrower Parties, enforceable against the Borrower Parties in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3.06 FINANCIAL STATEMENT RESTATEMENTS. The Financial Statement Restatements will have no effect on the previously reported net income, earnings per share or cash flows of Parent and its Subsidiaries.

SECTION 4. PAYMENT OF MAKE-WHOLE AMOUNT. As a condition precedent to the Agent, the Co-Agent and the Lenders entering into this Third Amendment, on the date hereof, Borrower Parties shall have paid to the Co-Agent, for the ratable benefit of the Lenders with Revolver Commitments, a make-whole payment (the "Make-Whole Payment"), in immediately available funds, in an amount equal to $4,410,000, which represents a make-whole percentage of 4.50% multiplied by $98,000,000 (the amount by which the Revolver Commitments would be reduced if a $110,000,000 second lien facility were created in connection with the Exchange Offer contemplated by this Third Amendment (the "Exchange Offer")); provided that, if upon consummation of the Exchange Offer the amount of reductions in the Revolver Commitments is less than $98,000,000, Co-Agent and the Lenders with Revolver Commitments shall, on a ratable basis, refund to the Borrower Parties a portion of such payment equal to the lesser of (a) an amount equal to (i) 4.50% multiplied by (ii) (A) $98,000,000 minus (B) the actual amount of reductions in the Revolver Commitments as a result of the consummation of the Exchange Offer and (b) $2,400,000; provided, further, that, in the event that the Exchange Offer is not consummated on or prior to September 15, 2005, Co-Agent and the Lenders with Revolver Commitments shall, on a ratable basis, refund to the Borrower Parties the full amount of the Make-Whole Payment.

SECTION 5. AGREEMENT REGARDING SHORT-TERM OBLIGATIONS RESERVE. Notwithstanding anything in the Credit Agreement to the contrary, in the event that Parent shall have duly accepted tendered Senior Notes in accordance with the terms of the Exchange Offer and all of the conditions to effectiveness of the Third Amendment shall have been satisfied, then Parent shall be entitled to make Borrowings that would otherwise be available if not for the Short-Term Obligation Reserve resulting from the 2005 Senior Notes that remain outstanding after such Exchange Offer; provided that the funds from such Borrowings must be used solely to purchase such 2005 Senior Notes.

SECTION 6. WAIVER. Subject to the satisfaction of the terms and conditions set forth herein, the Agent, the Co-Agent and the Required Lenders hereby agree to waive the Section 5.1 Default solely with respect to the Non-GAAP Preferred Stock Classification with respect to the Applicable Financial Statements.

SECTION 7. CONDITIONS. This Third Amendment shall be effective upon the fulfillment by the Borrower Parties, in a manner satisfactory to the Co-Agent, the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 7 (such date, the "Effective Date"):

      7.01 EXECUTION OF THE THIRD AMENDMENT. Each of the parties hereto shall have executed an original counterpart of this Third Amendment and shall have delivered (including by way of telefacsimile or electronic mail) the same to the Co-Agent.

      7.02 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

      7.03 MAKE-WHOLE PAYMENT. Borrower Parties shall have made the Make-Whole Payment to the Co-Agent, for the ratable benefit of the Lenders with Revolver Commitments, required to be paid pursuant to Section 4 hereof.

      7.04 REQUISITE AMOUNT OF 2005 SENIOR NOTES TENDERED. Borrower Parties shall have delivered to the Co-Agent and the Agent an officer's certificate, certifying that at least $75,000,000 of the outstanding principal amount of the 2005 Senior Notes shall have been validly tendered and not withdrawn by the holders of the 2005 Senior Notes on or prior to the expiration time of the Exchange Offer, and the Parent shall have duly accepted such tendered 2005 Senior Notes in accordance with the terms of the Exchange Offer.

      7.05 AMENDMENT TO DECEMBER 16, 1998 INDENTURE. An amendment to the December 16, 1998 Indenture relating to the 2005 Senior Notes, in form and substance satisfactory to the Co-Agent and the Agent, shall have been duly authorized and approved by the requisite holders of the 2005 Senior Notes and shall have been duly executed by Parent and the Trustee under the December 16, 1998 Indenture, and Borrower Parties shall have delivered a certified copy of the same to the Co-Agent and the Agent.

      7.06 PROJECTIONS. Borrower Parties shall have delivered to the Co-Agent and the Agent the final updated projections (giving pro forma effect to the exchange and contemplated asset sales), in form and substance acceptable to the Co-Agent and the Agent.

      7.07 13-WEEK CASH FLOW REPORT. Borrower Parties shall have delivered to the Co-Agent and the Agent a revised 13-week cash flow report, in form and substance acceptable to the Co-Agent and the Agent.

      7.08 SECOND LIEN LOAN DOCUMENTS. Borrower Parties shall have delivered to the Co-Agent and the Agent certified copies of the Second Lien Loan Documents, which shall each be in form and substance satisfactory to the Co-Agent and the Agent and which shall each be effective in accordance with their terms.

      7.09 INTERCREDITOR AGREEMENT. The Intercreditor Agreement among the Co-Agent and the Agent, on the one hand, and the Second Lien Agent, on the other hand, shall have been executed and delivered, in form and substance satisfactory to the Co-Agent and the Agent, and shall be effective in accordance with its terms.

      7.10 OPINION OF COUNSEL. Agent shall have received an opinion of counsel for the Borrower Parties, in form and substance satisfactory to the Co-Agent and the Agent.

      7.11 DELIVERY OF OTHER DOCUMENTS. The Co-Agent shall have received all such other instruments, documents and agreements as the Co-Agent may reasonably request, in form and substance reasonably satisfactory to the Co-Agent and the Agent.

SECTION 8. MISCELLANEOUS.

      8.01 CONTINUING EFFECT. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

      8.02 NO WAIVER; RESERVATION OF RIGHTS. This Third Amendment is limited as specified and the execution, delivery and effectiveness of this Third Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement, or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Third Amendment to the contrary, the Agent, the Co-Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

8.03 REFERENCES.

            (a) From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Third Amendment and (ii) all of the terms and provisions of this Third Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.

            (b) From and after the Effective Date, (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

      8.04 GOVERNING LAW. THIS THIRD AMENDMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THE SUBJECT MATTER HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      8.05 SEVERABILITY. The provisions of this Third Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Third Amendment in any jurisdiction.

      8.06 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by facsimile, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Third Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with the Borrower Parties, the Agent, the Co-Agent and each Lender.

      8.07 HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

      8.08 BINDING EFFECT; ASSIGNMENT. This Third Amendment shall be binding upon and inure to the benefit of the Borrower Parties, the Agent, the Co-Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of the Borrower Parties under this Third Amendment shall not be assigned or delegated without the prior written consent of the Agent, the Co-Agent and the Lenders.

      8.09 EXPENSES. The Borrowers agree to pay the Agent and Co-Agent upon demand, for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent, the Co-Agent and the Lenders (who may be employees of the Agent, Co-Agent or the Lenders), incurred by the Agent, the Co-Agent and the Lenders in connection with the preparation, negotiation and execution of this Third Amendment and any document required to be furnished herewith.

      8.10 INTEGRATION. This Third Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          BORROWERS:

                                          SALTON, INC., a Delaware corporation

                                          By: ______________________________
                                          Title: ___________________________

                                          TOASTMASTER INC., a Missouri
                                          corporation

                                          By: ______________________________
                                          Title: ___________________________

                                          SALTON TOASTMASTER LOGISTICS LLC, a
                                          Delaware limited liability company

                                          By: ______________________________
                                          Title: ___________________________

                                          GUARANTORS:

                                          HOME CREATIONS DIRECT, LTD.,
                                          a Delaware corporation

                                          By: ______________________________
                                          Title: ___________________________

                                          SONEX INTERNATIONAL
                                          CORPORATION, a Delaware corporation

                                          By: ______________________________
                                          Title: ___________________________

                      [SIGNATURE PAGE OF THIRD AMENDMENT]

                                          ICEBOX, LLC, an Illinois limited
                                          liability company

                                          By: ______________________________
                                          Title: ___________________________

                                          FAMILY PRODUCTS INC., a Delaware
                                          corporation

                                          By: ______________________________
                                          Title: ___________________________

                                          SALTON HOLDINGS, INC., a Delaware
                                          corporation

                                          By: ______________________________
                                          Title: ___________________________

                                          AGENT, CO-AGENT AND LENDERS:

                                          WELLS FARGO FOOTHILL, INC.
                                          as the Administrative Agent, the
                                          Collateral Agent and as a Lender

                                          By: ______________________________
                                          Its: _____________________________

                                          SILVER POINT FINANCE, LLC, as the
                                          Co-Agent, the Documentation Agent,
                                          and the Syndication Agent

                                          By: ______________________________
                                          Its: _____________________________

                                          TRS THEBE LLC, as a Lender

                                          By: ______________________________

                       [SIGNATURE PAGE OF THIRD AMENDMENT]

                                          Its: _____________________________

                                          SEA PINES FUNDING LLC, as a Lender

                                          By: ______________________________
                                          Its: _____________________________

                                          SPIRET IV LOAN TRUST 2003-A, as a
                                          Lender

                                          By: WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as trustee

                                          By: ______________________________
                                          Its: _____________________________

                                          SPCP GROUP LLC, as a Lender

                                          By: ______________________________
                                          Its: _____________________________

                                          FIELD POINT I, LTD., as a Lender

                                          By: ______________________________
                                          Its: _____________________________

                                          FIELD POINT II, LTD.,  as a Lender

                                          By: ______________________________
                                          Its: _____________________________

                       [SIGNATURE PAGE OF THIRD AMENDMENT]

                                                                       EXHIBIT 3


                                  SALTON, INC.



         CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED STOCK SETTING
             FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
         LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

         Salton, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the "Delaware Code"), does HEREBY CERTIFY:

         That, pursuant to authority conferred by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has adopted a resolution providing for the issuance of a series of Preferred Stock consisting of 150,000 shares designated "Series C Preferred Stock", which resolution is as follows:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board") of Salton, Inc., a Delaware corporation (the "Corporation"), by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Second Restated Certificate"), the Board does hereby create, provide for and approve a series of Preferred Stock, par value $.01 per share (herein called "Preferred Stock"), of the Corporation to be designated "Series C Preferred Stock" (such series being herein called the "Series C Preferred Stock"), consisting of 150,000 shares of the presently authorized but unissued shares of Preferred Stock, and does hereby fix and herein state and express the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series C Preferred Stock as follows (all terms used herein which are defined in the Second Restated Certificate shall have the meaning provided in said Second Restated Certificate).

         Section 1. Rank.

         All shares of Series C Preferred Stock shall rank, as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (a) pari passu with all shares of Series A Voting Convertible Preferred Stock, par value $.01 per share, of the Corporation (the "Series A Preferred Stock") from time to time outstanding, (b) senior, in preference of, and prior to, all other classes and series of the Corporation's Preferred Stock, par value $.01 per share, including without limitation, the Series B Junior Participating Preferred Stock, par value $.01 per share, of the Corporation, and (c) senior, in preference of, and prior to, all of the Corporation's now or hereafter issued Common Stock or other capital stock of the Corporation. The term "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation as the same exists at the date hereof or as such stock may be constituted from time to time.

         Section 2. Voting Rights.

                  Except as otherwise required by law or Section 6 hereof, the holders of shares of Series C Preferred Stock, by virtue of their ownership thereof, shall have no voting rights.

         Section 3. Liquidation Preference.

                  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive and be paid out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount in cash equal to $100.00 per share. Such payments shall be made before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series C Preferred Stock. If, upon the occurrence of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation legally available for distribution to the holders of Series C Preferred Stock and Series A Preferred Stock shall be insufficient to make payment in full to all such holders of the preferential amount such holders are entitled to, then the entire assets and funds of the Corporation legally available for distribution to such holders shall be distributed ratably among such holders based upon the total preferential amount each holder would be entitled to receive if sufficient funds were distributed to pay the full preferential amounts. Neither a consolidation, merger or other business combination of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3 (unless in connection therewith the liquidation, dissolution or winding up of the Corporation is specifically approved).

         Section 4. Change of Control.

         (a) (i) In the event that any Change of Control (as hereinafter defined) shall occur at any time and from time to time while any shares of Series C Preferred Stock are outstanding, each holder of Series C Preferred Stock shall have the right to give notice that it is exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holder's shares of Series C Preferred Stock, during the period (the "Exercise Period") beginning on the 30th day and ending on the 90th day after the date of such Change of Control. Upon any such election, the Corporation shall redeem each such holder's shares for which such an election is made, to the extent the Corporation shall have capital and surplus lawfully available therefor, at a redemption price per share payable on the Change of Control Payment Date (as hereinafter defined) equal to the liquidation preference per share plus an amount equivalent to interest accrued thereon at a rate of 5% per annum compounded annually on each anniversary date of the original issuance of the Series C Preferred Stock for the period from the date of such original issuance through the date of the Change of Control Payment Date.

         (b) As used herein, "Change of Control" shall mean:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (the "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such action by (x) the Corporation or any of its subsidiaries, (y) any Acquiring Person that includes any of the Centre Partners Entities (as defined below), including, without limitation, the receipt by such an Acquiring Person of shares of Common Stock of the Company upon conversion or redemption by the Company of the Series A Preferred Stock, or (z) any corporation or other entity with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (or if another entity, more than 50% of the equivalent controlling interests) is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (For purposes of this Section 4(b)(i), the "Centre Partners Entities" shall mean Centre Partners Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., the State Board of Administration of Florida,

         Centre Partners Management Partners, L.P., Centre Partners Coinvestment L.P. or any Affiliate (as defined in the Securities Exchange Act of 1934, as amended); or

                  (ii) consummation of a reorganization, merger or consolidation involving the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of at least 80% of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not or will not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

                  (iii) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions; or

                  (iv) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

         (c) As used herein, "Change of Control Payment Date" shall mean the date after a Change Control that is 91 days after the earlier of (i) the date on which all of the Specified

Debt matures and (ii) the date on which all of the Specified Debt is repaid in full by the Company.

         (d) As used herein, "Specified Debt" shall mean collectively:

                  (i) the Amended and Restated Credit Agreement dated as of May 9, 2003 and Amended and Restated as of June 15, 2004 among the financial institutions named therein as the Lenders and Wachovia Bank, National Association as the Agent and Silver Point Finance, LLC as the Co-Agent, Syndication Agent, Documentation Agent, Arranger and Book Runner, and Salton, Inc. as the Parent and each of its Subsidiaries that are signatories thereto as the Borrowers and each of its other Subsidiaries that are signatories thereto as Guarantors;

                  (ii) the Credit Agreement dated as of August ___, 2005 among the financial institutions named therein as the Lenders and The Bank of New York as the Agent, and Salton, Inc. as the Parent and each of its Subsidiaries that are signatories thereto as the Borrowers and each of its other Subsidiaries that are signatories thereto as Guarantors;

                  (iii) the Indenture dated as of December 16, 1998 by and among Salton, Inc., as issuer, Home Creations Direct, Ltd. and each newly acquired or created domestic restricted subsidiary of the issuer, as guarantors, and Wells Fargo Bank Minnesota, N.A. (as successor to Norwest Bank Minnesota National Association), as the trustee; and

                  (iv) the Indenture dated as of April 23, 2001 by and among Salton, Inc., as issuer, Home Creations Direct Ltd., Toastmaster, Inc., Sonex International Corporation, Sasaki Products Company and each newly acquired or created domestic restricted subsidiary of the issuer, as guarantors, and Wells Fargo Bank Minnesota, N.A., as trustee;

                  (v) in the case of each of the foregoing clauses (i) through
         (iv), as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time (whether with the original agents and lenders or other agents and lenders).

         (e) On or before the fourteenth (14th) day after a Change of Control, the Corporation shall mail to all holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation as of such date, a notice disclosing (i) the Change of Control, (ii) the redemption price per share of the Series C Preferred Stock applicable hereunder and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise such redemption right, if applicable, a holder of the Series C Preferred Stock must deliver during the Exercise Period written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder's exercise of such redemption right, and, to be valid, any such notice of exercise must be accompanied by each certificate evidencing shares of the Series C Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) business day after receipt of such written notice, the Corporation shall accept for payment all shares of Series C Preferred Stock properly surrendered to the Corporation (or an agent designated by the Corporation for such purpose) during the Exercise Period for redemption in connection with the valid exercise of such redemption right and shall cause payment to be made in cash for such shares of Series C Preferred Stock on the Change of Control Payment Date. If at the time of any Change of Control, the Corporation does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Series C Preferred Stock and Series A Preferred Stock, the Corporation shall take all measures permitted under the Delaware Code to increase the amount of its capital and surplus legally available, and the Corporation shall purchase as many shares of Series C Preferred Stock and Series A Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total amount which holders are entitled to in connection with the Change of Control, and shall thereafter, whenever it shall have capital and surplus legally available therefor, offer to purchase ratably as many shares of Series C Preferred Stock and Series A Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Series C Preferred Stock and Series A Preferred Stock.

         (f) In the event of any Change of Control, proper provision shall be made to ensure that the holders of shares of Series C Preferred Stock will be entitled to receive the benefits afforded by this Section 4; provided, however, that in the event of any Change of Control effected with the Corporation's consent, such provision to ensure the benefits of this Section 4 shall be made prior to such Change of Control.

         Section 5. Optional and Mandatory Redemption.

         (a) The Corporation, at its option, may at any time redeem the Series C Preferred Stock in whole or in part, at a cash redemption price per share equal to 100% of the liquidation preference.

         (b) On August ___, 2010, the Corporation shall redeem all outstanding shares of Series C Preferred Stock at a redemption price equal to the liquidation preference per share. The redemption price shall be paid in cash.

         (c) Not more than sixty (60) nor less than thirty (30) days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series C Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall be irrevocable and shall specify the date fixed for redemption, the redemption price, the identification of the shares to be redeemed (if fewer than all the outstanding shares are to be redeemed), the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series C Preferred Stock to be redeemed.

         (d) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series C Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price in the manner set forth in the notice. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor) shall terminate.

         (e) If fewer than all the shares outstanding are to be redeemed, the Corporation shall select the shares to be redeemed pro rata.

         Section 6. Protective Provisions.

         So long as any shares of the Series C Preferred Stock shall be outstanding, the Corporation shall not, without the prior approval by affirmative vote or prior written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

         (a) amend, waive or repeal any provisions of, or add any provisions to, this Certificate of Designation;

         (b) take any action that authorizes, creates or issues, or obligates the Corporation to issue, any shares of any capital stock or security or right convertible or exchangeable for shares of capital stock of the Corporation that are senior to or on parity with the Series C Preferred Stock;

         (c) declare or pay a dividend or distribution on the Common Stock;

         (d) increase the authorized number of shares of Series C Preferred
Stock;

         (e) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict with the holders of Series C Preferred Stock hereunder or the Corporation's performance of the terms of its Second Amended and Restated Articles of Incorporation; or

         (f) amend the Second Amended and Restated Articles of Incorporation or By-laws of the Corporation, if such amendment would adversely affect the rights of the holders of the Series C Preferred Stock in any material respect.

         Section 7. Dividends. The holders of shares of Series C Preferred shall not be entitled to receive dividends.

         Section 8. Notice.

         All notices hereunder shall be in writing.

         Section 9. Reacquired Shares.

         Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Series C Preferred Stock shall, upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation, undesignated as to series, and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation subject to the conditions of restrictions on issuance set forth therein.

Signed on _______________, 2005


                                    -------------------------------------------
                                    (Name, Title of authorized officer)

                                                                       EXHIBIT 4


                                CREDIT AGREEMENT

                           DATED AS OF AUGUST __, 2005

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                       AND

                              THE BANK OF NEW YORK

                                  AS THE AGENT,
                                       AND
                                  SALTON, INC.

                                  AS THE PARENT
                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                AS THE BORROWERS
                                       And

           EACH OF ITS OTHER SUBSIDIARIES THAT ARE SIGNATORIES HERETO
                                  AS GUARANTORS

                                TABLE OF CONTENTS

ARTICLE I LOANS...................................................................................     2
   1.1.     Total Facility........................................................................     2
   1.2.     Stated Maturity Date..................................................................     2
   1.3.     Term Loan.............................................................................     2
   1.4.     Registered Notes......................................................................     2
ARTICLE II INTEREST AND FEES......................................................................     2
   2.1.     Interest..............................................................................     2
   2.2.     Intentionally Omitted.................................................................     3
   2.3.     Maximum Interest Rate.................................................................     3
ARTICLE III PAYMENTS AND PREPAYMENTS..............................................................     4
   3.1.     Repayment of Term Loan................................................................     4
   3.2.     Termination of Facility...............................................................     5
   3.3.     Intentionally Omitted.................................................................     5
   3.4.     Payments by the Borrowers.............................................................     5
   3.5.     Intentionally Deleted.................................................................     6
   3.6.     Apportionment, Application and Reversal of Payments...................................     6
   3.7.     Indemnity for Returned Payments.......................................................     6
   3.8.     Agent's and Lenders' Books and Records; Monthly Statements............................     7
ARTICLE IV TAXES..................................................................................     7
   4.1.     Taxes.................................................................................     7
ARTICLE V BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.......................................     8
   5.1.     Books and Records.....................................................................     8
   5.2.     Financial Information.................................................................     9
   5.3.     Additional Financial Information......................................................    12
   5.4.     Notices to the Lenders................................................................    13
   5.5.     Collateral Reporting..................................................................    15
ARTICLE VI GENERAL WARRANTIES AND REPRESENTATIONS.................................................    16
   6.1.     Authorization, Validity, and Enforceability of this Agreement and the Loan Documents..    16
   6.2.     Validity and Priority of Security Interest............................................    16
   6.3.     Organization and Qualification........................................................    17
   6.4.     Corporate Name; Prior Transactions....................................................    17
   6.5.     Subsidiaries and Affiliates...........................................................    17
   6.6.     Financial Statements and Projections..................................................    17
   6.7.     Capitalization........................................................................    18
   6.8.     Solvency..............................................................................    18
   6.9.     Debt..................................................................................    18
   6.10.       Distributions......................................................................    18
   6.11.       Real Estate; Leases................................................................    18
   6.12.       Proprietary Rights.................................................................    18
   6.13.       Trade Names........................................................................    19
   6.14.       Litigation.........................................................................    19
   6.15.       Labor Disputes.....................................................................    19

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     PAGE
   6.16.       Environmental Laws.................................................................    19
   6.17.       No Violation of Law................................................................    21
   6.18.       No Default.........................................................................    21
   6.19.       ERISA Compliance...................................................................    21
   6.20.       Taxes..............................................................................    22
   6.21.       Regulated Entities.................................................................    22
   6.22.       Use of Proceeds; Margin Regulations................................................    22
   6.23.       Copyrights, Patents, Trademarks and Licenses, etc..................................    22
   6.24.       No Material Adverse Change.........................................................    22
   6.25.       Full Disclosure....................................................................    22
   6.26.       Material Agreements................................................................    23
   6.27.       Intentionally Omitted..............................................................    23
   6.28.       Governmental Authorization.........................................................    23
   6.29.       Tax Shelter Regulations............................................................    23
ARTICLE VII AFFIRMATIVE AND NEGATIVE COVENANTS....................................................    23
   7.1.     Taxes and Other Obligations...........................................................    23
   7.2.     Legal Existence and Good Standing; Name Changes.......................................    24
   7.3.     Compliance with Law and Agreements; Maintenance of Licenses...........................    24
   7.4.     Maintenance of Property; Inspection of Property.......................................    24
   7.5.     Insurance.............................................................................    24
   7.6.     Insurance and Condemnation Proceeds...................................................    25
   7.7.     Environmental Laws....................................................................    26
   7.8.     Compliance with ERISA.................................................................    26
   7.9.     Mergers, Consolidations or Sales......................................................    26
   7.10.       Distributions; Capital Change; Restricted Investments..............................    28
   7.11.       Intentionally Omitted..............................................................    28
   7.12.       Guaranties.........................................................................    28
   7.13.       Debt...............................................................................    28
   7.14.       Prepayment.........................................................................    29
   7.15.       Transactions with Affiliates.......................................................    29
   7.16.       Investment Banking and Finder's Fees...............................................    30
   7.17.       Business Conducted.................................................................    30
   7.18.       Liens..............................................................................    30
   7.19.       Sale and Leaseback Transactions....................................................    30
   7.20.       No New Subsidiaries................................................................    30
   7.21.       Fiscal Year........................................................................    30
   7.22.       Use of Proceeds....................................................................    30
   7.23.       Financial Covenants................................................................    30
   7.24.       Intentionally Omitted..............................................................    31
   7.25.       Further Assurances.................................................................    31
   7.26.       Intentionally Omitted..............................................................    31
   7.27.       Subsidiary Distributions...........................................................    31
   7.28.       Modification of Covenants..........................................................    31
ARTICLE VIII CONDITIONS OF CLOSING................................................................    32
   8.1.     Required Deliveries on or before the Closing Date.....................................    32

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                      PAGE
ARTICLE IX DEFAULT; REMEDIES......................................................................    33
   9.1.     Events of Default.....................................................................    33
   9.2.     Remedies..............................................................................    36
   9.3.     Waiver of Default or Event of Default under First Lien Credit Agreement...............    37
ARTICLE X BINDING OBLIGATIONS.....................................................................    38
ARTICLE XI AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS...........................    38
   11.1.       Amendments and Waivers.............................................................    38
   11.2.       Assignments; Participations........................................................    39
ARTICLE XII THE AGENT.............................................................................    43
   12.1.       Appointment and Authorization......................................................    43
   12.2.       Delegation of Duties...............................................................    43
   12.3.       Liability of Agent.................................................................    43
   12.4.       Reliance by Agent..................................................................    44
   12.5.       Notice of Default..................................................................    44
   12.6.       Credit Decision....................................................................    44
   12.7.       Indemnification....................................................................    45
   12.8.       Agent in Individual Capacity.......................................................    45
   12.9.       Successor Agent....................................................................    46
   12.10.      Withholding Tax....................................................................    46
   12.11.      Collateral Matters.................................................................    47
   12.12.      Restrictions on Actions by Lenders; Sharing of Payments............................    49
   12.13.      Agency for Perfection..............................................................    50
   12.14.      Payments by Agent to Lenders.......................................................    50
   12.15.      Intentionally Omitted..............................................................    50
   12.16.      Intentionally Omitted..............................................................    50
   12.17.      Concerning the Collateral and the Related Loan Documents...........................    50
   12.18.      Intentionally Omitted..............................................................    51
   12.19.      Relation Among Lenders.............................................................    51
   12.20.      Additional Agents..................................................................    51
ARTICLE XIII MISCELLANEOUS........................................................................    51
   13.1.       No Waivers; Cumulative Remedies....................................................    51
   13.2.       Severability.......................................................................    51
   13.3.       Governing Law; Choice of Forum; Service of Process.................................    51
   13.4.       Waiver of Jury Trial...............................................................    53
   13.5.       Survival of Representations and Warranties.........................................    53
   13.6.       Other Security and Guaranties......................................................    53
   13.7.       Fees and Expenses..................................................................    53
   13.8.       Notices............................................................................    54
   13.9.       Waiver of Notices..................................................................    55
   13.10.      Binding Effect.....................................................................    55
   13.11.      Indemnity of the Agent and the Lenders by the Borrowers............................    55
   13.12.      Limitation of Liability............................................................    56
   13.13.      Final Agreement....................................................................    57
   13.14.      Counterparts.......................................................................    57

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                      PAGE
   13.15.      Captions...........................................................................    57
   13.16.      Right of Setoff....................................................................    57
   13.17.      Confidentiality....................................................................    58
   13.18.      Conflicts with Other Loan Documents................................................    59
   13.19.      The Administrative Borrower........................................................    59
ARTICLE XIV JOINT AND SEVERAL OBLIGATIONS.........................................................    59
   14.1.       All Obligations to Constitute Joint and Several Obligations........................    59

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A             DEFINED TERMS

EXHIBIT A           FORM OF GUARANTOR JOINDER AGREEMENT
EXHIBIT B           FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT C           FORM OF NOTE

SCHEDULE 1.1       -   LENDERS' COMMITMENTS
SCHEDULE 6.3       -   ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4       -   CORPORATE NAME; PRIOR TRANSACTIONS
SCHEDULE 6.5       -   SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7       -   CAPITALIZATION
SCHEDULE 6.9       -   DEBT
SCHEDULE 6.11      -   REAL ESTATE; LEASES
SCHEDULE 6.12      -   PROPRIETARY RIGHTS
SCHEDULE 6.13      -   TRADE NAMES
SCHEDULE 6.14      -   LITIGATION
SCHEDULE 6.15      -   LABOR DISPUTES
SCHEDULE 6.16(a)   -   ENVIRONMENTAL LAWS AND COMPLIANCE
SCHEDULE 6.16(f)   -   ENVIRONMENTAL DISCLOSURE
SCHEDULE 6.26      -   MATERIAL AGREEMENTS
SCHEDULE 6.28      -   AUTHORIZATIONS
SCHEDULE 7.9       -   DISPOSITION OF TOASTMASTER FACILITIES
SCHEDULE 7.16      -   FEES/COMMISSIONS
SCHEDULE 9.1(k)    -   JUDGMENTS
SCHEDULE E-1       -   LOCATIONS OF ELIGIBLE LANDED INVENTORY
SCHEDULE E-2       -   PERMITTED LIENS
SCHEDULE E-3       -   RESTRUCTURING CHARGES
SCHEDULE E-4       -   IMPAIRMENT LOSSES

                                CREDIT AGREEMENT

      This Credit Agreement, dated as of August __, 2005 (this "Agreement"), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), THE BANK OF NEW YORK, a national banking association, with offices at [ ], as administrative agent and collateral agent for the Lenders (the "Agent"), SALTON, INC., a Delaware corporation, with offices at 1955 Field Court, Lake Forest, Illinois 60045 (the "Parent"), each of the Parent's Subsidiaries identified on the signature pages hereof as Borrowers and each of the Parent's other Subsidiaries identified on the signature pages hereof as Guarantors.

                              W I T N E S S E T H:

      WHEREAS, Parent issued those 10 3/4% Senior Subordinated Notes Due 2005 (the "2005 Senior Notes"), pursuant to that certain Indenture dated as of December 16, 1998 in favor of Sun Trust Bank (as successor to Wells Fargo Bank Minnesota, N.A.), as Trustee, as amended, restated, supplemented or otherwise modified from time to time;

      WHEREAS, Parent issued those 12 1/4% Senior Subordinated Notes Due 2008 (the "2008 Senior Notes") pursuant to that certain Indenture, dated as of April 23, 2001 in favor of Sun Trust Bank (as successor to Wells Fargo Bank Minnesota, N.A.), as Trustee, as amended, restated, supplemented or otherwise modified from time to time;

      WHEREAS, Parent has offered (the "Exchange Offer") holders of the 2005 Senior Notes and of the 2008 Senior Notes to exchange such Senior Notes for a portion of the Term Loans issued or to be issued pursuant to this Agreement, shares of Common Stock of the Parent and shares of Series C Preferred Stock of the Parent;

      WHEREAS, simultaneous with the execution of this Agreement, the Parent has closed the Exchange Offer (the "Exchange Offer Closing") and accepted the 2005 Senior Notes and the 2008 Senior Notes tendered by each of the Lenders as set forth beside each Lenders name under the applicable heading on Schedule 1.1 in exchange for a ratable portion of the Term Loan issued pursuant to this Agreement; and

      WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Borrowers, and the Guarantors hereby agree as follows.

                                   ARTICLE I
                                      LOANS

      1.1. Total Facility. In connection with the Exchange Offer Closing, each Lender in exchange for their 2005 Senior Notes and 2008 Senior Notes agree to accept the Term Loans in the amount as set forth on Schedule 1.1 opposite such Lender's name, constituting a total credit facility of up to $110 million (the "Total Facility"). The Total Facility shall be composed of the Term Loans to the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the aggregate principal amount of Term Loans under this Agreement shall not exceed $110 million.

      1.2. Stated Maturity Date. Each of the Term Loans will mature on the Stated Maturity Date.

      1.3. Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, at the Closing Date, each Lender agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loans") to Borrowers in an amount as set forth on Schedule 1.1 opposite such Lender's name, which Term Loan shall be funded pursuant to the tender and exchange of the Senior Notes. In the event that the aggregate principal amount of the Term Loans hereunder upon the Exchange Offer Closing is less than $110 million, then the Borrowers may add additional Lender parties hereto through the issuance of additional Term Loans so long as the aggregate principal amount of Term Loans under this Agreement does not exceed $110 million.

      1.4. Registered Notes. Administrative Borrower agrees to record each Term Loan on the Register referred to in Section 11.2(g). Each Term Loan recorded on the Register may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of each Term Loan, Administrative Borrower agrees to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, substantially in the form attached hereto as Exhibit C, and registered as provided in Section 11.2(g) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Term Loan may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                                   ARTICLE II
                                INTEREST AND FEES

      2.1. Interest.

            (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the LIBOR Rate plus the Applicable Margin, but not to exceed the Maximum Rate. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed (which results in more interest being paid than if computed on the basis of a three hundred and sixty-five (365) day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest semiannually on all Term Loans in arrears on each January 15 and July 15, commencing on January 15, 2006, through the Termination Date.

            (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto; provided, however, that the Obligations shall bear interest at the Default Rate applicable thereto without notice or action by the Agent or the Required Lenders upon a Default or Event of Default arising under Section 9.1(e) or Section 9.1(f).

      2.2. Intentionally Omitted.

      2.3. Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

                                  ARTICLE III
                            PAYMENTS AND PREPAYMENTS

      3.1. Repayment of Term Loan.

            (a) Intentionally Omitted.

            (b) Term Loans. The Term Loans shall be due and payable in full, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The Term Loans may not be prepaid, except to the extent set forth in clauses (c) and (d) below.

            (c) Optional Prepayments. Solely to the extent permitted by the First Lien Credit Agreement, Borrowers may prepay or optionally redeem all or any part of the Term Loans on a ratable basis at any time prior to the Stated Maturity Date at the respective redemption prices set forth below, plus accrued interest thereon to the redemption date:

                                                                                Redemption
                         Redemption Dates                                         Prices
                         ----------------                                         ------
On or after August ___, 2005 but prior to August ___, 2006                         102%
On or after August ___, 2006 but prior to August ___, 2007                         101%
On or after August ___, 2007                                                       100%

            (d) Purchase of 2008 Senior Notes. Solely to the extent permitted by the First Lien Credit Agreement, after the Exchange Offer Closing, Parent may purchase 2008 Senior Notes not exchanged in the Exchange Offer through open market purchases or otherwise, provided that (i) Borrowers have a minimum level of Availability as defined and set forth under the First Lien Credit Agreement of not less than $4,000,000 after giving effect to any such purchases and (ii) the amount spent by the Borrowers to purchase the 2008 Senior Notes does not exceed $11,000,000. Notwithstanding the foregoing, the Borrowers may spend more than $11,000,000 in the aggregate in accordance with the following schedule to purchase 2008 Senior Notes if the condition in Section 3.1(d)(i) above is met and provided that concurrently or prior to such purchases, and solely to the extent permitted by the First Lien Credit Agreement, Borrowers shall have optionally prepaid or redeemed on a ratable basis a cumulative portion of the Term Loans as follows:

                                            Permitted Additional Amounts that
  Cumulative Percentage of                Borrowers May Spend To Purchase 2008
Initial Term Loans Redeemed                           Senior Notes
---------------------------                           ------------
             9%                                        $ 2 million
            18%                                        $ 5 million
            27%                                        $ 9 million
            36%                                        $14 million
            45%                                        $20 million
            54%                                        $27 million
            63%                                        $35 million
            72%                                        $44 million
            81%                                        $54 million
            90%                                        $66 million
           100%                                        $78 million

      In the event that as of the Closing Date the principal amount of the Term Loans is less than $110 million, then the Cumulative Percentages and permitted paydowns set forth above shall each be proportionately reduced to the percentage or paydown amount determined by multiplying such percentages and paydowns by a fraction (expressed as a percentage) the numerator of which is the principal amount of the Term Loans as of the Closing Date and the denominator of which is $110 million.

            (e) Mandatory Prepayment. Upon a Change of Control, the Borrowers shall be required to prepay the Term Loans in full. The principal amount to be paid on such required prepayment shall be based on the Redemption Price schedule set forth in Section 3.1(c) applicable to Optional Prepayments.

      3.2. Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon
(a) the payment in full of the outstanding Term Loans, together with accrued interest thereon, and (b) the payment in full in cash of all reimbursable expenses and other Obligations.

      3.3. Intentionally Omitted.

      3.4. Payments by the Borrowers.

            (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York, New York time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      3.5. Intentionally Deleted.

      3.6. Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans held by each Lender and to which such payments relate) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement and the Intercreditor Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest then due on the Term Loans; fourth, to pay or prepay principal of the Term Loans; fifth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers; and sixth, subject to the Intercreditor Agreement, upon request by the Borrowers, to the Borrowers. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in accordance with this Agreement.

      3.7. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and each Borrower hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

      3.8. Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Administrative Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.6 and corrections of errors discovered by or acknowledged and agreed to by the Agent), unless the Administrative Borrower, on behalf of the Borrowers, notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered in accordance with Section 13.8. In the event a timely written notice of objections is given by the Administrative Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE IV
                                      TAXES

      4.1. Taxes.

            (a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) ("Excluded Taxes"). In addition, the Borrowers shall pay all Other Taxes.

            (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Agent makes written demand therefor.

            (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the Borrowers shall make such deductions and withholdings;

               (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law or, if being contested in good faith, set up reserves determined by the Agent in its commercially reasonable discretion to be adequate for such Taxes or Other Taxes; and

               (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

            (d) At the Agent's request, within thirty (30) days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                                   ARTICLE V
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

      5.1. Books and Records. The Borrower Parties shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions and such books, records and accounts on a consolidated basis shall be prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Parent on a consolidated basis shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower Party shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts;
(b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

      5.2. Financial Information. The Borrower Parties shall promptly furnish to each Lender the financial information set forth below. Such documents and financial information may be delivered by electronic posting on a digital workspace provided by IntraLinks, Inc. or another digital workspace provider reasonably acceptable to the Agent and to which the Lenders have access; provided, however, if the Borrower Parties determine such digital posting is or has become impractical, then the Borrower Parties may deliver such information via any means described in Section 13.8, including via electronic mail at the e-mail address set forth therein. The Agent shall have no duty to maintain copies of any such documents or notices. The Administrative Borrower will furnish to each Lender, in such detail as the Agent shall reasonably request, the following:

            (a) Annual Financial Statements. As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets as of the date thereof and for the Fiscal Year then ended, and consolidated audited statements of earnings, cash flows and stockholders' equity for the Parent for such Fiscal Year, including a footnote containing supplemental consolidating financial information for (a) the Borrower Parties on a consolidated basis and (b) for the Subsidiaries of Parent other than domestic Subsidiaries (collectively, the "Foreign Subsidiaries") on a consolidated basis. Such supplemental consolidating financial information will include balance sheets, statements of earnings and statements of cash flows.

            (b) General. The audited statements set forth above in Section 5.2(a) shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified with respect to going concerns by independent certified public accountants selected by the audit committee of the board of directors of the Parent and reasonably satisfactory to the Agent. The Borrower Parties hereby authorize the Agent (as directed by the Lenders) to communicate directly with their certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower Parties and to discuss directly with the Agent the finances and affairs of the Borrower Parties; provided, that together with each of the audited Financial Statements delivered pursuant to Section 5.2(a), the Administrative Borrower shall furnish a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to the financial covenants set forth in Section 7.23 hereof, except for those Defaults or Event of Defaults, if any, described in reasonable detail in such certificate.

            (c) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the close of first, second and third Fiscal Quarters of each Fiscal Year, consolidated unaudited balance sheets as of the date thereof, and consolidated unaudited statements of earnings, cash flows and stockholders' equity for the Parent for such Fiscal Quarter, including a footnote containing supplemental consolidating financial information for (a) the Borrower Parties on a consolidated basis and (b) for Foreign Subsidiaries on a consolidated basis. Such supplemental consolidating financial information will include balance sheets, statements of earnings and statements of cash flows. The consolidated unaudited statements referred to in the first sentence of this
Section 5.2(c), shall fully present in all material respects the consolidated financial position and consolidated results of operations of the Parent as at the date thereof and for the Fiscal Quarter then ended, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (except as disclosed therein). The Parent shall certify by a certificate signed by its senior financial officer thereof that all such consolidated unaudited statements referred to in the first sentence of this Section 5.2(c) have been prepared in accordance with GAAP and present fairly in all material respects the Parent's consolidated financial position as at the dates thereof and its consolidated results of operations for the periods then ended, subject to recurring year-end adjustments and required quarterly footnotes.

            (d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2, a certificate of the senior financial officer of the Parent setting forth in reasonable detail the calculations required to establish that the Borrower Parties were in compliance with the covenants set forth in
Section 7.23 during the period covered in such Financial Statements and as at the end thereof. Within forty-five (45) days after the end of each Fiscal Quarter (after making all quarter end adjustments), a certificate of the senior financial officer of the Parent setting forth in reasonable detail (i) the amount of all Capital Expenditures incurred by the Borrower Parties for the Fiscal Year to date and (ii) the calculations required to establish that the Borrower Parties were in compliance with the covenants set forth in Section 7.23 during the period covered in such Financial Statements and as at the end thereof. Within forty-five (45) days after the end of each Fiscal Quarter, a certificate of the chief financial officer of the Parent stating that, except as explained in reasonable detail in such certificate, to the knowledge of such senior financial officer, (A) all of the representations and warranties of the Borrower Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date,
(B) the Borrower Parties are, at the date of such certificate, in compliance with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, and (D) the Management's Discussion and Analysis contained in the Form 10-Q for such Fiscal Quarter filed with the SEC complies in all material respects with the requirements of the SEC for that disclosure and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in any material respect. If such certificate discloses that a representation or warranty is not correct or complete in all material respects, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower Parties have taken or propose to take with respect thereto.

            (e) Promptly, and in any event within five (5) Business Days after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Borrower Party.

            (f) Promptly, and in any event within five (5) Business Days after the filing thereof, copies of all periodic reports, if any, or other documents filed by the Parent or any of its Subsidiaries with the SEC under the Exchange Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent and filings with the SEC by any shareholder of the Parent pursuant to Section 13(d) or 16(a) of the Exchange Act) or any such Subsidiary or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933, as in effect from time to time, or to or from the trustee under any indenture under which the same is issued.

            (g) As soon as available, but in any event not later than fifteen
(15) days after any Borrower Party's receipt thereof, a copy of all management reports and management letters prepared for such Borrower Party by any independent certified public accountants of the Borrower Parties; provided, that the Borrower Parties shall have no liability hereunder for any failure to deliver such management reports and management letters to the extent such failure results solely from the refusal of such accountants to authorize the Borrower Parties to comply with such obligation.

            (h) Promptly, and in any event within two (2) Business Days after filing with the SEC, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

            (i) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary (including, without limitation, a copy of each tax return filed by any Borrower Party), subject to confidentiality obligations in favor of any Borrower Party, including but not limited to any new confidentiality agreement that may be reached with respect to such information.

            (j) As soon as available, but in any event not later than forty-five
(45) days after the close of each Fiscal Quarter, a report, in form and substance satisfactory to the Agent, setting forth the reasonably estimated amount of cash in the Foreign Subsidiaries that is available to be repatriated to a Borrower Party without the incurrence of tax liability or other penalties by such Borrower Party as of the close of such Fiscal Quarter, but only to the extent not otherwise prohibited by any applicable financing arrangement.

      5.3. Additional Financial Information. In addition to the financial information provided pursuant to Section 5.2 above, the Administrative Borrower will furnish to the Agent the additional information referenced in this Section, which may be delivered in the same manner as the financial information delivered pursuant to Section 5.2, but only to the Agent and not to any of the Lenders, except as described herein. The Agent will not provide copies of the information delivered pursuant to this Section 5.3 to any Lender unless and until (a) such Lender submits a written request for such information to the Agent, and (b) such Lender executes and delivers a confidentiality agreement with the Company and the Agent, in form and substance acceptable to the Company. The additional information includes:

            (a) Consolidated Monthly Financial Statements. As soon as available, but in any event not later than thirty (30) days after the end of each month occurring during each Fiscal Year (other than the first, third, sixth, ninth and twelfth such month and as to such months, as soon as available) unaudited consolidated balance sheets of the Parent as at the end of such month, and unaudited consolidated income statements and statements of cash flows for the Parent for such month and for the period from the beginning of the Fiscal Year to the end of such month, fairly presenting in all material respects the consolidated financial position and consolidated results of operations of the Parent as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (except as disclosed therein). The Parent shall certify by a certificate signed by its senior financial officer thereof that all such statements have been prepared in accordance with GAAP and present fairly in all material respects the Parent's consolidated financial position as at the dates thereof and its consolidated results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes; and

            (b) Financial Projections. As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent as at the end of and for each fiscal month of such Fiscal Year.

      5.4. Notices to the Lenders. The Administrative Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

            (a) Immediately after becoming aware of any Default or Event of Default;

            (b) Immediately after becoming aware of the assertion by the holder of any capital stock of any Borrower Party or the holder of any Debt of the Parent or any Subsidiary in an amount outstanding in excess of $1,000,000 or with respect to any licensing agreement that a default exists with respect thereto or that the Parent or such Subsidiary is not in compliance with the terms thereof, or the commencement by such holder of any enforcement action because of such asserted default or non-compliance;

            (c) Immediately after becoming aware of any event or circumstance which would have a Material Adverse Effect;

            (d) Immediately after any settlement offer is made by the Parent or any Subsidiary in an amount that would, if consummated, result in an Event of Default hereunder;

            (e) Immediately after becoming aware of any pending action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or which involves the same matters that are the subject of class action litigation or matters related thereto;

            (f) Immediately after becoming aware of any pending strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

            (g) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

            (h) Immediately after receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent or any Subsidiary is not in compliance with any

Environmental Law or is investigating the Parent's or such Subsidiary's compliance therewith;

            (i) Immediately after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability that is not covered by insurance in excess of $1,000,000;

            (j) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property to the extent the liability with respect thereto that is not covered by insurance and is in excess of $1,000,000;

            (k) Any change in the Parent's or any Subsidiary's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, or, with respect to any Borrower Party, locations of Collateral, or form of organization, trade names under which such Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

            (l) Within ten (10) Business Days after any Borrower Party or any ERISA Affiliate knows, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

            (m) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower Party or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either a Borrower Party or any ERISA Affiliate;

            (n) Within three (3) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

            (o) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower Party's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

            (p) Within three (3) Business Days after any Borrower Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

            (q) Within forty-five (45) days of the end of each Fiscal Quarter, updated or supplemented as of the last day of such Fiscal Quarter, Schedule 6.7,
Schedule 6.9, Schedule 6.11, Schedule 6.12, Schedule 6.13, Schedule 6.14,
Schedule 6.15, Schedule 6.16(a), Schedule 6.16(f), or Schedule 6.26, or any of the foregoing in each case as may be required to render correct the representations and warranties contained in the applicable sections to which such schedules relate as of the last day of such Fiscal Quarter without giving effect to any references therein to the "Closing Date" in each case, appropriately marked to show the changes made therein; provided that no such supplement to any such Schedule or representation shall be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by the Required Lenders in writing.

            (r) Promptly after any Borrower Party has notified the Agent of any intention by such Borrower Party to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

      Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, any Subsidiary or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

      5.5. Collateral Reporting. The Parent shall provide the Agent with the following documents at the following times in form satisfactory to the Agent:
(i) upon reasonable request, a statement of the balance of each intercompany account (including the Intercompany Account); (ii) such other reports as to the Collateral of each Borrower Party as the Agent shall reasonably request from time to time; and (iii) with the delivery of each of the foregoing, upon the request of the Agent, a certificate of the Parent executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower Parties' records or reports of the Collateral are prepared by an accounting service or other agent, each Borrower Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

                                   ARTICLE VI
                     GENERAL WARRANTIES AND REPRESENTATIONS

      In order to induce the Agent and the Lenders to enter into this Agreement, each Borrower Party makes the following representations and warranties to the Agent and the Lenders which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and such representations and warranties shall survive the execution and delivery of this
Agreement:

      6.1. Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and to grant to the Agent Liens upon and security interests in the Collateral with respect to which it has rights, title or ownership and each Borrower has the authority to incur the Obligations. Each Borrower Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower Party, and constitute the legal, valid and binding obligations of such Borrower Party, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Each Borrower Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien (other than the Liens created by this Agreement and the other Loan Documents) upon the property of the Parent or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which the Parent or such Subsidiary is a party or which is binding upon it,
(b) any Requirement of Law applicable to the Parent or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company operating agreement or limited partnership agreement of such Borrower Party.

      6.2. Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d),

(e), (f), (h), (i) and (j) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrower Parties and all third parties.

      6.3. Organization and Qualification. Each Borrower Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except where the failure to so qualify would have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

      6.4. Corporate Name; Prior Transactions. Except as set forth on Schedule 6.4, to the Parent's Knowledge, none of the Borrower Parties has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

      6.5. Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction, in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property. The aggregate value of the assets or net worth of Toastmaster V.I., Inc., a Virgin Islands corporation, does not exceed $10,000.00.

      6.6. Financial Statements and Projections.

            (a) The Administrative Borrower has delivered to the Agent and the Lenders the audited consolidated balance sheet and related consolidated statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its Subsidiaries as of July 3, 2004, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, Deloitte & Touche. The Administrative Borrower has also delivered to the Agent and the Lenders the unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flows for the Parent and its Subsidiaries as of April 2, 2005. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

            (b) The Latest Projections when submitted to the Agent as required herein represent the Borrower Parties' good faith estimate of the future consolidated financial performance of the Parent and its Subsidiaries, as applicable, for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower Parties believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Agent.

            (c) The Fiscal Year of the Parent ends each year on the Saturday closest to June 30.

      6.7. Capitalization. Schedule 6.7 sets forth, as of the Closing Date, a complete and accurate description of the authorized capital stock of each Borrower Party and each of its directly-owned Subsidiaries, by class, and a description of the number of shares of each class that are issued and outstanding and the par value thereof. All such shares of capital stock are validly issued, fully-paid and non-assessable.

      6.8. Solvency. The Parent and the Subsidiaries are Solvent on a consolidated basis prior to and after giving effect to the Borrowings to be made on the Closing Date.

      6.9. Debt. After giving effect to the making of the Term Loan to be made on the Closing Date, the Borrower Parties have no Debt, except (a) Debt permitted under Section 7.13, and (b) Debt as of the Closing Date described on
Schedule 6.9.

      6.10. Distributions. Except as permitted by Section 7.10, since June 28, 2003, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any Subsidiary.

      6.11. Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any Borrower Party, all leases and subleases of real property held by any Borrower Party as lessee or sublessee, including all locations where any Borrower Party conduct any manufacturing operations or distribution business, and all leases and subleases of real property held by any of any Borrower Party as lessor, or sublessor in excess of $200,000. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, no default by any of any Borrower Party under any such lease or sublease exists and, to the Parent's Knowledge, no default by any other party under any such lease or sublease exists. Each Borrower Party has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrower Party, or valid leasehold interests in all Real Estate designated therein as "leased" by any of any Borrower Party and each Borrower Party has good, indefeasible, and merchantable title to all of its other property reflected on the Financial Statements delivered to the Agent and the Lenders referenced in Section 6.6 above, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

      6.12. Proprietary Rights. Schedule 6.12 sets forth a correct and complete list as of the Closing Date of all of any Borrower Party's Proprietary Rights; provided that with respect to Proprietary Rights such Schedule sets forth a correct and complete list of all of any Borrower Party's trademarks then in use by such Borrower Party. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the Parent's Knowledge (including, at the time of any launch of any new product, after review of a patent search with respect to the Proprietary Rights related to such product or an opinion of counsel with respect thereto and determination by any Borrower Party that there is no infringement or conflict), none of the Proprietary Rights infringes on or conflicts with any other Person's property, and, to the Parent's Knowledge and except as otherwise disclosed in writing to the Agent, no other Person's property infringes on or conflicts with the Proprietary Rights, in each case, to the extent any such infringement, individually or in the aggregate, could reasonably be expected to result in any loss or damage to any Borrower Party in excess of $1,000,000. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of each of the Borrower Parties' business. No claim or litigation regarding any of the foregoing is pending or, to the Parent's Knowledge, threatened, and no patent, invention, device or application for the same is pending or, to the Parent's Knowledge, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      6.13. Trade Names. All trade names or styles as of the Closing Date under which the Borrower Parties sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

      6.14. Litigation. Except as set forth on Schedule 6.14 as of the Closing Date, there is no pending, or to the Parent's Knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the Parent's Knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

      6.15. Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any of the Borrower Parties, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the Parent's Knowledge no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any of the Borrower Parties or for any similar purpose, and (d) there is no pending or (to the Parent's Knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or its Subsidiaries or their employees.

      6.16. Environmental Laws. Except as otherwise disclosed in writing to the Agent or except to the extent the failure of any of the following, individually or in the aggregate, to be correct could reasonably be expected to result in any uninsured claim, loss or damage to any Borrower Party in excess of $1,000,000:

            (a) Except as disclosed on Schedule 6.16(a), each of the Parent and each Subsidiary is and has been in compliance with, in all material respects, all

Environmental Laws and neither the Parent nor any Subsidiary, nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any Environmental Claim from any Governmental Authority or private Person respecting
(i) compliance with any Environmental Law or (ii) any potential liabilities and costs or actions arising from a Release or threatened Release of a Contaminant.

            (b) Each of the Parent and each Subsidiary has obtained all permits necessary for its current operations under Environmental Laws, and all such permits are in good standing and each of the Parent and each Subsidiary is in compliance with all material terms and conditions of such permits.

            (c) Neither the Parent nor any Subsidiary, nor, to the Parent's Knowledge (after appropriate due diligence), any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any Contaminants on any property owned by the Parent or any Subsidiary.

            (d) Neither the Parent nor any Subsidiary has received any summons, complaint, order or similar written notice or an Environmental Claim indicating that it is not currently in compliance with or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

            (e) To the Parent's Knowledge, none of the present or past operations of the Parent and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

            (f) Except as described on Schedule 6.16(f), there is not now, nor to the Parent's Knowledge has there ever been, on or in the Real Estate:

                  (1) any underground storage tanks or surface impoundments,

                  (2) any asbestos-containing material, or

                  (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

            (g) Neither the Parent nor any Subsidiary has filed, or has had the duty to file, any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

            (h) Neither the Parent nor any Subsidiary has for the past five (5) years entered into any negotiations or settlement agreements with any Person (including any prior owner of its Real Property) imposing obligations or liabilities on the Parent or any

Subsidiary with respect to any Environmental Claim in response to a Release of a Contaminant.

            (i) None of the products manufactured, distributed or sold by the Parent or any Subsidiary contain asbestos containing material.

            (j) No Environmental Lien has attached to the Real Estate.

      6.17. No Violation of Law. Neither the Parent nor any Subsidiary is in violation in any material respect of any material law, statute, regulation, ordinance, judgment, order, or decree applicable to it which could reasonably be expected to result in a Material Adverse Effect.

      6.18. No Default. Neither the Parent nor any Subsidiary is in default in any material respect with respect to any material note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or such Subsidiary is a party or by which it is bound.

      6.19. ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the Parent's Knowledge, nothing has occurred which would cause the loss of such qualification. Each of the Parent, each Subsidiary and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the Parent's Knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Parent, any Subsidiary or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of the Parent, any Subsidiary or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of

ERISA with respect to a Multi-employer Plan; and (v) none of the Parent, any Subsidiary or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      6.20. Taxes. The Parent and the Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless (i) such unpaid taxes and assessments would constitute a Permitted Lien, or (ii) such taxes are being contested in good faith and reserves adequate in the commercially reasonable determination of the Agent have been provided by such Person.

      6.21. Regulated Entities. No Borrower Party, any Person controlling a Borrower Party, or any other Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower Party or any other Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

      6.22. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital and other lawful corporate purposes. None of the Parent or any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.23. Copyrights, Patents, Trademarks and Licenses, etc. Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the Parent's Knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower Parties infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or (to the Parent's Knowledge) threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the Parent's Knowledge, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      6.24. No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders, except as otherwise disclosed in the Parent's filings with the Securities and Exchange Commission under the Exchange Act.

      6.25. Full Disclosure. None of the representations or warranties made by any Borrower Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower Party in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      6.26. Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all agreements and contracts material to the Borrower Parties which would be deemed a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933.

      6.27. Intentionally Omitted.

      6.28. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower Party of any Loan Document, except approvals, consents, exemptions, authorizations, other actions, notices or filings described in Schedule 6.28, which approvals, consents, exemptions, authorizations, other actions, notices or filings have been made or obtained and are in full force and effect.

      6.29. Tax Shelter Regulations. The Borrowers do not intend to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, each will promptly notify the Agent thereof. If the Borrowers so notify the Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                  ARTICLE VII
                       AFFIRMATIVE AND NEGATIVE COVENANTS

      Each Borrower Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

      7.1. Taxes and Other Obligations. Each Borrower Party shall cause each of its Subsidiaries to (a) file when due (after taking into account any applicable exemptions) all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Administrative Borrower has notified the Agent in writing, no Borrower Party or Subsidiary need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Borrower Party has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

      7.2. Legal Existence and Good Standing; Name Changes.

            (a) Each of the Parent and each Subsidiary shall (i) maintain its legal existence, except as permitted by Section 7.9, and (ii) maintain its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

            (b) No Borrower Party shall change its name, Federal Employment Identification Number, organizational identification number, corporate structure or identity, or add any new fictitious name or reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof.

      7.3. Compliance with Law and Agreements; Maintenance of Licenses. The Parent shall and shall cause each Subsidiary to comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). The Parent shall and shall cause each of its Subsidiaries to obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Borrower Party shall modify, amend or alter (a) its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent, or (b) licensing agreements, other than in a manner which does not adversely affect the rights of the Lenders or the Agent with respect to the Inventory or (c) the Kmart Receivable Purchasing Agreement.

      7.4. Maintenance of Property; Inspection of Property. Each Borrower Party shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

      7.5. Insurance.

            (a) Each Borrower Party shall maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; products liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its reasonable discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies reasonably acceptable to the Agent and the Required Lenders.

            (b) The Borrower Parties shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Parent or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower Parties when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower Parties fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, obtain such insurance and Borrower shall promptly reimburse the Agent for any charges incurred in connection therewith.

      7.6. Insurance and Condemnation Proceeds. The Borrower Parties shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                  (i) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.6.

                  (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the Borrowers to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $1,000,000 and (3) the Borrower first (i) provides the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.6.

      7.7. Environmental Laws.

            (a) The Parent shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all material Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Parent shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

            (b) Without limiting the generality of the foregoing, the Borrower Parties shall submit to the Agent and the Lenders annually, commencing on the first anniversary Date and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may obtain copies of technical reports prepared by the Parent and its Subsidiaries and their communications with any Governmental Authority to determine whether the appropriate Borrower Parties are proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability.

      7.8. Compliance with ERISA. Each Borrower Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      7.9. Mergers, Consolidations or Sales. No Loan Party shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

            (a) (i) sales of Inventory in the ordinary course of its business, and (ii) sales of excess Inventory not in the ordinary course of its business as permitted by the First Lien Credit Agreement;

            (b) (i) sales or other dispositions of Equipment of the Parent or the Subsidiaries in the ordinary course of business that are obsolete or no longer useable on a commercially reasonable basis by any such Person in its business, and (ii) so long as no Default or Event of Default has occurred and is continuing, the sale of Equipment by a Borrower to another Borrower and the sale of Equipment by a Guarantor to another Borrower Party. All proceeds of a sale or disposition under clause (i) or (ii) above, after payment of reasonable selling costs, shall be deposited in a Payment Account. All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Agent's Liens;

            (c) the merger of a Borrower into another Borrower so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) the Borrower Parties provide the Agent with ten (10) days prior written notice of such merger, (iii) in the event of a merger involving the Parent, the Parent shall be the surviving Person, and (iv) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent;

            (d) the merger of a Guarantor into another Guarantor so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) the Borrower Parties provide the Agent with ten (10) days prior written notice of such merger, and (iii) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent; and

            (e) the merger of a Guarantor into a Borrower so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) the applicable Borrower shall be the surviving Person, (iii) the Borrower Parties provide the Agent with ten (10) days prior written notice of such merger, and (iv) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent;

            (f) Permitted Acquisitions;

            (g) disposition of other assets having a fair market value not to exceed $2,000,000 during any Fiscal Year or $7,000,000 in the aggregate during the term of this Agreement;

            (h) disposition of Real Estate acquired in connection with the acquisition of Toastmaster Inc. set forth on Schedule 7.9 and any of the personal property (except Inventory) located thereon; and

            (i) disposition of Proprietary Rights to a Subsidiary of any Borrower Party; provided, that prior to the consummation of any such disposition, the Agent shall be satisfied in its sole discretion of the continued second lien priority and validity of the Agent's Lien in all such Proprietary Rights.

      7.10. Distributions; Capital Change; Restricted Investments. Except for
(1) Permitted Transactions, (2) Permitted Acquisitions and (3) so long as the holders of any such preferred Stock do not have any redemption rights on or prior to the date ninety one (91) days following the Termination Date, the issuance of preferred Stock, no Borrower Party shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Borrower by its Subsidiaries, (b) make any change in its capital structure which could have a Material Adverse Effect or (c) make any Restricted Investment.

      7.11. Intentionally Omitted.

      7.12. Guaranties. No Loan Party shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent or the First Lien Agent, (b) Guaranties by the Parent of Debt permitted by Section 7.13, trade payables and real estate operating leases and (c) Guaranties of Debt by Guarantors permitted by Section 7.13(e) or Section 7.13(k).

      7.13. Debt. No Loan Party shall incur or maintain any Debt, other than:
(a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment (or any renewals or refinancing of such Debt on terms not materially less favorable to the Loan Parties) provided that (i) Liens securing the same attach only to the applicable Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $3,000,000 at any time; (d) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9 (other than the First Lien Obligations); provided that (i) the principal amount thereof is not increased,
(ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are not materially less favorable to the Loan Parties, the Agent or the Lenders than the original Debt; (e) the Senior Notes and any refinancings, refundings, renewals or extensions thereof; provided that any such refinancing, refundings, renewals or extensions do not increase the aggregate principal amount outstanding thereunder by more than $25,000,000 and do not shorten the maturity of any principal amount thereof, (f) the Intercompany Account so long as such Debt is subject to the Subordination Agreement and provided that (i) no Borrower Party shall make any Investment in a Foreign Subsidiary and (ii) no Foreign Subsidiary shall make any Investment in another Foreign Subsidiary, (g) Debt in respect of swap agreements entered into for non-speculative purposes related to hedging interest rates, currency values and commodities; (h) Debt arising by reason of Guaranties by the Loan Parties permitted by Section 7.12(b); (i) Debt assumed or acquired in connection with any Permitted Acquisition which Debt is outstanding on the date of such Permitted Acquisition and does not, individually or in the aggregate with respect to one or more Permitted Acquisitions, exceed $1,000,000; (j) Seller Subordinated Debt; and (k) the First Lien Obligations. Notwithstanding anything to the contrary contained herein, the Parent shall not, directly or indirectly, enter into any amendment or modification of the documents evidencing the Debt permitted under clauses (f), (g) or (h) above that is in any manner adverse to the Parent, any Subsidiary, the Agent or any Lender.

      7.14. Prepayment. Notwithstanding anything to the contrary contained herein, no Borrower Party shall prepay any Debt, except (a) the First Lien Obligations in accordance with the First Lien Loan Documents, (b) in connection with a refinancing permitted under Section 7.13(e) above including the application of any proceeds received as a result of an equity infusion to prepay the Debt described in Section 7.13(e), (c) the principal amount of the 2005 Senior Notes, or (d) the 2008 Senior Notes solely to the extent permitted pursuant to Section 3.1(d); provided however, the prepayments permitted under subsections (c) and (d) may be made only to the extent such prepayments would not cause a default under the First Lien Credit Agreement.

      7.15. Transactions with Affiliates. Except as set forth below and except for mergers permitted under Section 7.9 and the Intercompany Account permitted pursuant to Section 7.13, no Loan Party shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrower Parties may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower Parties than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate; provided, that in any event all such transactions shall be reflected and itemized on the Intercompany Account.

      7.16. Investment Banking and Finder's Fees. Except as set forth on
Schedule 7.16, no Borrower Party shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Each Borrower Party shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Parent or any Subsidiary is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

      7.17. Business Conducted. No Borrower shall or shall permit any of its Subsidiaries to engage, directly or indirectly, in any line of business other than the businesses in which such Person is engaged on the Closing Date or which are reasonably related thereto, including without limitation the design, marketing and distribution of any products covered by the International Housewares Association.

      7.18. Liens. No Loan Party shall create, incur, assume, or permit to exist any Lien on any property, including without limitation to the Real Estate, now owned or hereafter acquired by any of them, except Permitted Liens.

      7.19. Sale and Leaseback Transactions. No Loan Party shall, directly or indirectly, enter into any arrangement or arrangements, with any Person providing for the Parent or such Subsidiary to lease or rent property that the Parent or such Subsidiary has sold or will sell or otherwise transfer to such Person.

      7.20. No New Subsidiaries. No Loan Party shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary.

      7.21. Fiscal Year. No Borrower Party shall change its Fiscal Year without the prior written consent of the Agent.

      7.22. Use of Proceeds. No Borrower shall, nor shall it suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(a) for any purpose inconsistent with the purposes, terms and conditions hereof or other than for lawful and permitted purposes, (b) to purchase or carry Margin Stock, (c) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (d) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (e) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      7.23. Financial Covenants. The financial covenants entitled "Minimum EBITDA", "Capital Expenditures", "Fixed Charge Coverage Ratio" and "Foreign Leverage Ratio" as set forth in Sections 7.22, 7.23, 7.24 and 7.25, respectively, of the

First Lien Credit Agreement, are hereby incorporated in their entirety into this Agreement.

      7.24. Intentionally Omitted.

      7.25. Further Assurances. The Borrower Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

      7.26. Intentionally Omitted.

      7.27. Subsidiary Distributions. Upon (a) any issuance of Debt or shares of Stock by any Subsidiary or (b) any sale or other disposition of assets by any Subsidiary which would, in either case, require a prepayment pursuant to Section 3.1(c) of the First Lien Credit Agreement, such Subsidiary shall cause an amount equal to the amount that is required to be used to make the prepayments required pursuant to Section 3.1(c) of the First Lien Credit Agreement (such amount, the "Required Amount") to be distributed to its immediate parent entity and such immediate parent entity shall cause such Required Amount to be distributed to its immediate parent entity and such distributions shall continue until such Required Amount is ultimately distributed to Parent for use by Parent to make the prepayments required pursuant to Section 3.1(c) of the First Lien Credit Agreement.

      7.28. Modification of Covenants. The Lenders and the Agent acknowledge and agree that the covenants set forth in this Article 7 substantially duplicate the covenants set forth in the First Lien Credit Agreement, and to the extent the First Lien Lenders amend or modify the covenants under the First Lien Agreement, the parallel covenants hereunder shall be deemed amended or modified to the extent so amended or modified, without further consent or agreement of the Agent or the Lenders; provided, however, this Section 7.28 shall not apply to any violation of Section 7.14 or any increase in the First Lien Maximum Amount. Notice of any such amendment or modification shall be provided to the Agent by the Company and shall be confirmed in writing by the First Lien Agent and First Lien Co-Agent. Upon the request of the Company, the First Lien Agent or the First Lien Co-Agent, the Agent shall execute a written acknowledgement of such notice and, if requested, an amendment or modification to this Agreement prepared by or on behalf of the Company approved by the First Lien Agent and First Lien Co-Agent to give effect herein to the parallel covenant provisions in the First Lien Credit Agreement.

                                  ARTICLE VIII
                              CONDITIONS OF CLOSING

      8.1. Required Deliveries on or before the Closing Date. On or before the Closing Date which shall occur on or before September 1, 2005, the Agent shall receive the following:

            (a) the Intercreditor Agreement, in form and substance satisfactory to the Agent, duly executed, and in full force and effect;

            (b) a certificate from the Secretary of each Borrower Party (i) attesting to the resolutions of such Borrower Party's board of directors authorizing its execution, delivery, and performance of all Loan Documents required to be executed and delivered by such Borrower Party on the Closing Date, and authorizing specific officers of such Borrower Party to execute the same and (ii) certifying the names and true signatures of the officers of such Borrower Party authorized to sign such Loan Documents;

            (c) copies of each Borrower Party's governing documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of each Borrower Party;

            (d) a certificate of status with respect to each Borrower Party, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Borrower Party, which certificate shall indicate that such Borrower Party is in good standing in such jurisdiction;

            (e) certificates of status with respect to each Borrower Party, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Borrower Party is in good standing in such jurisdictions;

            (f) an opinion of counsel for the Borrower Parties in form and substance satisfactory to the Agent;

            (g) copies of all existing Blocked Account Agreements, and Agent shall be satisfied that all such agreements are in full force and effect;

            (h) the Agent shall be satisfied that financing statements filed against all Borrower Parties naming Agent, for the benefit of Lenders, as the secured creditor are sufficient to create a second priority security interest in all Collateral, except as otherwise permitted herein, and Agent shall have received searches reflecting the filing of all such financing statements;

            (i) the Third Amendment to the First Lien Credit Agreement shall have been executed;

            (j) Each Borrower Party shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by such Borrower Party of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

            (k) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Agent.

                                   ARTICLE IX
                                DEFAULT; REMEDIES

      9.1. Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

            (b) any representation or warranty made or deemed made by any Borrower Party in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

            (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 7.2(a), 7.5, 7.8 through 7.22, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2, 5.3 or 5.4 and such default shall continue for five (5) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, or any other agreement entered into at any time to which any Borrower Party and the Agent or any Lender are party and such default shall continue for fifteen (15) days or more;

            (d) any default shall occur with respect to any Debt (other than the Obligations) of any Borrower Party in an outstanding principal amount which exceeds $1,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrower Party and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

            (e) the Parent or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

            (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Parent or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

            (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Parent or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Parent or any of its Subsidiaries;

            (h) any Borrower Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence, or the Parent or any of its Subsidiaries shall have commenced against it, any action or proceeding for dissolution, winding-up or liquidation, and such action or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

            (i) all or any material part of the property (including Inventory) of the Parent or any of its Subsidiaries shall be nationalized, expropriated or condemned, recalled, seized or otherwise appropriated, or custody or control of such property or of the Parent or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

            (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower Party or any other obligor;

            (k) Except as set forth on Schedule 9.1(k), one or more judgments, orders, decrees (including, without limitation, out of court settlements) or arbitration or mediation awards is entered against or paid by any Borrower Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

            (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

            (m) there is filed against the Parent or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, or (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

            (n) any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

            (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount, together with the amount of any liability under clauses (ii) and (iii) of this Section 9.1(o), in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time, together with the amount of any liability under clauses (i) and (iii) of this Section 9.1(o) exceeds $1,000,000; or (iii) any Borrower Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount, together with the amount of any liability under clauses (i) and (ii) of this Section 9.1(o), in excess of $1,000,000;

            (p) there occurs any default or event of default under the Senior Notes, or the Kmart Receivable Purchasing Agreement;

            (q) there occurs a Change of Control; or

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

            (r) there occurs an event having a Material Adverse Effect.

      9.2. Remedies.

            (a) Subject to the Intercreditor Agreement, if an Event of Default exists, the Agent shall, at the direction of the Required Lenders, at any time or times without notice to or demand on the Borrower Parties, declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower Parties' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower Parties shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower Parties agree (on their behalf and on behalf of their Subsidiaries) that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Parent and the Subsidiaries if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) calendar days prior to such action to the Administrative Borrower's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive cash payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Parent and the Subsidiaries. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower Parties (on their behalf and on behalf of their Subsidiaries) irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower Parties agree (on their behalf and on behalf of their Subsidiaries) that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Parent's and the Subsidiaries' labels, patents, copyrights, names, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Parent's and the Subsidiaries' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Parent and the Subsidiaries and the Parent and the Subsidiaries shall remain liable for any deficiency.

            (c) If an Event of Default has occurred and is continuing, the Borrower Parties hereby waive to the extent permitted by law (on their behalf and on behalf of the Subsidiaries) all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

      9.3. Waiver of Default or Event of Default under First Lien Credit Agreement. The Lenders and the Agent acknowledge and agree that to the extent a default or event of a default has occurred under the First Lien Credit Agreement and such default or event of default is waived by the First Lien Lenders, such waiver will be concurrently deemed a waiver of any corresponding default or Event of Default under this Agreement, without any further consent or agreement of the Agent or the Lenders; provided, however, that no such waiver shall be effective with respect to any payment default hereunder, with respect to a waiver of Section 7.14 hereof or with respect to a waiver which would result in an increase in the First Lien Maximum Amount. Notice of any such waiver shall be provided to the Agent by the Company confirmed in writing by the First Lien Agent and First Lien Co-Agent and upon the request of the Company, the First Lien Agent or the First Lien Co-Agent, the Agent shall execute a written acknowledgement of such waiver. In the event that the Agent declares a default hereunder and declares any or all Obligations to be immediately due and payable or otherwise pursues any remedies under Section 9.2, and the corresponding default or event of default under the First Lien Credit Agreement is subsequently waived by the First Lien Lenders, the default previously declared hereunder shall be deemed waived and the Obligations that were declared to be immediately due and payable hereunder shall be de-accelerated and shall no longer be immediately due and payable; provided, however, that no such waiver shall be effective with respect to any payment default hereunder, with respect to a waiver of Section 7.14 hereof or with respect to a waiver which would result in an increase in the First Lien Maximum Amount.

                                   ARTICLE X
                               BINDING OBLIGATIONS

      All Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall be immediately due and payable in full on the Stated Maturity Date. Until all Obligations are indefeasibly paid and performed in full in cash, the Borrower Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their respective Obligations hereunder or under any other Loan Document and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-acquired or after-arising Collateral).

                                   ARTICLE XI
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

      11.1. Amendments and Waivers.

            (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower Parties party thereto and acknowledged by the Agent, do any of the following:

                  (i) increase or extend the Commitment of any Lender (it being understood and agreed that a waiver of any Default or Event of Default or a modification of any of the defined terms contained herein (other than those defined terms specifically addressed in this Section 11.1) shall not constitute a change in the terms of any Commitment of any Lender);

                  (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                  (v) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                  (vi) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

                  (vii) change the definitions of "Agent", "Majority Lenders" or "Required Lenders"; or

                  (viii) increase the Term Loan Amount;

provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and, provided further, that Schedule 1.1 hereto (Lenders' Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

            (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

            (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

                  (i) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                  (ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to an Assignment and Acceptance, without premium or discount.

      11.2. Assignments; Participations.

            (a) Any Lender may, with the written consent of the Agent, assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or a Related Fund) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder (provided that, in all cases, the Loans assigned by the assignor Lender shall be composed of pro-rata portions of the assignor Lender's Commitment), in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Borrower Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Administrative Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Administrative Borrower and the Agent an Assignment and Acceptance in the form of Exhibit B ("Assignment and Acceptance"); (iii) the Assignee executes and delivers to the First Lien Agent and First Lien Co-Agent a written acknowledgment in which the Assignee acknowledges its agreement to be bound by the terms of the Intercreditor Agreement; and (iv) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500; provided, however, that no such processing fee shall be due in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund.

            (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and the Intercreditor Agreement, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents and the Intercreditor Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or the Intercreditor Agreement furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Parent and any Subsidiary to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent and the Subsidiaries or the performance or observance by the Parent and the Subsidiaries, as applicable, of any of their obligations under this Agreement, any other Loan Document or the Intercreditor Agreement furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower Party (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement, the other Loan Documents and the Intercreditor Agreement, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, any other Loan Document or the Intercreditor Agreement except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or United States Treasury Regulation 31 C.F.R. ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            (g) Administrative Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan held by such Lender. Other than in connection with an assignment by a Lender of all or any portion of its Term Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Administrative Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Term Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Administrative Borrower, shall maintain a comparable register.

            (h) In the event that a Lender sells participations in the Registered Loan, such Lender, on behalf of Administrative Borrower, shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

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

                                  ARTICLE XII
                                   THE AGENT

      12.1. Appointment and Authorization. Each Lender hereby designates and appoints the Agent as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to them by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and, no Borrower Party shall have any rights as a third party beneficiary of any of the provisions contained herein, nor shall anything contained in this Article 12 limit any rights set forth elsewhere in this Agreement the Borrower Parties have or may have against the Agent, any Lender or any other Agent-Related Person. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

      12.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

s      12.3. Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of the Parent's Subsidiaries or Affiliates.

      12.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      12.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9.2.

      12.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Borrower Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower Parties which may come into the possession of any of the Agent-Related Persons.

      12.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      12.8. Agent in Individual Capacity. The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though the Agent were not the Agent hereunder and without notice to or consent of the Lenders. The Agent or its respective Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, if any, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" include the Agent in its individual capacity.

      12.9. Successor Agent. The Agent may resign as Agent upon at least thirty
(30) days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Agent sells all of its Commitment and/or the Term Loan as part of a sale, transfer or other disposition by the Agent of substantially all of its loan portfolio, the Agent shall resign as Agent and Collateral Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      12.10. Withholding Tax.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U. S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax. Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

      12.11. Collateral Matters.

            (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral, (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans; (ii) constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of all Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

            (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower Parties in respect of) all interests retained by any Borrower Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower Parties or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

            (d) The Agent agrees that the face of each promissory note evidencing the Obligations or any portion thereof and any agreement purporting to grant any security interest therefor shall be inscribed with a legend conspicuously indicating such promissory note or such security agreement is subject to the terms and provisions of the Intercreditor Agreement. Any promissory note evidencing any of the Obligations or any portion thereof, and any agreement granting any security interest therefor, which is hereafter executed will, on the date thereof, be inscribed with a similar legend. Upon the acceptance of any promissory note under the Exchange Offer, the Lender accepting such note shall be deemed to have accepted the terms and provisions of this Agreement, the Intercreditor Agreement or any other agreement executed in connection herewith or therewith.

            (e) The Agent, the Lenders and the Company acknowledge and agree that this Agreement is subject to the terms and provisions of the Intercreditor Agreement and to the extent there is a conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control.

      12.12. Restrictions on Actions by Lenders; Sharing of Payments.

            (a) Each of the Lenders agrees that it shall not, without the express consent of Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set-off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrower Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any other action to enforce its rights under this Agreement or against the Borrower Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

            (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      12.13. Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession as of the Closing Date. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

      12.14. Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Term Loan or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      12.15. Intentionally Omitted.

      12.16. Intentionally Omitted.

      12.17. Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents and the Intercreditor Agreement, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, the Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement, the other Loan Documents or the Intercreditor Agreement, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loan and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

      12.18. Intentionally Omitted.

      12.19. Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

      12.20. Additional Agents. None of the Lenders or other entities identified on the facing page of or elsewhere in this Agreement as a "Book Manager", "Arranger", "Syndication Agent" or "Documentation Agent" shall, in such capacities, have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1. No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower Parties and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower Parties of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

      13.2. Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      13.3. Governing Law; Choice of Forum; Service of Process.

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

            (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES LOCATED IN NEW YORK CITY, NEW YORK; AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF EACH BORROWER PARTY, THE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF EACH BORROWER PARTY, THE AGENT EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:
(1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER PARTIES OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) EACH BORROWER PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

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

      13.4. Waiver of Jury Trial. THE BORROWER PARTIES, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER PARTIES, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      13.5. Survival of Representations and Warranties. All of the Borrower Parties' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

      13.6. Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

      13.7. Fees and Expenses. The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;

(d) taxes, fees and other charges for recording any mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower Parties under the Loan Documents that the Borrower Parties fail to pay or take; and (f) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for their respective benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to, and promptly reimbursed by, the Borrowers.

      13.8. Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted and confirmed, in each case addressed to the party to be notified as follows:

      If to the Agent:

      with copies to:

      If to the Borrower Parties, or any of them:

            Salton, Inc.
            1955 Field Court
            Lake Forest, Illinois 60045
            Attention:  David M. Mulder
            Telecopy No.: (847) 803-4641
            Email: dmulder@saltonusa.com
      with copies to:

            Sonnenschein Nath & Rosenthal LLP
            8000 Sears Tower
            Chicago, Illinois 60606
            Attention: Neal Aizenstein, Esq.
            Telecopy No.: (312) 876-7934
            Email: naizenstein@sonnenschein.com

      If to a Lender, to such Lender at such address as shall be set forth on its signature page hereof,

in each case above, or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      13.9. Waiver of Notices. Unless otherwise expressly provided herein, the Borrower Parties waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower Parties which the Agent or any Lender may elect to give shall entitle the Borrower Parties, or any of them, to any or further notice or demand in the same, similar or other circumstances.

      13.10. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower Parties without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

      13.11. Indemnity of the Agent and the Lenders by the Borrowers.

            (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys in fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b) Each Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers' operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrowers. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

            (c) It is understood that the handling of the Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agent nor any Lender shall incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent and the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify and hold harmless the Agent and the Lenders against any and all liability, expense, loss or claim of damage or injury, made against the Agent or the Lenders by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Collateral of the Borrowers as herein provided, (ii) the Agent's or any Lender's relying on any instructions of the Administrative Borrower, or (iii) any other action taken by the Agent or any Lender hereunder or under the other Loan Documents.

      13.12. Limitation of Liability. NO CLAIM MAY BE MADE BY EACH OF ANY BORROWER PARTY, ANY LENDER OR OTHER PERSON AGAINST THE

AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER PARTY AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

      13.13. Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower Parties, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower Parties party thereto and a duly authorized officer of each of the Agent and the requisite Lenders.

      13.14. Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, and each Borrower Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      13.15. Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      13.16. Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

      13.17. Confidentiality.

            (a) The Borrower Parties hereby consent that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower Parties and a general description of the Borrower Parties' businesses and may use the Borrower Parties' name in advertising and other promotional material.

            (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers Parties and provided to the Agent or such Lender by or on behalf of the Borrower Parties, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower Parties, provided that such source is not bound by a confidentiality agreement with the Borrower Parties known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder;
(8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower Parties are party or is deemed party with the Agent or such Lender; (9) to its Affiliates; and (10) for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any Loan Document.

            (c) Each Lender acknowledges that, under certain circumstances the United States securities laws may prohibit a Person who has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities. Each Lender further acknowledges that certain confidential information could be considered material non-public information and agrees that it will not, and it will use reasonable efforts to ensure that its employees will not, trade in the securities of the Parent on the basis of such information or communicate such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities.

            (d) This Section 13.17 shall survive the termination of this Agreement.

      13.18. Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

      13.19. The Administrative Borrower. Each Borrower hereby irrevocably appoints Salton, Inc. as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower"), which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed the Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower
(i) to provide the Agent with all notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

                                  ARTICLE XIV
                          JOINT AND SEVERAL OBLIGATIONS

      14.1. All Obligations to Constitute Joint and Several Obligations.

            (a) All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Agent's Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Borrower to the Agent and the Lenders, to the extent provided in the Loan Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Agent and the Lenders to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any notice or request given by the Administrative Borrower (including the Administrative Borrower) to the Agent or any Lender shall bind all Borrowers, and that any notice given by the Agent, or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit or the amount of such Loans received or the manner in which the Agent or any of the Lenders accounts among the Borrowers for such Loans or other extensions of credit on its books and records, and further acknowledges and agrees that Loans to any Borrower inure to the mutual benefit of all of the Borrowers and that the Agent and the Lenders are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Lenders any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 14.1.

            (b) It is the intent of the Borrowers, the Agent and the Lenders and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                  (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent and the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of any Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

      Notwithstanding the foregoing, no provision of this Section 14.1(b) shall limit any Borrower's liability for loans advanced directly or indirectly to it under this Agreement.

            (c) To the extent set forth in Section 14.1(b) hereof, but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Loan Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Lenders or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 14.1(c) is intended solely to preserve the rights hereunder of the Agent, the Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 14.1(c) as against the Agent, the Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

            (d) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lenders or the Agent hereunder.

            (e) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this
Section 14.1(e) shall affect any Borrower's joint and several liability to the Agent and the Lenders for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Agent and the Lenders hereunder.

            (f) No Borrower will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to the Agent and the Lenders on account of the Obligations are paid in full in cash and the Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Agent and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                   BORROWERS:

                                   SALTON, INC., a Delaware corporation

                                   By: ________________________________________
                                   Title:______________________________________

                                   TOASTMASTER INC., a Missouri corporation

                                   By: ________________________________________
                                   Title:______________________________________

                                   SALTON TOASTMASTER LOGISTICS LLC, a Delaware limited liability company

                                   By: ________________________________________
                                   Title:______________________________________

                                   GUARANTORS:

                                   HOME CREATIONS DIRECT, LTD.,
                                   a Delaware corporation

                                   By: ________________________________________
                                   Title:______________________________________

                                   SONEX INTERNATIONAL CORPORATION, a Delaware corporation

                                   By: ________________________________________
                                   Title:______________________________________

                                   ICEBOX, LLC, an Illinois limited liability company

                                   By: ________________________________________
                                   Title:______________________________________

                                   FAMILY PRODUCTS INC., a Delaware corporation

                                   By: ________________________________________
                                   Title:______________________________________

                                   SALTON HOLDINGS, INC., a Delaware corporation

                                   By: ________________________________________
                                   Title:______________________________________

                                   AGENT :

                                   THE BANK OF NEW YORK,
                                   as Agent

                                   By: ________________________________________
                                   Title:______________________________________

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT
                                   DEFINITIONS

      Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

      "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

      "Accounts" means all of each Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance and all health care receivables.

      "Administrative Borrower" has the meaning specified in Section 13.19.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Agent" means The Bank of New York, solely in its capacity as agent for the Lenders, and any successor agent.

      "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders and the Agent pursuant to this Agreement and the other Loan Documents.

      "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

      "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, restated, supplemented or otherwise modified.

      "Anniversary Date" means each anniversary of the Closing Date.

      "Applicable Margin" means seven percent (7.00%).

      "Assignee" has the meaning specified in Section 11.2(a).

      "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, and the reasonably allocated costs and expenses of internal legal services of the Agent.

      "Availability" means Availability as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "Avoidance Provisions" has the meaning specified in Section 14.1(b)(iii).

      "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.), as in effect from time to time.

      "Blocked Account Agreement" means any agreement among a Borrower, the First Lien Agent and a Clearing Bank, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

      "Borrower Parties" means the Parent, the Borrowers and the Guarantors, and "Borrower Party" shall mean any one of the foregoing Borrower Parties.

      "Borrowers" means the Parent, Toastmaster, Inc. and Salton Toastmaster Logistics LLC and "Borrower" shall mean any one of the foregoing Borrowers.

      "Borrowing" means a borrowing hereunder consisting of the Term Loan made on the Closing Date by the Lenders to the Borrowers.

      "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed, and
(b) with respect to all notices, determinations, fundings and payments in connection with the Term Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

      "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any Fixed Asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

      "Capital Lease" means any lease of property by the Parent or a Subsidiary which, in accordance with GAAP, should be reflected as a capital lease on the consolidated balance sheet of the Parent.

      "Change of Control" shall mean (i) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of the Parent in one transaction or a series of transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the shareholders of the Parent as of the Original Closing Date (as such term is defined in the First Lien Credit Agreement) (or any Person or group of Persons that, as of the Agreement Date, are Affiliates of such shareholders), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the aggregate number of votes of all classes of capital stock of the Parent that ordinarily have voting power for the election of directors of the Parent, (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent, together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Parent then in office or (iv) the Parent shall cease to own, directly or indirectly, 100% of the Stock of any Subsidiary, except as otherwise permitted by Section 7.9.

      "Chattel Paper" means all of the Parent's and each Subsidiary's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper and tangible chattel paper.

      "Clearing Bank" means any banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

      "Closing Date" means the date of this Agreement.

      "Closing Fees" has the meaning specified in Section 2.4.

      "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

      "Collateral" means all of each Borrower Party's Accounts, Inventory, Chattel Paper, Documents, Investment Property, Deposit Accounts, Equipment and General Intangibles, and all other assets of any Person from time to time subject to the Agent's Liens securing payment or performance of the Obligations, but excluding up to thirty-five percent (35%) of the equity interests of any Borrower Party in any Foreign Subsidiary.

      "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

      "Commitment" means, with respect to each Lender, the principal amount of the Term Loan held by such Lender, and, with respect to all Lenders, the aggregate principal amount of the Term Loan, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule
1.1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the Commitments of all of the Lenders, as such obligations may be reduced from time to time pursuant to the terms hereof.

      "Consolidated Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Parent, the Parent's net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write up in the book value of any asset or loss arising from any write down in the book value of any asset other than an asset the value of which is included in the calculation of the Borrowing Base (as such term is defined in the First Lien Credit Agreement), (c) earnings or losses of any Person, substantially all the assets or Stock of which have been acquired by the Parent or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings or losses of any Person in which the Parent or any of its Subsidiaries has a minority ownership interest unless (and only to the extent) such earnings or losses shall actually have been received by the Parent or any of its Subsidiaries in the form of cash distributions; (e) earnings or losses of any Person to which assets of the Parent or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which the Parent or any of its Subsidiaries shall have been merged, or which has been a party with the Parent or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Parent or any of its Subsidiaries or from cancellation or forgiveness of Consolidated Debt; (g) gain and non-cash loss arising from extraordinary items or from any other non-recurring transaction, as determined in accordance with GAAP; and (h) all restructuring charges incurred through October 31, 2004 as described on Schedule E-3.

      "Consolidated Debt" means, without duplication, all indebtedness for borrowed money or the deferred purchase price of property, to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, excluding trade payables, but including
(a) all Obligations; (b) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower Parties prepared in accordance with GAAP; (c) all obligations and liabilities under Guaranties, (d) the present value (discounted at the Base Rate) of lease payments due under synthetic leases, and
(e) earn-outs or other contingent payments incurred in connection with any acquisition to the extent such earn-outs or payments are not reflected as expenses on the income statements of such Person; provided, further, however, that in no event shall the term Consolidated Debt include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, or other deferred credits or reserves.

      "Consolidated EBITDA" means, with respect to any fiscal period of the Parent, Consolidated Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Consolidated Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including, without limitation, amortization of restricted stock, stock appreciation rights and similar equity instruments), and impairment losses incurred in connection with a restructuring of the U.S. operations in an aggregate amount not to exceed the applicable amount set forth in Schedule E-4 for each applicable period.

      "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, with respect to any fiscal period of the Parent, on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA minus
(ii) Capital Expenditures (excluding Capital Expenditures funded with Consolidated Debt other than Revolving Loans (as such term is defined in the First Lien Credit Agreement), but including, without duplication, principal payments with respect to such Consolidated Debt) to (b) Consolidated Fixed Charges.

      "Consolidated Fixed Charges" means, with respect to any fiscal period of the Parent on a consolidated basis, without duplication, cash interest expense, principal payments of Consolidated Debt (excluding any historical or future cash payments made with respect to the refinancing of principal of Consolidated
Debt), all Distributions paid, all cash Investments, all Specified Transactions, and Federal, state, local and foreign income taxes paid in cash.

      "Contaminant" means any material defined as waste, pollutant, hazardous substance, toxic substance, hazardous waste or special waste under Environmental Laws, including without limitation, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

      "Contributing Borrower" has the meaning specified in Section 14.1(e).

      "Copyright Security Agreement" means Copyright Security Agreement, executed and delivered by the Borrowers to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's security interest in the Borrowers' present and future copyrights and related licenses and rights.

      "Debt" means, without duplication, all indebtedness for borrowed money or the deferred purchase price of property, to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, excluding trade payables, but including (a) all Obligations;
(b) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower Parties prepared in accordance with GAAP; (c) all obligations and liabilities under Guaranties;(d) the present value (discounted at the Base
Rate) of lease payments due under synthetic leases, and (e) earn-outs or other contingent payments incurred in connection with any acquisition to the extent such earn-outs or payments are not reflected as expenses on the income statements of such Person; provided, further, however, that in no event shall the term Debt include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, or other deferred credits or reserves. "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

      "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the LIBOR Rate plus (b) ten percent (10%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

      "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Borrower Party, including, without limitation, any checking or other demand deposit account, time, savings, passbook or similar account maintained with a bank.

      "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (excluding any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

      "Documents" means all "documents" as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower Party.

      "DOL" means the United States Department of Labor or any successor department or agency.

      "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

      "EBITDA" means, with respect to any fiscal period of the Borrowers, US Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of US Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including, without limitation, amortization of restricted stock, stock appreciation rights and similar equity instruments), and impairment losses incurred in connection with a restructuring of the U.S. operations in an aggregate amount not to exceed the applicable amount set forth in Schedule E-4 for each applicable period.

      "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; (d) a Related Fund; and (e) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

      "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release.

      "Environmental Laws" means all federal, state or local, or foreign Governmental Authority, laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

      "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

      "Equipment" means all of any Borrower Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (other than consumer goods, farm products or Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Borrower Party and all of any Borrower Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder, as in effect from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan,
(b) a withdrawal by any Borrower Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the any Borrower Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower Party or any ERISA Affiliate.

      "Event of Default" has the meaning specified in Section 9.1.

      "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as in effect from time to time.

      "Exchange Offer" has the meaning specified in the Recitals to this Agreement.

      "Exchange Offer Closing" has the meaning specified in the Recitals to this Agreement

      "Excluded Taxes" has the meaning specified in Section 4.1(a).

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

      "First Lien Agent" means WFF, in its capacity as administrative agent and collateral agent for the agents and lenders party to the First Lien Credit Agreement, together with its successors and assigns thereto in such capacities.

      "First Lien Co-Agent" means Silver Point, in its capacity as the co-agent, syndication agent, and documentation agent for the lenders party to the First Lien Credit Agreement, together with its successors and assigns thereto in such capacities.

      "First Lien Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of May 9, 2003 and amended and restated as of June 15, 2004, as amended by that certain Resignation and Appointment Agreement dated August 30, 2004, and as further amended by that certain First Amendment to Amended and Restated Credit Agreement dated August 30, 2004, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated May 11, 2005, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated July 5, 2005, and as further amended, by and among the Parent, Borrowers, the First Lien Agent, the First Lien Co-Agent, and the lenders from time to time party thereto, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Lenders" means the Lenders from time to time that are parties to the First Lien Credit Agreement as Lender.

      "First Lien Loan Documents" means the Loan Documents as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Loans" means the Loans as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Maximum Amount" means the Maximum Amount as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Obligations" means the Obligations as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Required Lenders" means the Required Lenders as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Term Loan" means the Term Loan as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "Fiscal Month" means any fiscal month of any Fiscal Year.

      "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

      "Fiscal Year" means the Parent's fiscal year for financial accounting purposes which ends each year on the Saturday closest to June 30. The current Fiscal Year of the Parent will end on July 2, 2005.

      "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

      "Foreign Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Foreign Subsidiaries, the Foreign Subsidiaries' net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write up in the book value of any asset or loss arising from any write down in the book value of any asset other than an asset the value of which is included in the calculation of the Borrowing Base (as such term is defined in the First Lien Credit Agreement); (c) earnings or losses of any Person, substantially all the assets or Stock of which have been acquired by the Foreign Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings or losses of any Person in which any Foreign Subsidiary has a minority ownership interest unless (and only to the extent) such earnings or losses shall actually have been received by such Foreign Subsidiary in the form of cash distributions; (e) earnings or losses of any Person to which assets of any Foreign Subsidiary shall have been sold, transferred or disposed of, or into which any Foreign Subsidiary shall have been merged, or which has been a party with any Foreign Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Foreign Subsidiary or from cancellation or forgiveness of Debt; (g) gain and non-cash losses arising from extraordinary items or from any other non-recurring transaction, as determined in accordance with GAAP; and (h) all restructuring charges incurred by the Foreign Subsidiaries through October 31, 2004 as described on Schedule E-3.

      "Foreign EBITDA" means, with respect to any fiscal period of the Foreign Subsidiaries, Foreign Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Foreign Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including, without limitation, amortization of restricted stock, stock appreciation rights and similar equity instruments).

      "Foreign Leverage Ratio" means a ratio determined as of the relevant calculation date by dividing Foreign Net Debt as of the last day of the applicable period by Foreign EBITDA for such period.

      "Foreign Net Debt" means, with respect to the Foreign Subsidiaries, without duplication, (I) all indebtedness for borrowed money or the deferred purchase price of property, to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, excluding trade payables, but including (a) all Obligations of the Foreign Subsidiaries; (b) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Foreign Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Foreign Net Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Foreign Subsidiaries prepared in accordance with GAAP; (c) all obligations and liabilities of the Foreign Subsidiaries under Guaranties; (d) the present value (discounted at the Base

Rate) of lease payments of the Foreign Subsidiaries due under synthetic leases, and (e) earn-outs or other contingent payments incurred by the Foreign Subsidiaries in connection with any acquisition to the extent such earn-outs or payments are not reflected as expenses on the income statements of such Person; provided, further, however, that in no event shall the term Foreign Net Debt include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, or other deferred credits or reserves, minus (II) cash held by the Foreign Subsidiaries.

      "Foreign Pledge Agreements" means, collectively those certain pledge agreements among the Borrower Parties, or any of them, and the Agent for the benefit of the Agent and the other Lenders pursuant to which one or more Borrower Parties may pledge up to and including sixty-five percent (65%) of the equity interests of directly-owned Foreign Subsidiaries.

      "Foreign Subsidiaries" has the meaning specified in Section 5.2(a).

      "Funded Debt" shall mean, for any date, total outstanding Obligations of Borrowers as of the date of determination.

      "Funding Borrower" has the meaning specified in Section 14.1(e).

      "Funding Date" means the date on which a Borrowing occurs.

      "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the Closing Date.

      "General Intangibles" means all of the Parent's and each Subsidiary's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Parent and each Subsidiary of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Parent or any Subsidiary in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Parent or any Subsidiary from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Parent or any Subsidiary is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Parent or any Subsidiary.

      "Good-Faith Protest" means the right of a Borrower Party to protest any Lien described in clause (d) of the definition of Permitted Liens, provided that
(a) a reserve acceptable to the Agent in its commercially reasonable discretion with respect to such obligation is established, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower Party in good faith, and (c) the Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

      "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by any Borrower Party, wherever located, including embedded Software to the extent included in "goods" as defined in the UCC.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guarantors" means the Parent and those Subsidiaries signatory to the Subsidiary Guaranty from time to time.

      "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

      "Indemnified Liabilities" has the meaning specified in Section 13.11.

      "Indemnified Person" has the meaning specified in Section 13.11.

      "Indentures" has the meaning specified in the definition of Senior Notes.

      "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignment for the benefit of creditors, formal or informal moratoria, composition, extension generally with creditors or proceedings seeking reorganization, arrangement or other similar relief.

      "Instruments" means all "instruments" as such term is defined in the UCC, now owned or hereafter acquired by any Borrower Party.

      "Intercompany Account" means the net aggregate month-end sum of the following accounts: (a) "Notes Receivable-Salton CV"; plus (b) "Interest Receivable- Salton CV" minus (c) "Interco Payable-Salton Hong Kong"; minus (d) Other Payables -Salton UK; plus (e) Interco receivable-Toastmaster de Mexico plus (f) all other accounts receivable maintained by Borrowers with Foreign Subsidiaries minus (g) all other accounts payable maintained by Borrowers with Foreign Subsidiaries.

      "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of August ___, 2005, among the First Lien Co-Agent, the First Lien Agent and the Agent, as amended, modified, supplemented or restated from time to time.

      "Interest Period" means, as to the Term Loans, (a) the period commencing on the Funding Date, and ending on January 14, 2006, and (b) thereafter, successive six month periods through the Stated Maturity Date, each beginning on January 15 and July 15, respectively. The last Interest Period shall begin on January 15, 2008 and end on the Stated Maturity Date.

      "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

      "Inventory" means all of any Borrower Party's right, title and interest with respect to "inventory," as such term is defined in the UCC, wherever located, and in any event including now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded Software), other materials and supplies of any kind, nature or description which are used or consumed in any Borrower Party's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

      "Investment" means, as to any Borrower Party, any acquisition of property by such Borrower Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription.

      "Investment Property" means all of any Borrower Party's right, title and interest in and to any and all: (a) securities, whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

      "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

      "Kmart Receivable Purchasing Agreement" means that certain Amended and Restated Single Customer Credit-Approved Receivables Purchasing Agreement, dated as of May 8, 2003 between Salton Toastmaster Logistics LLC and The CIT Group/Commercial Services, Inc., as amended.

      "Knowledge" means, with respect to the Parent or the Administrative Borrower, as applicable, the best knowledge of the senior executive officers of the Parent or the Administrative Borrower, as applicable.

      "Latest Projections" means the projections most recently received by the Agent pursuant to Section 5.3(b).

      "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Term Loan outstanding.

      "LIBOR Rate" means, the six month London Interbank Offered Rate, as published in the Wall Street Journal on the first day of each Interest Period; provided, however, if the first day of any Interest Period is not a Business Day, then it shall be based on such rate published on the Business Day immediately preceding such date.

      "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under the preceding clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

      "Loan Documents" means this Agreement, the Patent and Trademark Security Agreement, the Copyright Security Agreement, Security Agreement, the Subsidiary Guaranty, the Pledge Agreement, the Foreign Pledge Agreements, the Subordination Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the

Collateral, or any other aspect of the transactions contemplated by this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

      "Loan Parties" means, collectively, the Borrower Parties and the Foreign Subsidiaries (other than Amalgamated Appliance Holding Limited).

      "Loans" means, collectively, all loans and advances provided for in
Article 1.

      "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than fifty percent (50%).

      "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower Parties on a consolidated basis or of the Collateral (b) a material impairment of the ability of the Borrower Parties, taken as a whole, to perform under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower Party of any Loan Document to which it is a party.

      "Maximum Borrower Liability" has the meaning specified in Section 14.1(b).

      "Maximum Rate" has the meaning specified in Section 2.3.

      "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower Party or any ERISA Affiliate.

      "Net Cash Proceeds" means (a) with respect to the sale or issuance by any Person or any of its Subsidiaries of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith (including, without limitation, legal, accounting and investment banking fees, and underwriting discounts and commissions), (ii) transfer taxes paid by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), and (b) with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Debt secured by any Permitted Lien on any asset (other than (A) Debt owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Debt assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (iii) taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction; in the case of each of clauses (a) and (b), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof, as the case may be.

      "Non-Consenting Lender" has the meaning specified in Section 11.1(c).

      "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents.

      "originating Lender" has the meaning specified in Section 11.2(e).

      "Other Debtor Relief Law" has the meaning specified in Section
14.1(b)(iii).

      "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

      "Parent" has the meaning specified in the preamble of this Agreement.

      "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

      "Participant Register" has the meaning specified in Section 11.2(h).

      "Patent and Trademark Security Agreement" means any Patent Security Agreement and the Trademark Security Agreement executed and delivered by certain of the Borrower Parties to the Agent to evidence and perfect the Agent's security interest in such Borrower Parties' present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

      "Payment Account" means each bank account, including, without limitation, each lockbox account to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of a Borrower Party or, at any time after Agent has taken full dominion over the Payment Accounts, on terms acceptable to the Agent.

      "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent or any Subsidiary sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

      "Permitted Acquisition" means any acquisition by any Borrower Party of all or substantially all of the assets or Stock of a Person so long as (a) no Default or Event of Default exists or would be caused thereby and (b) the Administrative Borrower delivers evidence to the Agent that Availability (x) for each of the thirty (30) days most recently ending was not (and after giving effect to such transaction would not have been) and (y) for each of the thirty
(30) days immediately succeeding such transaction on a pro forma basis (after giving effect to such transaction) would not be (i) less than (1) $40,000,000 for any day from and after January 1 though June 30 of any year and (2) $30,000,000 for any day from and after July 1 through December 31 of any year, Permitted Acquisitions which do not exceed $5,000,000 with respect to any individual acquisition and (ii) less than (1) $55,000,000 for any day from and after January 1 though June 30 of any year and (2) $40,000,000 for any day from and after July 1 through December 31 of any year, Permitted Acquisitions which exceed $5,000,000 with respect to any individual acquisition; and "Permitted Acquisitions" means each Permitted Acquisition.

      "Permitted Liens" means:

            (a) (i) Liens for Taxes not delinquent or (ii) statutory Liens for Taxes in an amount not to exceed $500,000 (or such greater amount as shall be covered by a bond) provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Parent's and the Subsidiaries' books and records and a stay of enforcement of any such Lien is in effect;

            (b) the Agent's Liens;

            (c) Liens held by the First Lien Agent or the First Lien Co-Agent, as agents for the lenders party to the First Lien Credit Agreement, to secure the First Lien Obligations;

            (d) Liens incurred or deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

            (e) Liens securing the claims or demands of materialmen, mechanics, carriers, repairmen, warehousemen, landlords and other like Persons, so long as
(i) such Liens are subject to a Good-Faith Protest or (ii) with respect to such Liens arising from the nonpayment of such claims or demand when due, such claims or demands do not exceed $200,000 in the aggregate (or such greater amount as shall be covered by a bond);

            (f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower Party's business;

            (g) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

            (h) Liens securing Capital Leases and purchase money Debt permitted in Section 7.13;

            (i) any Liens on Property of a Person acquired in any Permitted Acquisition otherwise permitted hereunder; provided that such Liens (i) attach to assets valued individually or in the aggregate not in excess of $1,000,000 and (b) are existing on the date of such Permitted Acquisition and do not relate to any other then-existing or after-acquired assets of a Borrower Party following such Permitted Acquisition; and

            (j) Liens, if any, in effect as of the Closing Date and described in Schedule E-2.

      "Permitted Transaction" means (1) the redemption or other acquisition by Parent of all or a portion of the Senior Notes, solely in connection with the Exchange Offer, (2) acquisition by Parent of 2005 Senior Notes solely to the extent permitted by the First Lien Credit Agreement, (3) the purchase, prepayment or redemption of the 2005 Senior Notes and/or the 2008 Senior Notes (and the Term Loan to the extent required by the Credit Agreement to purchase 2008 Senior Notes) solely to the extent permitted by the First Lien Credit Agreement, and (4) any one or more of the following transactions of a Borrower Party, on the condition that the Administrative Borrower delivers evidence to the Agent that no Default or Event of Default then exists and that the Availability (x) for each of the thirty (30) days most recently ending was not (and after giving effect to such transaction would not have been) and (y) for each of the thirty (30) days immediately succeeding such transaction on a pro forma basis (after giving effect to such transaction) would not be less than (a) $55,000,000 for any day from and after January 1 through June 30 of any year and
(b) $40,000,000 for any day from and after July 1 through December 31 of any year,

                  (i) dividends on capital stock of Parent not to exceed $3,000,000 in the aggregate during any Fiscal Year;

                  (ii) the redemption or other acquisitions by Parent of any of its bonds or capital stock (or any options or warrants for such stock);

and "Permitted Transactions" means each Permitted Transaction.

      "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower Party sponsors or maintains or to which a Borrower Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

      "Pledge Agreement" means the Pledge Agreement of even date herewith among certain of the Borrower Parties party thereto and the Agent for the benefit of the Agent and the other Lenders.

      "Prepayment Triggering Event" has the meaning specified in Section 3.1(c).

      "Proprietary Rights" means all of any Borrower Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, copyright applications, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

      "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

      "Proposed Change" has the meaning specified in Section 11.1(c).

      "Real Estate" means all of any Borrower Party's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Borrower Party's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

      "Register" has the meaning specified in Section 11.2(g).

      "Registered Loan" means any loan recorded on the Register pursuant to
Section 11.2(g).

      "Registered Note" has the meaning specified in Section 1.4.

      "Related Fund" means any fund or account managed by any Lender or an Affiliate of any Lender or by the investment manager of any such fund or account.

      "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

      "Report" has the meaning specified in Section 12.18(a).

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC.

      "Required Amount" has the meaning specified in Section 7.31.

      "Required Lenders" means, at any time, (a) the Agent and (b) Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66-2/3%).

      "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "Responsible Officer" means the corporate comptroller, vice president of finance, chief financial officer or the president of the Administrative Borrower, any other officer having substantially the same authority and responsibility.

      "Restricted Investment" means, as to any Borrower Party, any Investment, except the following: (a) acquisitions of Equipment and intellectual property to be used in the business of such Borrower Party so long as the acquisition costs thereof constitute, or are deemed to constitute, Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Borrower Party; (c) acquisitions of current assets acquired in the ordinary course of business of the Parent; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $1,000,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof; and (g) Permitted Acquisitions.

      "SEC" means the United States Securities and Exchange Commission and any successor thereto.

      "Security Agreement" means the Security Agreement of even date herewith among the Borrower Parties and the Agent for the benefit of the Agent and other Lenders.

      "Seller Subordinated Debt" means Debt of the Borrower Parties incurred in connection with any Permitted Acquisition and initially owing to the seller in such Permitted Acquisition; provided, that (a) such Debt shall be subordinated, pursuant to subordination provisions acceptable to the Agent in its sole discretion and such provisions shall be no less favorable to the Lenders than the subordination provisions of any existing subordinated debt, to the obligations of the Borrowers under this Agreement and the other Loan Documents,
(b) such Debt shall mature no less than one hundred eighty (180) days after the Termination Date and shall have covenants no more restrictive than those set forth herein and (c) after giving effect to the incurrence of such Debt, no Default or Event of Default shall be in existence.

      "Senior Notes" means, collectively, those (a) 10-3/4% Senior Subordinated Notes Due 2005, issued by the Parent, pursuant to that certain Indenture, dated as of December 16, 1998 in favor of Wells Fargo Bank Minnesota, N.A., as Trustee (the "December 16, 1998 Indenture") and (b) 12 -1/4% Senior Subordinated Notes Due 2008, issued by the Parent, pursuant to that certain Indenture, dated as of April 23, 2001 in favor of Wells Fargo Bank Minnesota, N.A., as Trustee (the "April 23, 2001 Indenture" and together with the December 16, 1998 Indenture, the "Indentures"), as amended, restated, supplemented or otherwise modified from time to time.

      "Silver Point" means Silver Point Finance, LLC, a Delaware limited liability company.

      "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Borrower Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

      "Solvent" means, when used with respect to any Person, that at the time of determination:

            (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

            (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Specified Transaction" means any one or more of the following transactions of a Borrower Party, (a) dividends on capital stock of Parent and
(b) the redemption or other acquisitions by Parent of any of its bonds or capital stock (or any options or warrants for such stock); and "Specified Transactions" means each Specified Transaction.

      "Stated Maturity Date" means March 31, 2008.

      "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

      "Subordination Agreement" means that certain Subordination Agreement in favor of the Agent pursuant to which the Parent or any of the Parent's Subsidiaries subordinate any Debt owing in favor of such Person by the Parent or such Subsidiary.

      "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent, including, without limitation, each Borrower.

      "Subsidiary Guaranty" means the Subsidiary Guaranty dated as of the date hereof, executed and delivered by the Guarantors for the benefit of the Agent and the Lenders to guarantee the Obligations of the Borrowers under this Agreement.

      "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

      "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

      "Term Loan" has the meaning specified in Section 1.3.

      "Term Loan Amount" means the aggregate amount of the Term Loans set forth on Schedule 1.1 from time to time, but in no event to exceed $110,000,000.

      "Termination Date" means the earliest to occur of (i) the Stated Maturity Date, (ii) the date the Total Facility is terminated by the Borrowers pursuant to Section 3.2 and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

      "Total Facility" has the meaning specified in Section 1.1.

      "2005 Senior Notes" has the meaning set forth in the Recitals to this Agreement.

      "2008 Senior Notes" has the meaning set forth in the Recitals to this Agreement.

      "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

      "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "US Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrowers, the Borrowers' net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write up in the book value of any asset or loss arising from any write down in the book value of any asset other than an asset the value of which is included in the calculation of the Borrowing Base (as such term is defined in the First Lien Credit Agreement); (c) earnings or losses of any Person, substantially all the assets or Stock of which have been acquired by the Borrowers in any manner, to the extent realized by such other Person prior to the date of acquisition;
(d) earnings or losses of any Person in which any Borrower has a minority ownership interest unless (and only to the extent) such earnings or losses shall actually have been received by such Borrower in the form of cash distributions;
(e) earnings or losses of any Person to which assets of any Borrower shall have been sold, transferred or disposed of, or into which any Borrower shall have been merged, or which has been a party with any Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Borrower or from cancellation or forgiveness of Debt; (g) gain and non-cash losses arising from extraordinary items or from any other non-recurring transaction, as determined in accordance with GAAP; and (h) all restructuring charges incurred by the Borrowers through October 31, 2004 as described on Schedule E-3.

      "WFF" means Wells Fargo Foothill, Inc., a California corporation.

      Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

      Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (i) The term "including" is not limiting and means "including without limitation."

                  (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (iii) The word "or" is not exclusive.

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

            (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) For purposes of Section 9.1, a breach of the financial covenants referenced in Section 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

            (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                                                      EXHIBIT 5


                             INTERCREDITOR AGREEMENT

                  This INTERCREDITOR AGREEMENT (this "Agreement"), dated as of August [ ], 2005, is made by and between SILVER POINT FINANCE, LLC, a Delaware limited liability company, as the co-agent, syndication agent, and documentation agent under and pursuant to the First Lien Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns, the "Original First Lien Co-Agent"), and WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent and collateral agent under and pursuant to the First Lien Credit Agreement (in such capacity, together with its successors and assigns, the "Original First Lien Agent"), on the one hand, and THE BANK OF NEW YORK, a national banking association, as agent under and pursuant to the Second Lien Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns, the "Original Second Lien Agent"), on the other hand, and is acknowledged by Salton, Inc., a Delaware corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages of the First Lien Credit Agreement or otherwise made a party thereto, as Borrowers (collectively with Parent, the "Borrowers") and each of Parent's Subsidiaries identified on the signature pages of the First Lien Credit Agreement, or otherwise made a party thereto, as Guarantors (collectively, the "Guarantors"):

                  WHEREAS, Parent, the Borrowers, the Guarantors, the Original First Lien Co-Agent, the Original First Lien Agent, and the lenders party thereto have entered into that certain Credit Agreement dated as of May 9, 2003 and amended and restated as of June 15, 2004 (as amended as of August 30, 2004, May 11, 2005, and July 5, 2005 and as it may be further amended, modified, supplemented or amended and restated from time to time, the "Original First Lien Credit Agreement") pursuant to which such lenders have agreed, upon the terms and conditions stated therein, to make loans and advances to and to issue letters of credit (or guarantees or other undertakings in respect thereof) for the account of the Borrowers up to a principal amount (such amount, the "First Lien Amount") equal to $287,000,000 minus the original principal amount of the Second Lien Term Loan (as defined in the First Lien Credit Agreement) as of the Second Lien Closing Date (as defined in the First Lien Credit Agreement) at any time outstanding. The repayment of the Obligations (as that term is defined in the Original First Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the Original First Lien Agent, which documents, together with the other collateral and loan documents executed and delivered in connection with the Original First Lien Credit Agreement, each as in effect on the date hereof, are referred to herein as the "Original First Lien Loan Documents";

                  WHEREAS, Parent, the Borrowers, the Guarantors, the Original Second Lien Agent, and the lenders party thereto have entered into a Credit Agreement dated as of the date hereof (such agreement as in effect on the date hereof, the "Original Second Lien Credit Agreement") pursuant to which such lenders have agreed, upon the terms and conditions stated therein, to make loans and advances to the Borrowers up to the principal amount of $110,000,000 at any time outstanding. The repayment of the Obligations (as that term is defined in the Original Second Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the Original Second Lien Agent, which documents, together with the other collateral and loan documents executed and delivered in connection with the Original Second Lien Credit Agreement, each as in effect on the date hereof, are referred to herein as the "Original Second Lien Loan Documents"; and

                  WHEREAS, each of the Original First Lien Agent and the Original First Lien Co-Agent, for and on behalf of itself and the First Lien Lenders, and the Original Second Lien Agent, for and on behalf of itself and the Second Lien Lenders, wish to enter into this Agreement to establish their respective rights and priorities in the Collateral.

                  NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Original First Lien Agent and the Original Second Lien Agent hereby agree as follows:

         1.       Definitions; Rules of Construction.

                  a. Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

"Agreement"
"Borrowers"
"First Lien Amount"
"Guarantors"
"Original First Lien Agent"
"Original First Lien Co-Agent"
"Original First Lien Credit Agreement"
"Original First Lien Loan Documents"
"Original Second Lien Agent"
"Original Second Lien Credit Agreement"
"Original Second Lien Loan Documents"
"Parent"


                  b. Other Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Adequate Protection Lien" has the meaning set forth in
Section 5.d.

                  "Agent" means First Lien Agent, First Lien Co-Agent and/or Second Lien Agent, as the context may require.

                  "Application of Proceeds Blockage Event" has the meaning set forth in Section 4.a.

                  "Application of Proceeds Blockage Period" has the meaning set forth in Section 4.a.

                  "Bank Product Obligations" has the meaning set forth in the Original First Lien Credit Agreement.

                  "Bankruptcy Code" shall mean title 11 of the United States Code, as in effect from time to time.

                  "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

                  "Cash Collateral" means any Collateral consisting of money or cash equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).

                  "Collateral" means all assets and properties upon which either First Lien Agent or First Lien Co-Agent, on the one hand, or Second Lien Agent, on the other hand, now has or hereafter acquires a Lien, whether now owned or hereafter acquired by the Borrowers, any Guarantor or any other Person, together with all rents, issues, profits, products, and Proceeds thereof.

                  "Control Collateral" means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC) and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party or any agent therefor.

                  "DIP Financing" has the meaning set forth in Section 5.d.

                  "Discharge of First Lien Indebtedness" means payment in full in cash (or in the case of letters of credit or Bank Product Obligations, the cash collateralization as required by the Original First Lien Loan Documents) of the First Lien Indebtedness (other than First Lien Indebtedness consisting solely of contingent indemnification obligations under the First Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any First Lien Credit Agreement.

                  "Discharge of Second Lien Indebtedness" means payment in full in cash of the Second Lien Indebtedness (other than Second Lien Indebtedness consisting solely of contingent indemnification obligations under the Second Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any Second Lien Credit Agreement.

                  "Equity Interests" means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Event of Default" means "Event of Default" as defined in the First Lien Credit Agreement and/or "Event of Default" as defined in the Second Lien Credit Agreement.

                  "Exercise Any Secured Creditor Remedies" or "Exercise of Secured Creditor Remedies" means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to
Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the First Lien Loan Documents, the Second Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Capital Stock and including any right of recoupment or set-off) whether under the First Lien Loan Documents, the Second Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise.

                  "First Lien Agent" means the Original First Lien Agent, together with its successors, assigns and transferees under any First Lien Credit Agreement.

                  "First Lien Co-Agent" means the Original First Lien Co-Agent, together with its successors, assigns and transferees under any First Lien Credit Agreement.

                  "First Lien Credit Agreement" means the Original First Lien Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Original First Lien Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a First Lien Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of First Lien Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.

                  "First Lien Default" means any Event of Default under the First Lien Credit Agreement.

                  "First Lien Indebtedness" means all obligations and all other amounts owing, due or secured under the terms of the First Lien Credit Agreement or any other First Lien Loan Document, including any and all amounts payable to any First Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, the Make-Whole Amount, Bank Product Obligations, Ledger Product Obligations and all other amounts payable under any First Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the First Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

                  "First Lien Lender Sale" has the meaning set forth in Section 2.c(1).

                  "First Lien Lenders" means the Original First Lien Lenders, together with the lenders under any First Lien Credit Agreement or First Lien Loan Documents.

                  "First Lien Loan Documents" means the First Lien Credit Agreement and the other Loan Documents (as such term is defined in the Original First Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a First Lien Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement.

                  "First Lien Modification" has the meaning set forth in Section 6.a.

                  "Forced Obligor Sale" has the meaning set forth in Section 2.c(2).

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Ledger Product Obligations" has the meaning set forth in the Original First Lien Credit Agreement.

                  "Lender" means a First Lien Lender and/or a Second Lien Lender, as the context may require.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

                  "Notice of Intent to Exercise" means a written notice from or on behalf of Second Lien Agent to First Lien Agent and First Lien Co-Agent (a) stating that Second Lien Agent intends to Exercise Secured Creditor Remedies,
(b) stating that it is a "Notice of Intent to Exercise Secured Creditor Remedies" and (c) describing the Event(s) of Default under the Second Lien Credit Agreement that is(are) the basis for delivering such notice.

                  "Obligor" means the Borrowers, each Guarantor and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the First Lien Indebtedness or the Second Lien Indebtedness, as applicable.

                  "Payment Collateral" means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case composing a portion of the Collateral.

                  "Permitted Application of Proceeds of Collateral" has the meaning set forth in Section 3.

                  "Permitted Replacement Lien" has the meaning set forth in
Section 5.i.

                  "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

                  "Proceeds" means (a) all "proceeds" as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

                  "Purchase Notice" has the meaning set forth in Section 10.a.

                  "Recovery" has the meaning set forth in Section 5.c.

                  "Reorganization Debt Securities" has the meaning set forth in
Section 5.a.

                  "Second Lien Agent" means the Original Second Lien Agent, together with its successors, assigns and transferees under any Second Lien Credit Agreement.

                  "Second Lien Credit Agreement" means the Original Second Lien Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the

Obligations or Commitments as those terms are defined in the Original Second Lien Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a Second Lien Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Second Lien Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.

                  "Second Lien Indebtedness" means all obligations and all other amounts owing, due or secured under the terms of the Second Lien Credit Agreement or any other Second Lien Loan Document, including any and all amounts payable to any Second Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, any prepayment or early termination premium, and all other amounts payable under any Second Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Second Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

                  "Second Lien Lenders" means the Original Second Lien Lenders, together with the lenders under any Second Lien Credit Agreement or Second Lien Loan Documents.

                  "Second Lien Loan Documents" means the Second Lien Credit Agreement and the other Loan Documents (as such term is defined in the Original Second Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Second Lien Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time in accordance with this Agreement.

                  "Standstill Notice" means a written notice from First Lien Agent or First Lien Co-Agent to Second Lien Agent stating that a First Lien Default has occurred and is continuing and stating that it is a "Standstill Notice".

                  "Standstill Period" means the period beginning on the date that a Standstill Notice is received by Second Lien Agent through and including the first to occur of (a) the date upon which the Discharge of First Lien Indebtedness shall have occurred, (b) the date upon which First Lien Agent or First Lien Co-Agent shall have waived or acknowledged in writing the termination of the First Lien Default that gave rise to such Standstill Period, or (c) the date that is 270 days after the receipt of such Standstill Notice by Second Lien Agent.

                  "Trigger Event" has the meaning set forth in Section 10.a.

                  "Trigger Notice" has the meaning set forth in Section 10.a.

                  "UCC" means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

                  c. Terms Defined in the Original First Lien Credit Agreement. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the Original First Lien Credit Agreement.

                  d. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference herein to any Person shall be construed to include such Person's successors and assigns.

         2.       Subordination and Standstill.

                  a. Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to First Lien Agent (or First Lien Co-Agent or any First Lien Lender) or Second Lien Agent (or any Second Lien Lender) in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of First Lien Agent (or First Lien Co-Agent or any First Lien Lender) or Second Lien Agent (or any Second Lien Lender) in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the First Lien Loan Documents or the Second Lien Loan Documents, (iv) irrespective of whether the Liens securing the First Lien Loan Documents are valid, perfected, enforceable, void, avoidable, subordinated, disputed or allowed, or (v) any other circumstance whatsoever, each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, and Second Lien Agent, on behalf of itself and the Second Lien Lenders, hereby agree that:

                  (1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Second Lien Agent or any Second Lien Lender that secures all or any portion of the Second Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to First Lien Agent, First Lien Co-Agent and the First Lien Lenders in the Collateral to secure all or any portion of the First Lien Indebtedness, and

                  (2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of First Lien Agent, First Lien Co-Agent or any First Lien Lender that secures all or any portion of the First Lien Indebtedness shall in all respects be senior and prior to all Liens granted to Second Lien Agent and the Second Lien Lenders in the Collateral to secure all or any portion of the Second Lien Indebtedness.

                  b. Remedies Standstill. At any time that a Standstill Period is in effect, Second Lien Agent and Second Lien Lenders shall not, without the prior written consent of First Lien Co-Agent (acting upon the direction of the requisite First Lien Lenders),

                  (1) commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including any bankruptcy case against any Obligor or any Obligor's assets) to the extent that any such action could reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Co-Agent, First Lien Agent or First Lien Lenders; provided that (A) to the extent that commencing, prosecuting, or participating in any such lawsuit, action, or proceeding could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Co-Agent, First Lien Agent or First Lien Lenders and Second Lien Agent does, in fact, commence, prosecute, or participate in any such lawsuit, action, or proceeding, then Second Lien Agent shall give First Lien Co-Agent and First Lien Agent prompt written notice of any such action, and (B) as more fully set forth in Section 5, Second Lien Agent and the Second Lien Lenders may file a proof of claim (such proof of claim to indicate the subordination set forth herein) in any Insolvency Proceeding involving any Obligor,

                  (2)      Exercise Any Secured Creditor Remedies,

                  (3) send any notice to or otherwise seek to obtain payment directly from any account debtor of any Obligor, sue for an attachment, an injunction to enjoin any Exercise of Secured Creditor Remedies by First Lien Co-Agent, First Lien Agent or First Lien Lenders, a keeper, a receiver or any other similar legal or equitable remedy, exercise any rights of set off or recoupment as against any Obligor, or

                  (4) commence or cause to be commenced or join with any creditor in commencing any Insolvency Proceeding against any Obligor or any Obligor's assets.

                  Notwithstanding any other provision hereof, (i) Second Lien Agent and Second Lien Lenders may not Exercise Any Secured Creditor Remedies with respect to any Payment Collateral at any time unless and until the Discharge of First Lien Indebtedness shall have occurred; (ii) Second Lien Agent may not exercise any of the remedies described in clauses (1) through (4) above so long as (A) First Lien Co-Agent or First Lien Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral or
(B) First Lien Co-Agent, First Lien Agent and Second Lien Agent are enjoined from the Exercise of Secured Creditor Remedies, in each case, unless and until the Discharge of First Lien Indebtedness shall have occurred; and (iii) Second Lien Agent may not exercise any of the remedies described in clauses (1) through
(4) above without first providing First Lien Co-Agent and First Lien Agent at least 10 days prior written notice in the form of a Notice of Intent to Exercise (it being understood that (x) notwithstanding anything to the contrary contained herein, such Notice of Intent to Exercise may only be delivered by Second Lien Agent if there is an Event of Default under Section 9.1(a), Section 9.1(c) (solely with respect to a default under Section 7.23 of the Second Lien Credit Agreement), or Section 9.1(d) (solely with respect to a default in the payment when due of interest or principal on the Senior Notes under the Indentures) of the Second Lien Credit Agreement; and (y) if First Lien Co-Agent or First Lien Agent does not deliver a Standstill Notice to Second Lien Agent by the end of such 10 day period, Second Lien Agent may proceed with the exercise of such remedies, and if Second Lien Agent elects to exercise such remedies, neither First Lien Agent nor First Lien Co-Agent may exercise any of the remedies of the type described in clauses (1) through (4) above so long as Second Lien Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, unless and until the Discharge of Second Lien Indebtedness shall have occurred); provided, that Second Lien Agent shall not be required to provide a Notice of Intent to Exercise to First Lien Agent and First Lien Co-Agent in connection with a permitted Exercise of Secured Creditor Remedies upon the termination of any Standstill Period.

                  c.       Limitation on Standstill Periods. Subject to clause
(ii) in the last paragraph of Section 2.b, in no event shall a Standstill Period extend beyond 270 days from the date of receipt by Second Lien Agent from First Lien Agent or First Lien Co-Agent of a Standstill Notice initiating such Standstill Period. Any number of notices of a First Lien Default may be given during a Standstill Period, but no such notice shall extend such Standstill Period. Only 2 Standstill Periods may be commenced within any 360 day period, and no subsequent Standstill Period may be commenced within 60 days after the termination of the immediately preceding Standstill Period. No First Lien Default that existed or was continuing on the date of the commencement of any Standstill Period and that was known to First Lien Agent, First Lien Co-Agent or any First Lien Lender will be, or can be, made the basis for the commencement of a second Standstill Period, whether or not within a period of 360 consecutive days, unless such First Lien Default has been cured or waived for a period of not less than 60 consecutive days.

                  d.       Release of Liens.

                  (1) In the event of any private or public sale or other disposition of all or any portion of the Collateral by First Lien Agent or First Lien Co-Agent after the occurrence and during the continuance of a First Lien Default (and prior to the date upon which the Discharge of First Lien Indebtedness shall have occurred) in connection with the liquidation by First Lien Agent or First Lien Co-Agent of all or any material portion of the Collateral and the collection by First Lien Agent or First Lien Co-Agent of the First Lien Indebtedness through the sale or other disposition of such Collateral (whether prior to or after the occurrence of an Insolvency Proceeding) (any such sale or other disposition, a "First Lien Lender Sale"), then Second Lien Agent, on behalf of itself and the Second Lien Lenders, agrees that such First Lien Lender Sale will be free and clear of the Liens securing the Second Lien Indebtedness (and, if the First Lien Lender Sale includes Equity Interests in any Obligor, Second Lien Agent, on behalf of itself and the Second Lien Lenders, further agrees to release the entities whose Equity Interests are sold from all Second Lien Indebtedness); provided that (x) First Lien Agent, First Lien Co-Agent and the First Lien Lenders also release their Liens on such Collateral (and, if the First Lien Lender Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all First Lien Indebtedness),
(y) the Proceeds of any such First Lien Lender Sale are applied in accordance with Section 9, and (z) First Lien Agent or First Lien Co-Agent shall have conducted such First Lien Lender Sale in a commercially reasonable manner and in accordance with the UCC.

                  (2) In the event of any private or public sale or other disposition of all or substantially all of the Collateral by any Obligor with the consent of First Lien Co-Agent and/or First Lien Agent after the occurrence and during the continuance of a First Lien Default (and prior to the date upon which the Discharge of First Lien Indebtedness shall have occurred), which sale or other disposition is conducted by such Obligor with the consent of First Lien Co-Agent and/or First Lien Agent (any such sale or other disposition, a "Forced Obligor Sale"), then Second Lien Agent, on behalf of itself and the Second Lien Lenders, agrees that such Forced Obligor Sale will be free and clear of the Liens securing the Second Lien Indebtedness (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, Second Lien Agent, on behalf of itself and the Second Lien Lenders, further agrees to release the entities whose Equity Interests are sold from all Second Lien Indebtedness); provided that (x) First Lien Agent, First Lien Co-Agent and the First Lien Lenders also release their Liens on such Collateral (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all First Lien Indebtedness), (y) the Proceeds of any such Forced Obligor Sale are applied in accordance with Section 9 (as if it were Proceeds received in connection with any Exercise of Secured Creditor Remedies), and (z) the Obligor conducting such Forced Obligor Sale shall have conducted such Forced Obligor Sale in a commercially reasonable manner as if such Forced Obligor Sale were being conducted by a secured creditor in accordance with the UCC.

                  (3) Second Lien Agent agrees that, in connection with any First Lien Lender Sale or Forced Obligor Sale, upon the prior written request of First Lien Co-Agent or First Lien Agent (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), it will execute and/or file any and all Lien releases or other documents reasonably requested by First Lien Co-Agent or First Lien Agent in connection therewith (copies of which are provided to Second Lien Agent) without recourse, representation or warranty and at the sole expense of the Obligors; provided, that (w) in the case of a First Lien Lender Sale, no such release documents shall be delivered to any Obligor, (x) in the case of a Forced Obligor Sale, no such release documents shall be delivered to any Obligor unless First Lien Co-Agent or First Lien Agent has delivered its release documents to such Obligor, (y) no such release documents shall be delivered to Second Lien Agent for execution more than 5 days prior to the anticipated closing date of such sale or disposition, and (z) the effectiveness of any such release or termination by Second Lien Agent shall be subject to the sale or other disposition of the Collateral described in such request and on the terms described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within 10 days of the anticipated closing date (at which time First Lien Co-Agent, First Lien Agent or the Obligors, as the case may be, shall promptly return all release documents to Second Lien Agent). Subject to the proviso in the immediately preceding sentence, in the event that Second Lien Agent fails to so execute or file any such Lien releases or other documents within 5 Business Days after receipt of written request from First Lien Agent or First Lien Co-Agent, each of First Lien Co-Agent and First Lien Agent is hereby irrevocably authorized to execute and/or file such Lien releases and other documents (provided that such Lien releases and other documents shall not be filed or recorded except substantially contemporaneous with such sale or disposition or until such sale or disposition has been consummated).

                  e. Waiver of Right to Contest First Lien Indebtedness. Second Lien Agent agrees that it and the Second Lien Lenders shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of First Lien Agent (on behalf of itself, the First Lien Co-Agent and the First Lien Lenders) in any Collateral, the validity, priority, enforceability or allowance of any of the claims of First Lien Agent or any holder of First Lien Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Second Lien Agent agrees that neither it nor the Second Lien Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by First Lien Co-Agent or First Lien Agent under the First Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case so long as First Lien Co-Agent or First Lien Agent does not act in contravention of this Agreement or applicable law. Second Lien Agent hereby waives any and all rights it and the Second Lien Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which First Lien Co-Agent or First Lien Agent seeks to enforce the Liens in any Collateral so long as First Lien Co-Agent or First Lien Agent does not act in contravention of this Agreement or applicable law.

                  f. Waiver of Right to Contest Second Lien Indebtedness. Each of First Lien Agent and First Lien Co-Agent agrees that it and the First Lien Lenders shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority (except to the extent expressly provided by this Agreement), enforceability, or perfection of the Liens of Second Lien Agent (on behalf of itself and the Second Lien Lenders) in any Collateral, the validity, priority (except to the extent expressly provided by this Agreement), enforceability or allowance of any of the claims of Second Lien Agent or any holder of Second Lien Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Solely to the extent that Second Lien Agent is permitted to Exercise Secured Creditor Remedies under this Agreement, each of First Lien Agent and First Lien Co-Agent agrees that neither it nor the First Lien Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by Second Lien Agent under the Second Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case so long as Second Lien Agent does not act in contravention of this Agreement or applicable law.

                  g. Acknowledgement of Liens. The Second Lien Agent acknowledges and agrees that the First Lien Agent, for the benefit of itself, the First Lien Co-Agent and the First Lien Lenders, has been and may be granted Liens upon all of the Collateral in which the Second Lien Agent has been granted Liens and the Second Lien Agent hereby consents thereto. Each of First Lien Agent and First Lien Co-Agent acknowledges and agrees that Second Lien Agent, for the benefit of itself and the Second Lien Lenders, has been or, subject to the terms of this Agreement, may be granted Liens upon all of the Collateral in which the First Lien Agent and First Lien Co-Agent has been granted Liens and each of the First Lien Agent and First Lien Co-Agent hereby consents thereto. The Second Lien Agent agrees that neither it nor any Second

Lien Lender shall obtain a Lien on any asset or Collateral to secure all or any portion of the Second Lien Indebtedness unless concurrently therewith, the First Lien Agent (on behalf of itself, the First Lien Co-Agent and the First Lien Lenders) obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. The subordination of Liens and claims by the Second Lien Agent in favor of the First Lien Agent, the First Lien Co-Agent and the First Lien Lenders shall not be deemed to subordinate the Second Lien Agent's Liens or claims to the Liens or claims of any other Person that is not a holder of First Lien Indebtedness.

                  h. Agent for Perfection. First Lien Agent and First Lien Co-Agent, on the one hand, and Second Lien Agent, on the other hand, each agree to hold all Control Collateral and Cash Collateral, as applicable, in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as a non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 2.h. None of First Lien Agent, First Lien Co-Agent or the First Lien Lenders, on the one hand, or Second Lien Agent or the Second Lien Lenders, on the other hand, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of First Lien Agent, First Lien Co-Agent and Second Lien Agent under this Section 2.h are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as a non-fiduciary agent for the other for purposes of perfecting the Lien held by Second Lien Agent, on the one hand, or First Lien Agent or First Lien Co-Agent, on the other hand, as applicable. Neither First Lien Agent nor First Lien Co-Agent is and shall not be deemed to be a fiduciary of any kind for Second Lien Agent or any other Person. Second Lien Agent is not and shall not be deemed to be a fiduciary of any kind for First Lien Agent, First Lien Co-Agent or any other Person.

         3. Permitted Applications of Proceeds of Collateral. So long as an Application of Proceeds Blockage Period is not then in effect, the Borrowers may pay or apply, and Second Lien Agent and the Second Lien Lenders may accept and receive on account of the Second Lien Indebtedness, any Proceeds of Collateral whatsoever on account of the Second Lien Indebtedness in accordance with the terms of the Second Lien Loan Documents (any such application being referred to as a "Permitted Application of Proceeds of Collateral").

         4.       Application of Proceeds after Exercise of Remedies.

                  a. In the event that (i) a First Lien Default shall have occurred and be continuing and (ii) First Lien Agent or First Lien Co-Agent shall have commenced and shall be diligently pursuing any Exercise of Secured Creditor Remedies against all or a material portion of the Collateral and shall be applying all Proceeds of Collateral (to the extent received) in accordance with Section 9 (the occurrence and continuance of items (i) and (ii), collectively, an "Application of Proceeds Blockage Event"), then from and after the commencement of such Application of Proceeds Blockage Event, no Proceeds of Collateral shall be paid or applied by any Obligor, and neither Second Lien Agent nor any Second Lien Lender shall accept, take or receive, any Proceeds of Collateral, on account of the Second Lien Indebtedness until the earlier to occur of (a) the date of the Discharge of First Lien Indebtedness and (b) the date of termination (including, without limitation, as a result of the failure of any of items (i) or (ii) above to be continuing) or written waiver by First Lien Agent or First Lien Co-Agent of such Application of Proceeds Blockage Event (such period of time being an "Application of Proceeds Blockage Period").

                  b. In the event that, notwithstanding the terms of the foregoing Section 4a, the Obligors shall pay or apply or Second Lien Agent or the Second Lien Lenders shall receive any Proceeds of Collateral on account of the Second Lien Indebtedness during an Application of Proceeds Blockage Period, then and in such event the turn-over and other obligations of Second Lien Agent set forth in Section 8 shall apply.

                  c. In the case of any Permitted Application of Proceeds of Collateral on or in respect of any Second Lien Indebtedness that would (in the absence of any Application of Proceeds Blockage Period) have been made during any Application of Proceeds Blockage Period, the provisions of this
Section 4 shall not prevent the application of (and the Obligor may pay or apply and Second Lien Agent and the Second Lien Lenders may accept, take and receive) such Permitted Application of Proceeds of Collateral on or after the date immediately following the termination of such Application of Proceeds Blockage Period.

         5.       Insolvency Proceeding.

                  a. Continuing Priority. This Agreement shall be applicable both before and after the filing of any Insolvency Proceeding against any Obligor and all converted or succeeding cases in respect thereof. The relative rights of the Agents and the Lenders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Borrowers or any other Obligor as debtor-in-possession. Second Lien Agent acknowledges and agrees that, in the event of a distribution of any notes or other debt securities under a plan of reorganization under any such Insolvency Proceeding (such notes or other debt securities, "Reorganization Debt Securities") to each of (i) First Lien Agent, First Lien Co-Agent and the First Lien Lenders and (ii) Second Lien Agent and the Second Lien Lenders, such Reorganization Debt Securities received by Second Lien Agent and the Second Lien Lenders shall be subordinated to the Reorganization Debt Securities received by First Lien Agent, First Lien Co-Agent and the First Lien Lenders on terms acceptable to First Lien Agent, First Lien Co-Agent and the First Lien Lenders.

                  b. Proof of Claim. Subject to the restrictions set forth in this Agreement, in the event of any Insolvency Proceeding involving any Obligor or any property of any Obligor, Second Lien Agent shall retain the right to vote with respect to the Second Lien Indebtedness. If Second Lien Agent or any Second Lien Lender does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding prior to 5 days before the expiration of time to file such claim or other document or amendment thereof, then First Lien Agent or First Lien Co-Agent shall have the right (but not the obligation) in any such Insolvency Proceeding, and Second Lien Agent, on behalf of itself and each Second Lien Lender, hereby irrevocably appoints each of First Lien Agent and First Lien Co-Agent as Second Lien Agent's and Second Lien Lenders' lawful attorney in fact, to file and prove all claims therefor.

                  c. Reinstatement. If First Lien Agent, First Lien Co-Agent, any First Lien Lender or any other holder of any First Lien Indebtedness is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount (a "Recovery") to the estate or to any creditor or representative of an Obligor or any other Person, then the First Lien Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of First Lien Agent, First Lien Co-Agent, the First Lien Lenders and Second Lien Agent and the Second Lien Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the First Lien Indebtedness. No priority or right of First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any other holder of First Lien Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the First Lien Loan Documents or the Second Lien Loan Documents, regardless of any knowledge thereof which First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any holder of First Lien Indebtedness may have.

                  d. DIP Financing. If any Borrower or any other Obligor shall be subject to any Insolvency Proceeding and First Lien Co-Agent and/or First Lien Agent shall desire, prior to the Discharge of First Lien Indebtedness, to permit the use of cash collateral or to provide any such Obligor financing (or to permit any such Obligor to obtain financing) (collectively, "DIP Financing") under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the Collateral, then Second Lien Agent, on behalf of itself and the Second Lien Lenders, agrees that, so long as (i) the aggregate principal amount of Indebtedness incurred pursuant to such DIP Financing, together with the aggregate principal amount of all other outstanding First Lien Indebtedness, does not exceed the sum of $85,000,000, plus the First Lien Amount, (ii) Second Lien Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under applicable law (an "Adequate Protection Lien"), and (iii) such use of cash collateral or DIP Financing is subject to the terms of this Agreement, it will raise no objection to such DIP Financing. Second Lien Agent, on behalf of itself and the Second Lien Lenders, hereby agrees that its Liens in the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) to the same extent and upon the same terms and conditions specified in this Agreement.

                  e. Alternative DIP Financings. Nothing in this Agreement shall limit the rights of any Lender to object to post-petition financing or the use of cash collateral that is provided on terms in contravention of Section 5.d.

                  f. Priming DIP Financing. Second Lien Agent, on behalf of itself and the Second Lien Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Indebtedness. Each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing on terms in contravention of Section 5.d.

                  g. Other Waivers by Second Lien Agent. Second Lien Agent, on behalf of itself and the Second Lien Lenders, agrees that it shall not (without the First Lien Agent's and First Lien Co-Agent's prior written consent), in any capacity, in connection with an Insolvency Proceeding of any
Obligor: (i) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral on which First Lien Agent or First Lien Co-Agent then has or purports to have a Lien; (ii) seek or request any adequate protection, other than Adequate Protection Liens, Permitted Replacement Liens and Permitted Interest Payments, as expressly provided herein; (iii) object to any sale of all or any portion of the Collateral in accordance with Sections 363 or 365 of the Bankruptcy Code other than (A) any objection that an unsecured creditor could assert or (B) if First Lien Agent, First Lien Co-Agent or any First Lien Lender objects to any such sale to the same extent as such objection; (iv) seek, or support any request, to dismiss any Insolvency Proceeding or to convert any chapter 11 case of any such party from chapter 11 to chapter 7 of the Bankruptcy Code; (v) seek, or support any request for, the appointment of a trustee pursuant to section 1104(a)(1) of the Bankruptcy Code; (vi) seek, or support any request for, the appointment of any examiner or such other disinterested person with expanded powers pursuant to section 1104(c) of the Bankruptcy Code; (vii) seek, or support any request for, the entry of any order modifying, reversing, revoking, staying, rescinding, vacating or amending any DIP Financing order pursuant to which the First Lien Agent, First Lien Co-Agent and/or the First Lien Lenders have provided such financing; (viii) propose, vote in favor of or otherwise approve or support any plan of reorganization, arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization, arrangement or liquidation, unless it provides for the Discharge of First Lien Debt; (ix) object to the treatment under a plan of reorganization or arrangement of the First Lien Lenders' claims with respect to the First Lien Debt; (x) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the First Lien Credit Agreement, the other First Lien Loan Documents or the liens and security interests granted to First Lien Agent, First Lien Co-Agent and the First Lien Lenders with respect to the First Lien Indebtedness, (B) the rights and duties of First Lien Agent, First Lien Co-Agent and the First Lien Lenders established in the First Lien Credit Agreement or any other First Lien Loan Document, or (C) the validity or enforceability of this Agreement; or (xi) take any other action which would reasonably be expected to have a material adverse effect on the validity of, or the value of, the First Lien Agent's or First Lien Co-Agent's security interest in the Collateral or the claims of the First Lien Lenders. Without in any way limiting the foregoing, Second Lien Lenders, in their capacity as unsecured creditors in connection with an Insolvency Proceeding of any Borrower or Guarantor, shall be permitted to exercise all other rights as unsecured creditors, including, without limitation, the right to take the following actions (but with respect to the exercise of any such rights, only to the extent that doing so would not be inconsistent with clauses (i) through (xi) of the foregoing sentence): (I) object to or support the retention of one or more professionals for the Borrowers, Guarantors or any committee appointed in an Insolvency Proceeding (the "Insolvency Professionals"); (II) object to or support the fees and expenses of Insolvency Professionals; (III) object to or support the approval of settlements and compromises of claims of parties (other than First Lien Agent,

First Lien Co-Agent and the First Lien Lenders); (IV) object to motions for relief from the automatic stay (other than any such motion filed by First Lien Agent, First Lien Co-Agent and/or the First Lien Lenders); (V) object to or support motions to assume or reject or compel assumption or rejection of executory contracts and leases of non-residential real property; (VI) seek to terminate any exclusive periods for filing or soliciting acceptances to a plan or plans of reorganization; and (VII) take actions similar to the actions described in the clauses (I) through (VI) of this sentence.

                  h. Other Waivers by First Lien Agent and First Lien Co-Agent. Until the Discharge of Second Lien Indebtedness has occurred, each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, agrees that it shall not without Second Lien Agent's written consent to the contrary, take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Second Lien Credit Agreement, the other Second Lien Loan Documents or the liens and security interests granted to Second Lien Agent and the Second Lien Lenders with respect to the Second Lien Indebtedness, (B) the rights and duties of Second Lien Agent and the Second Lien Lenders established in the Second Lien Credit Agreement or any other Second Lien Loan Document to the extent that such rights and duties are not and/or have not been exercised in contravention of this Agreement, or
(C) the validity or enforceability of this Agreement.

                  i. Rights of Second Lien Agent and Second Lien Lenders to Adequate Protection. Each of First Lien Agent and First Lien Co-Agent, on behalf of itself and the First Lien Lenders, agrees that it will raise no objection to a request for adequate protection by Second Lien Agent and the Second Lien Lenders in the form of (i) payment of interest on the Second Lien Indebtedness during the pendency of an Insolvency Proceeding so long as (A) the rate of interest so requested by Second Lien Agent and the Second Lien Lenders does not exceed the default rate of interest applicable to the Second Lien Indebtedness immediately prior to the commencement of such Insolvency Proceeding and (B) the First Lien Agent, First Lien Co-Agent and the First Lien Lenders receive adequate protection in the form of payment of interest on the First Lien Indebtedness during the pendency of such Insolvency Proceeding at a rate at least equal to the greater of (x) the non-default contractual rate of interest applicable to the First Lien Indebtedness immediately prior to the commencement of such Insolvency Proceeding and (y) the rate of interest so requested by the Second Lien Agent and the Second Lien Lenders ("Permitted Interest Payments"),
(ii) Adequate Protection Liens and (iii) a replacement lien on post-petition assets to the same extent granted to First Lien Agent, with the same priority as existed prior to the commencement of the case under applicable law (a "Permitted Replacement Lien").

         6.       Modifications of Indebtedness.

                  a. First Lien Indebtedness. All First Lien Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all First Lien Indebtedness held by any First Lien Lender or other holder of First Lien Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, Second Lien Agent, on behalf of itself and each Second Lien Lender, hereby waives (i) notice of acceptance, or proof of reliance, by First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any other holder of First Lien Indebtedness of this

Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the First Lien Indebtedness. Nothing contained in this Agreement shall preclude First Lien Agent, First Lien Co-Agent, First Lien Lenders or any other holder of First Lien Indebtedness from discontinuing the extension of credit to any Obligor (whether under the First Lien Credit Agreement or otherwise). Anything in the Second Lien Loan Documents to the contrary notwithstanding, Second Lien Agent, on behalf of itself and each Second Lien Lender, hereby agrees that First Lien Agent and First Lien Co-Agent shall have the right, at any time and from time to time, in its sole discretion without the consent of or notice to Second Lien Agent or any Second Lien Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Second Lien Agent or any Second Lien Lender amend, restate, waive, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify (collectively, any "First Lien Modification") the First Lien Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any First Lien Indebtedness to be due on demand or otherwise), and Second Lien Agent, on behalf of itself and each Second Lien Lender, consents and agrees to any such First Lien Modification. Second Lien Agent, on behalf of itself and each Second Lien Lender, waives notice of any such First Lien Modification, and agrees that no such First Lien Modification shall affect, release, or impair the subordinations or any other obligations of Second Lien Agent or any Second Lien Lender contained herein.

                  b. Second Lien Indebtedness. Anything in the First Lien Loan Documents to the contrary notwithstanding, Second Lien Agent shall not amend, restate, waive, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Second Lien Loan Documents in any manner whatsoever without the prior written consent of the First Lien Agent or First Lien Co-Agent (acting upon the direction of the requisite First Lien Lenders).

                  c.       Notice of Acceptance and Other Waivers.

                  (1) To the fullest extent permitted by applicable law, Second Lien Agent, on behalf of itself and each Second Lien Lender, hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the First Lien Credit Agreement, or the creation or existence of any First Lien Indebtedness; (iii) notice of the amount of the First Lien Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Second Lien Agent's or such Second Lien Lender's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the First Lien Loan Documents; (vi) notice of any Default or Event of Default under the First Lien Loan Documents or otherwise relating to the First Lien Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to Second Lien Agent under this Agreement) and demands to which Second Lien Agent or any Second Lien Lender might otherwise be entitled. To the fullest extent permitted by applicable law, Second Lien Agent, on behalf of itself and each Second Lien Lender, waives the right by statute or otherwise to require First Lien Agent, First Lien Co-Agent or any holder of First Lien Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which First Lien Agent, First Lien Co-Agent, any First Lien Lender or any holder of First Lien Indebtedness has or may have against any Obligor. Second Lien Agent, on behalf of itself and each Second Lien Lender, further waives any defense arising by reason of any disability or other defense of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

                  (2) To the fullest extent permitted by applicable law, Second Lien Agent, on behalf of itself and each Second Lien Lender, hereby waives: (i) any rights to assert against First Lien Agent, First Lien Co-Agent, the First Lien Lenders or any other holder of First Lien Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which such Second Lien Agent or any Second Lien Lender may now or at any time hereafter have against any Obligor; (ii) except as otherwise set forth in this Agreement, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any First Lien Indebtedness, any Second Lien Indebtedness or any security for either; and (iii) the benefit of any statute of limitations affecting Second Lien Agent's or any Second Lien Lender's obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the First Lien Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Second Lien Agent's or any such Second Lien Lender's obligations hereunder.

                  (3) Until such time as the Discharge of First Lien Indebtedness shall have occurred, Second Lien Agent, on behalf of itself and each Second Lien Lender, hereby postpones any right of subrogation Second Lien Agent or any Second Lien Lender has or may have as against any Obligor with respect to any First Lien Indebtedness.

                  (4) None of First Lien Agent, First Lien Co-Agent, any First Lien Lender or any other holder of First Lien Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If First Lien Agent, First Lien Co-Agent or any First Lien Lender honors (or fails to honor) a request by the Borrowers for an extension of credit pursuant to the First Lien Credit Agreement or any of the other First Lien Loan Documents, whether First Lien Agent, First Lien Co-Agent or any First Lien Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Second Lien Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if First Lien Agent, First Lien Co-Agent or any First Lien Lender otherwise should exercise any of its contractual rights or remedies under the First Lien Loan Documents (subject to the express terms and conditions hereof), neither First Lien Agent, First Lien Co-Agent nor any First Lien Lender shall have any liability whatsoever to Second Lien Agent or any Second Lien Lender as a result of such action, omission, or exercise. Each of First Lien Agent, First Lien Co-Agent and each First Lien Lender will be entitled to manage and supervise its loans and extensions of credit under the First Lien Loan Documents as First Lien Agent, First Lien Co-Agent and First Lien Lenders may, in their sole discretion, deem appropriate, and First Lien Agent, First Lien Co-Agent, each First Lien Lender and each other holder of First Lien Indebtedness may manage their loans and extensions of credit without regard to any rights or interests that Second Lien Agent or any Second Lien Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Second Lien Agent, on behalf of itself and each Second

Lien Lender, agrees that none of First Lien Agent, First Lien Co-Agent, any First Lien Lender or any other holder of First Lien Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms hereof. Subject to the express terms and conditions of this Agreement, First Lien Agent, First Lien Co-Agent, each First Lien Lender and each other holder of First Lien Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Second Lien Agent, on behalf of itself and each Second Lien Lender, waives any and all rights it may have to require First Lien Agent, First Lien Co-Agent, any First Lien Lender or any holder of First Lien Indebtedness to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

         7. Indebtedness Owed Only to Lenders. The entire Second Lien Indebtedness is owing only to the Second Lien Agent and the Second Lien Lenders. None of Second Lien Agent nor the Second Lien Lenders may sell or assign or otherwise transfer any part of its interest in the Second Lien Indebtedness or the Collateral, other than (a) assignments to entities that are Second Lien Lenders prior to such assignment and (b) participations in accordance with the Second Lien Credit Agreement, unless, in each case, the transferee executes and delivers to First Lien Agent and First Lien Co-Agent a written acknowledgment in which the transferee acknowledges its agreement to be bound by the terms hereof. Any assignment in violation of the immediately preceding sentence shall be null and void. Second Lien Agent under any Second Lien Credit Agreement that replaces or refinances the Original Second Lien Credit Agreement shall not be entitled to any of the benefits of this Agreement unless and until such Second Lien Agent acknowledges its agreement to be bound by the terms hereof, but shall be subject to the burdens and obligations, including, without limitation, the lien subordination, provided for herein.

         8. Payments Received by Second Lien Agent or the Second Lien Lenders. If at any time prior to the date upon which the Discharge of First Lien Indebtedness shall have occurred, Second Lien Agent or any Second Lien Lender receives any payment or distribution of any kind or character, whether as a result of an Exercise of Any Secured Creditor Remedies or otherwise, whether in cash, property or securities, from or of any assets of any Obligor (or any Obligor's Subsidiaries), irrespective of whether such payment or distribution was of Collateral or of Proceeds thereof, in each case, in contravention of the express terms of this Agreement, Second Lien Agent or such Second Lien Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of First Lien Agent, First Lien Co-Agent and the First Lien Lenders and shall forthwith deliver such payment, distribution, or proceeds to First Lien Agent in precisely the form received (except for the endorsement or assignment by Second Lien Agent or such Second Lien Lender where necessary), for application on any of the First Lien Indebtedness, whether then due or yet to become due. In the event of the failure of Second Lien Agent or any Second Lien Lender to make any such endorsement or assignment to First Lien Agent within five (5) Business Days after receipt of written request therefor from First Lien Agent or First Lien Co-Agent, First Lien Agent, First Lien Co-Agent and any of their respective officers or agents are hereby irrevocably authorized to make such endorsement or assignment and Second Lien Agent, on behalf of itself and each Second Lien Lender, hereby irrevocably appoints each of First Lien Agent and First Lien Co-Agent as the lawful attorney in fact of Second Lien Agent and Second Lien Lenders solely for the purpose of enabling First Lien Agent and/or First Lien Co-Agent to make such endorsement or assignment in the name of Second Lien Agent or any Second Lien Lender.

         9.       Application of Proceeds.

                  a. Revolving Nature of First Lien Indebtedness. Second Lien Agent, for and on behalf of itself and the Second Lien Lenders, expressly acknowledges and agrees that (i) a portion of the First Lien Credit Agreement is a revolving commitment, that in the ordinary course of business First Lien Agent, First Lien Co-Agent and the First Lien Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral in the ordinary course of business and absent any affirmative enforcement action or remedies by First Lien Agent, First Lien Co-Agent or any First Lien Lender to collect or otherwise realize upon such Payment Collateral or Cash Collateral (such Payment Collateral or Cash Collateral, "Ordinary Course Collections") shall constitute the Exercise of Secured Creditor Remedies under this Agreement; and (ii) all Ordinary Course Collections received by First Lien Agent, First Lien Co-Agent or First Lien Lenders may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the portion of the First Lien Credit Agreement that is a revolving commitment without reducing the Maximum Amount at any time. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that all applications of Payment Collateral or Cash Collateral by First Lien Agent, First Lien Co-Agent or any First Lien Lender to First Lien Indebtedness (x) from and after an Exercise of Secured Creditor Remedies by First Lien Agent, First Lien Co-agent or any First Lien Lender (it being understood and agreed that, subject to clause
(y) below, First Lien Agent shall not be obligated to apply Ordinary Course Collections in accordance with Section 9.b even if First Lien Agent, First Lien Co-Agent or any First Lien Lender is otherwise Exercising Secured Creditor Remedies at such time so long as such Ordinary Course Collections do not arise from such Exercise of Secured Creditor Remedies) or (y) from and after the termination or expiration of the Application of Proceeds Blockage Period (if at such time any payment default has occurred and is continuing with respect to the Second Lien Indebtedness) shall constitute Proceeds of Collateral and shall be applied in accordance with Section 9.b.

                  b. All Collateral and all Proceeds, received by any of First Lien Agent, First Lien Co-Agent, First Lien Lenders, Second Lien Agent or Second Lien Lenders in connection with any Exercise of Secured Creditor Remedies shall be applied:

                  first, to the payment of costs and expenses of First Lien Agent and First Lien Co-Agent in connection with such Exercise of Secured Creditor Remedies,

                  second, to the payment of the First Lien Indebtedness in accordance with the First Lien Loan Documents, together with the concurrent permanent reduction of any credit commitment thereunder in an amount equal to the amount of such payment, and third, to the payment of the Second Lien Indebtedness in accordance with the Second Lien Loan Documents.

         10.      Second Lien Lender Purchase Option.

                  a. Upon (i) receipt by Second Lien Agent of a notice (a "Trigger Notice") by First Lien Agent or First Lien Co-Agent of the intent of First Lien Agent, First Lien Co-Agent and the First Lien Lenders to Exercise Any Secured Creditor Remedies, (ii) the commencement of an Insolvency Proceeding with respect to any Obligor, or (iii) receipt by Second Lien Agent of a Standstill Notice (each a "Trigger Event"), Second Lien Agent and the Second Lien Lenders shall have the option, exercised by delivery of written notice by Second Lien Agent to First Lien Agent and First Lien Co-Agent (a "Purchase Notice"), to purchase all (but not less than all) of the First Lien Indebtedness from First Lien Agent, First Lien Co-Agent and the First Lien Lenders. The Purchase Notice shall be irrevocable.

                  b. First Lien Agent or First Lien Co-Agent shall deliver to Second Lien Agent any Trigger Notice referred to in Section 10.a(i) above (i) in the absence of an Exigent Circumstance (defined below), not less than 5 Business Days prior to the taking of the actions described in Section 10.a(i) or
(ii) if Exigent Circumstances exist, as soon as practicable and in any event contemporaneously with the taking of such action. Second Lien Agent may send to First Lien Agent and First Lien Co-Agent a Purchase Notice within 5 Business Days of the occurrence of a Trigger Event, in which event, First Lien Agent, First Lien Co-Agent and the First Lien Lenders shall not Exercise Any Secured Creditor Remedies, to the extent such action has not been taken, provided, that, the purchase and sale with respect to the First Lien Indebtedness provided for in this Section 10 shall have closed within 5 Business Days after receipt by First Lien Agent and First Lien Co-Agent of the Purchase Notice and First Lien Agent (on behalf of itself and First Lien Co-Agent and the First Lien Lenders) shall have received payment in full of the First Lien Indebtedness as provided for herein within such 5 Business Day period. As used herein, "Exigent Circumstance" shall mean an event or circumstance that materially and imminently threatens the ability of First Lien Agent or First Lien Co-Agent to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or the failure of any Obligor after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.

                  c. On the date specified by Second Lien Agent in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by First Lien Agent and First Lien Co-Agent of the Purchase Notice), First Lien Agent, First Lien Co-Agent and the First Lien Lenders shall sell to Second Lien Agent and the Second Lien Lenders, and Second Lien Agent and the Second Lien Lenders shall purchase from First Lien Agent, First Lien Co-Agent and the First Lien Lenders, the First Lien Indebtedness.

                  d. Upon the date of such purchase and sale, Second Lien Agent and the Second Lien Lenders shall (i) pay to First Lien Agent, First Lien Co-Agent and the First Lien Lenders as the purchase price therefor the full amount of all the First Lien Indebtedness then outstanding and unpaid, (ii) furnish cash collateral to First Lien Agent, First Lien Co-Agent and the First Lien Lenders in such amounts as First Lien Agent and First Lien Co-Agent determine is reasonably necessary to secure First Lien Agent, First Lien Co-Agent and the First Lien Lenders in connection with (A) any issued and outstanding letters of credit provided by First Lien Agent, First Lien Co-Agent or any First Lien Lender (or letters of credit that First Lien Agent, First Lien

Co-Agent or any First Lien Lender has arranged to be provided by third parties pursuant to the First Lien Loan Documents) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (B) Bank Product Obligations owing to the Bank Product Providers (as defined in the Original First Lien Credit Agreement) (but not in any event in an amount greater than the Bank Product Reserve (as defined in the Original First Lien Credit Agreement) established in respect thereof in accordance with the Original First Lien Credit Agreement), or (C) Ledger Product Obligations owing to the providers of Ledger Products (as defined in the Original First Lien Credit Agreement) (but not in any event in an amount greater than any reserves established in respect thereof in accordance with the Original First Lien Credit Agreement), and (iii) agree to reimburse First Lien Agent, First Lien Co-Agent and the First Lien Lenders for all expenses to the extent earned or due and payable in accordance with the First Lien Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses and appraisal fees), including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys' fees and legal expenses). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Second Lien Agent and the Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by Second Lien Agent and the Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., New York City time.

                  e. Such purchase shall be expressly made without representation or warranty of any kind by First Lien Agent, First Lien Co-Agent and the First Lien Lenders as to the First Lien Indebtedness so purchased or otherwise and without recourse to First Lien Agent, First Lien Co-Agent or any First Lien Lender, except that each First Lien Lender shall represent and warrant: (i) the amount of the First Lien Indebtedness being purchased from it,
(ii) that such First Lien Lender owns its portion of the First Lien Indebtedness so purchased free and clear of any Liens or encumbrances and (iii) such First Lien Lender has the right to assign such First Lien Indebtedness and the assignment is duly authorized by such First Lien Lender.

         11. Representations. Each of First Lien Agent and First Lien Co-Agent represents and warrants to Second Lien Agent that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the First Lien Lenders. Second Lien Agent represents and warrants that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Second Lien Lenders.

         12. Additional Remedies. If Second Lien Agent or any Second Lien Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, First Lien Agent or First Lien Co-Agent may restrain such violation in any court of law and may, in its own or in any Obligor's name, interpose this Agreement as a defense in any action by Second Lien Agent or any Second Lien Lender. Upon First Lien Agent's or First Lien Co-Agent's written request and at the sole expense of Borrowers, Second Lien Agent and the Second Lien

Lenders will promptly take all actions reasonably requested by First Lien Agent or First Lien Co-Agent, as the case may be, to carry out the purposes and provisions of this Agreement.

         13. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Second Lien Agent, First Lien Agent and First Lien Co-Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         14. Instrument Legends. Second Lien Agent agrees that the Second Lien Credit Agreement, the face of each promissory note evidencing the Second Lien Indebtedness or any portion thereof and any agreement purporting to grant any security therefor, shall be inscribed with a legend conspicuously indicating that such Second Lien Credit Agreement, promissory note or security agreement is subject to the terms of this Agreement. Any promissory note evidencing any of the Second Lien Indebtedness or any portion thereof, and any agreement granting any security therefor, which is hereafter executed will, on the date thereof, be inscribed with a similar legend. The Second Lien Credit Agreement shall provide that each Second Lien Lender shall be required to execute a writing, which may include the Second Lien Credit Agreement, agreeing to be bound by the terms hereof, and providing that any assignment or transfer of any or all of the Second Lien Indebtedness to any other Person without such other Person's written agreement to be bound hereby shall be null and void.

         15. Information Concerning Financial Condition. Each of Second Lien Agent and each Second Lien Lender hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Second Lien Indebtedness, and agrees that First Lien Agent, First Lien Co-Agent and the First Lien Lenders have and shall have no duty to advise Second Lien Agent or any Second Lien Lender of information known to First Lien Agent, First Lien Co-Agent or any First Lien Lender regarding such condition or any such circumstances. In the event First Lien Agent, First Lien Co-Agent or any First Lien Lender, in their sole discretion, undertake, at any time or from time to time, to provide any such information to Second Lien Agent or the Second Lien Lenders, none of First Lien Agent, First Lien Co-Agent or the First Lien Lenders shall be under any obligation (i) to provide any such information to Second Lien Agent or Second Lien Lenders on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, First Lien Agent, First Lien Co-Agent or any First Lien Lender wishes to maintain confidential. Second Lien Agent, on behalf of itself and the Second Lien Lenders, acknowledges and agrees that none of First Lien Agent, First Lien Co-Agent or any First Lien Lender has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the First Lien Indebtedness or any liens or security interests held in connection therewith.

         16. Third Party Beneficiaries. This Agreement is solely for the benefit of First Lien Agent, First Lien Co-Agent, First Lien Lenders, Second Lien Agent, and the Second Lien Lenders, and their respective successors and assigns, and neither any Obligor nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Nothing in this Agreement is intended to or shall be deemed to amend or modify the terms and conditions of the First Lien Loan Documents or the Second Lien Loan Documents. First Lien Agent, First Lien Co-Agent and Second Lien Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person.

         17. No Impairment. Nothing in this Agreement is intended to or shall impair, as between Obligors and Second Lien Agent and the Second Lien Lenders, the obligation of Obligors, which is absolute and unconditional, to pay the Second Lien Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of Second Lien Agent and the Second Lien Lenders and creditors of Obligors other than First Lien Agent, First Lien Co-Agent and the First Lien Lenders.

         18. Subrogation. Solely after the Discharge of First Lien Indebtedness shall have occurred, Second Lien Agent and the Second Lien Lenders shall be subrogated to the rights of First Lien Agent, First Lien Co-Agent and the First Lien Lenders to the extent that distributions otherwise payable to Second Lien Agent or any Second Lien Lender have been applied to the payment of the First Lien Indebtedness in accordance with the provisions of this Agreement. First Lien Agent, First Lien Co-Agent and the First Lien Lenders shall have no obligation or duty to protect Second Lien Agent and the Second Lien Lenders' rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall First Lien Agent, First Lien Co-Agent, First Lien Lenders or any other holder of First Lien Indebtedness be liable for any loss to, or impairment of, any subrogation rights held by Second Lien Agent or any Second Lien Lender.

         19. Notices. All demands, notices, and other communications provided for hereunder shall be in writing and, if to Second Lien Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:

         THE BANK OF NEW YORK
         [-----------------]
         [-----------------]
         [-----------------]

         With a copy to:

         [              ]
         [               ]
         [               ]
         Attn: [        ], Esq.
         Fax No.: (   )

and if to First Lien Agent, mailed, sent or delivered thereto, addressed to it as follows:

         WELLS FARGO FOOTHILL, INC.
         1000 Abernathy Road, Suite 1450
         Atlanta, Georgia 30328
         Attention: Business Finance Division Manager
         Fax No.: (770) 508-1375

         With a copy to:

         SCHULTE ROTH & ZABEL LLP
         919 Third Avenue
         New York, New York 10022
         Attn: Frederic L. Ragucci, Esq.
         Fax No.: (212) 593-5955

and if to First Lien Co-Agent, mailed, sent or delivered thereto, addressed to it as follows:

         SILVER POINT FINANCE, LLC
         Two Greenwich Plaza, 1st Floor
         Greenwich, Connecticut 06830
         Attention: David Sawyer
         Fax No.: (212) 618-2968

         With a copy to:

         MORRISON & FOERSTER LLP
         1290 Avenue of the Americas, 40th Floor
         New York, New York 10104-0050
         Attn: Mark B. Joachim, Esq.
         Fax No.: (212) 468-7900

                  or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 19. All such demands, notices and other communications shall be effective, when mailed, three Business Days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next Business Day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

         20. Costs and Attorneys Fees. In the event it becomes necessary for First Lien Agent, First Lien Co-Agent, any First Lien Lender, Second Lien Agent, or any Second Lien Lender to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys' fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

         21. Consent to Jurisdiction; Waiver of Jury Trial and Other Waivers. Second Lien Agent, First Lien Agent and First Lien Co-Agent each consent to the jurisdiction of any state or federal court located within the County of New York, State of New York. Each Agent waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 19 of this Agreement for notices. Each Agent waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the County of New York, State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

         22. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

         23. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, subject to the provisions hereof.

         24. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

         25. Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.

         26. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart.

         27. Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         28. Severability. Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

         29. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any First Lien Loan Document or any Second Lien Loan Document, on the other hand, this Agreement shall control and prevail. The foregoing to the contrary notwithstanding, a covenant in the First Lien Loan Documents prohibiting the Obligors from voluntarily prepaying the Second Lien Indebtedness shall not be deemed to be in conflict with or inconsistent with the terms of this Agreement. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of that certain Agreement Among Lenders dated as of August 30, 2004 among First Lien Agent, First Lien Co-Agent and the First Lien Lenders (the "First Lien Lender Side Letter Agreement"), on the other hand, the First Lien Lender Side Letter Agreement shall control and prevail, and, without limiting the foregoing, First Lien Agent (as opposed to First Lien Co-Agent) shall only have the ability to deliver a Standstill Notice and to exercise remedies under this Agreement to the extent otherwise permitted under the First Lien Loan Documents and the First Lien Lender Side Letter Agreement.

         30. Termination. This Agreement shall continue in full force and effect until the Discharge of First Lien Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 5.c.


                  [Remainder of page left intentionally blank]

                  IN WITNESS WHEREOF, First Lien Agent and First Lien Co-Agent, for and on behalf of itself and the First Lien Lenders, and Second Lien Agent, for and on behalf of itself and the Second Lien Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       WELLS FARGO FOOTHILL, INC., a California corporation, as First Lien Agent



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       SILVER POINT FINANCE, LLC, a Delaware
                                       limited liability company, as First Lien
                                       Co-Agent



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       THE BANK OF NEW YORK, a national banking association, as Second Lien Agent



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------


                  [SIGNATURE PAGE OF INTERCREDITOR AGREEMENT]

                                 ACKNOWLEDGMENT

                  Each Borrower and each Guarantor hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to First Lien Agent, First Lien Co-Agent, the First Lien Lenders, Second Lien Agent, and the Second Lien Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Borrower and each Guarantor further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under this Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

                                       BORROWERS:

                                       SALTON, INC., a Delaware corporation



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       TOASTMASTER INC., a Missouri corporation



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       SALTON TOASTMASTER LOGISTICS LLC, a
                                       Delaware limited liability company



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       GUARANTORS:

                                       HOME CREATIONS DIRECT, LTD., a Delaware
                                       corporation



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------


                  [SIGNATURE PAGE OF INTERCREDITOR AGREEMENT]

                                       SONEX INTERNATIONAL CORPORATION, a
                                       Delaware corporation



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       ICEBOX, LLC, an Illinois limited
                                       liability company



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       FAMILY PRODUCTS INC., a Delaware
                                       corporation



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------

                                       SALTON HOLDINGS, INC., a Delaware
                                       corporation



                                       By:
                                           ------------------------------------
                                       Name:
                                           ------------------------------------
                                       Title:
                                           ------------------------------------


                  [SIGNATURE PAGE OF INTERCREDITOR AGREEMENT]

                                                                      EXHIBIT 6

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 5, 2005 by and among (i) Salton, Inc. a Delaware corporation (the "Company"), (ii) [Beneficial Owners of Old Notes, defined in the Support Agreement, that enter into - directly or through their investment managers or advisers - the Support Agreement] (collectively, the "Investors") and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 9 hereof (each an "Investor Permitted Transferee" and collectively, the "Investor Permitted Transferees").

         WHEREAS, the Company and the Investors have entered into the Support Agreement dated as of the date hereof ("Support Agreement") providing for the Investors to support the Exchange Offer (as defined in the Support Agreement); and

         WHEREAS, it is a condition of the exchange transaction contemplated by the Support Agreement that the Company and the Investors execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. Definitions. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below. Capitalized terms used and not defined in this Agreement have the meanings ascribed to them in the Support Agreement or the Term Sheet.

                  "Affiliate" of a party means any other Person controlling, controlled by or under common control with the specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Board" shall mean the board of directors of the Company.

                  "Demand Registration" shall have the meaning as set forth in
Section 2(a) herein.

                  "Designated Counsel" shall have the meaning set forth in
Section 4(a) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Filing Date Deadline" shall be forty-five (45) days following the date of receipt by the Company of a request for Demand Registration.

                  "Initial Registrable Securities" are the Registrable Securities outstanding upon consummation of the Exchange Offer.

                  "Investor Indemnified Person" has the meaning set forth in
Section 7(a) hereof.

                  "Investors" shall mean, collectively, the Investors and the Investor Permitted Transferees; provided, however, that the term "Investors" shall not include any of the Investors or any of the Investor Permitted Transferees that ceases to own or hold any Registrable Securities.

                  "NASD" shall mean the National Association of Securities Dealers.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Person" shall mean an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

                  "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Registrable Securities" shall mean (i) the shares of Common Stock issued to the Investors upon consummation of the Exchange Offer and held by the Investors, (ii) any shares of Common Stock issued or issuable with respect to such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any shares of Series C Preferred Stock held by the Investors; provided, however, that shares of Common Stock and Series C Preferred Stock that are considered to be Registrable Securities shall cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective Registration Statement, (B) upon the sale thereof pursuant to Rule 144 or upon the availability for such sale of Rule 144(k) (or successor or substitute rule, law or provision), or (C) when such securities cease to be outstanding.

                  "Registration Expenses" has the meaning set forth in Section 6 hereof.

                  "Registration Statement" means the initial registration statement required to be filed in accordance with Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         2.       Demand Registration.

         (a) Requests for Registration. At any time on or after December 31, 2005, subject to Section 2(d) below, the Investors shall have the right to make a written request to the Company for registration with the SEC under the Securities Act of all or part of their Registrable Securities (a "Demand Registration"). All requests made pursuant to this Section 2(a) shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. All such requests shall be delivered to the Company in accordance with the provisions of Section 14(e)(i) of this Agreement.

         (b) Procedures. Following the receipt of a request for Demand ' Registration, the Company will promptly give written notice of such request to all Investors other than those that were parties to such request, and, thereupon, will use its commercially reasonable best efforts to cause to be filed and declared effective, as soon as practicable, a Registration Statement on such appropriate form as the Company in its reasonable discretion shall determine providing for the sale of all of such Registrable Securities requested to included by the Investors that were parties to such request and all other Registrable Securities that the Company has been requested to register by other Investors by written request (which shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof) received by the Company within 30 days after the giving of such written notice by the Company; provided, however, that, subject to Section 2(d), below, such Registration Statement shall be filed with the SEC not later than the Filing Date Deadline. Promptly after expiration of the 20 day period referred to in this Section 2(b), the Company will notify all the Investors entitled to be included in the Registration Statement of the other Investors that have requested inclusion and the number of Registrable Securities requested to be included therein.

         (c) Number of, and Limitations on, Registrations. The Investors will be entitled to request three (3) Demand Registrations. The Company will not be obligated to register any Registrable Securities pursuant to such a Demand Registration unless there is requested to be included in such registration at least five percent (5%) of the then outstanding shares of Common Stock.

         (d) Suspension Periods. Notwithstanding Section 2(b), the Company may postpone the filing or effectiveness of any Registration Statement for any Demand Registration or the filing or effectiveness of any amendment or supplement to any such Registration Statement (whether required by Section 4(c) or otherwise), if the Company in good faith determines and notifies the Investors that (i) such registration (or such amendment or supplement) would have an adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (ii) the Company is in possession of material non-public information which would be required to be disclosed in such Registration Statement (or such amendment or supplement) and the Company has a bona fide business purpose for preserving such information as confidential; provided, however, that the Company shall not exercise its rights under this Section 2(d)
(A) to the extent that the postponement or postponements relating to any Demand Registration(s) and amendments and supplements thereto would exceed an aggregate of 90 days in any calendar year or
(B) to the extent that the postponement or postponements relating to any Demand Registration(s) and amendments and supplements thereto would exceed an aggregate of 30 days in the first six months of 2006.

         (e) Expenses. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses, whether or not the Registration Statement has become effective.

         (f) Effectiveness of Registration Statement. Subject to Section 2(g), a Registration Statement will not count as a registration pursuant to a Demand Registration until it has been declared effective by the SEC.

         (g) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, or in a best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Investors, subject to the approval of the Company, which will not be unreasonably withheld or delayed. If the Investors disapprove of the terms and conditions of the underwriting, the Investors may elect to withdraw all their respective Registrable Securities by written notice to the Company and the managing underwriter and, at the election of the Investors, either (i) pay the costs and expenses associated therewith (in which case such withdrawn registration shall not constitute a Demand Registration) or (ii) permit the Company to pay the same (in which case such withdrawn registration shall constitute one of the Investors' two Demand Registrations); provided, however, that, if the Company has already filed a Registration Statement pursuant to such demand by the Investor, the Investor's withdrawn registration will nevertheless constitute a Demand Registration pursuant to this Agreement. For purposes of this Section 2(g), the Investors holding a majority of the Registrable Securities (treating shares of Common Stock and shares of Series C Preferred Stock as fungible) to be registered on the Registration Statement filed for the Demand Registration shall have the right to act for the Investors.

         (h) Underwriter Cutback. If the managing underwriter of any offering of Registrable Securities pursuant to a Demand Registration that is an underwritten offering advises the Company in writing that, in its reasonable opinion, the aggregate amount of Registrable Securities requested to be included in such offering exceeds the number which can be sold in such offering without adversely affecting the success of the offering, the Company will include in such Registration Statement the aggregate amount of Registrable Securities which in the opinion of such managing underwriter can be sold without any such material adverse effect, and such amount of Registrable Securities shall be allocated in the following order: (i) first, to the Investors, pro rata in accordance with the number of Registrable Securities sought to be registered by them on the Registration Statement; and (ii) second, to the Company and to any holder of Common Stock exercising piggyback or incidental registration rights with respect to such Demand Registration.

         3.       Piggyback Registration Rights.

         (a) If the Company at any time following the date hereof proposes to register any of its shares of Common Stock on its own behalf or any of its shares of Common Stock on behalf of other stockholders on a form and in a manner that would permit registration of Registrable Securities under the Securities Act, it will each such time give prompt notice in accordance with the provisions of Section 14(e)(ii) of this Agreement to the Investors of its intention to do so, specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, the identity of the managing underwriter, if any). Upon the written request of the Investors delivered to the Company within thirty (30) days after such notice shall have been delivered to the Investors (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its commercially reasonable best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Securities that the Company has been so requested to register by the Investors, to the extent requisite to permit the sale of the Registrable Securities to be so registered; provided, however, that:

                  (i) if, at any time after giving such written notice of its intention to register any Common Stock proposed to be registered by the Company and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company shall, at its election, give written notice of such determination to the Investors, and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 6); and

                  (ii) if the managing underwriter of such offering shall advise the Company that, in its judgment, the number of shares of Common Stock proposed to be included in such offering should be limited because the inclusion of Registrable Securities is likely to adversely impact the purchase price obtained for the Common Stock proposed to be included in such offering, then the Company will promptly advise the Investors thereof and may require, by written notice to the Investors accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities and of other shares of Common Stock proposing pursuant to piggyback or incidental registration rights to sell Common Stock in such offering shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of Registrable Securities and other shares of Common Stock as to which registration has been requested by such holders, and that the distribution of such Registrable Securities and other shares of Common Stock as are so excluded be deferred (in case of a deferral as to a portion of such Registrable Securities and other shares of Common Stock, such portion to be allocated among such holders in proportion to the respective numbers of Common Stock so requested to be registered by such holders) until the completion of the distribution of such Common Stock and any other securities by such underwriters.

         (b) The holders of Registrable Securities to be distributed by underwriters in an underwritten offering shall be parties to the underwriting agreement between the Company and the underwriters. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

         (c) In any registration initiated pursuant to this Section 3, the Company will pay all Registration Expenses, whether or not the Registration Statement has become effective, except as otherwise provided on Section 6.

         (d) Notwithstanding anything in this Section 3 to the contrary, in the event that the Company is registering shares of Common Stock and no other class of security pursuant to a demand registration under the Registration Rights Agreement dated as of July 15, 1998 by and among the Company and the Purchasers (as listed on the signature page thereto), then the rights of the Investors under this Section 3 shall apply only with respect to shares of Common Stock that are Registrable Securities and not any shares of Series C Preferred Stock.

         4. Obligations of the Company. In connection with the Company's obligation under Sections 2 and 3, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of the States of New York, ________________ and ____________, the Company will furnish to counsel to the Investors participating in the planned offering ("Designated Counsel"), upon delivery by Designated Counsel of its agreement, on terms reasonably satisfactory to the Company, to maintain the confidentiality of material and information furnished pursuant to this Section 4(a), copies of the "Selling Securityholder" and "Plan of Distribution" sections of such filings, or, at the request of an Investor, of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel.

         (b) Furnish to the Investors such number of copies of the Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(a) above) as the Investors may reasonably request in order to facilitate the disposition of such Investors' Registrable Securities.

         (c) Promptly notify the Investors, at any time when the Prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event (without disclosing the nature or substance of such event) as a result of which the Prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, thereafter, and subject to Section 2(d), the Company will use commercially reasonable efforts to promptly prepare (and, when completed, give notice to each Investor) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities pursuant to the Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that upon such notification by the Company of the foregoing and instructing each Investor to cease to offer and sell Registrable Securities, each Investor will use commercially reasonable efforts to cease its offer and sale of Registrable Securities until the Company has notified the Investors that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a Prospectus amendment or supplement as above provided in this Section 4(c) and deliver copies of same as above provided in Section 4(b) hereof).

         (d) If, at the time, the Common Stock is not a covered security described by Section 18(b)(1) of the Securities Act, use commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of New York, ______________ and _____________.

         (e) Promptly notify (i) each Investor (A) any time when the Registration Statement, the Prospectus or any Prospectus supplement related thereto or post effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and with respect to the Registration Statement, provide each Investor who has provided its current e-mail address to Counsel to the Company, a copy of the Prospectus by e-mail prior to the opening of trading of the Company's Common Stock on the first business day following the date on which the Registration Statement has become effective, (B) of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation, known to the Company, of any proceedings by the SEC to such effect, and promptly use all commercially reasonable efforts to obtain the release of such suspension, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (D) when a Prospectus relating to the registration of the Registrable Securities is required to be delivered under the Securities Act, or (E) of the happening of any event as a result of which the Prospectus included, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (ii) Designated Counsel of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information.

         (f) Cause all Common Stock included in such Registrable Securities registered pursuant to this Agreement to be quoted or listed on each securities exchange or market on which similar securities issued by the Company are then quoted or listed.

         (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of registration and, at the time of the sale of the Registrable Securities pursuant to an effective Registration Statement, use commercially reasonable efforts to cause the transfer agent to remove restrictive legends on such Registrable Securities.

         (h) Upon delivery by Designated Counsel of its agreement, on terms reasonably satisfactory to the Company, to maintain the confidentiality of material and information furnished pursuant to this Section 4(h), promptly deliver to Designated Counsel copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement, and make reasonably available for inspection by Designated Counsel participating in any disposition to be effected pursuant to the Registration Statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by Designated Counsel in connection with such Registration Statement.

         (i) Use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement in New York, __________ or __________.

         (j) Upon written request, furnish to each Investor participating in the offering, without charge, at least one (1) conformed copy of the Registration Statement and any post-effective amendments thereto, including financial statements, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

         (k) Comply with applicable law and regulation, including without limitation, the rules and regulations of the SEC, the NASD, and the NYSE.

         5. Furnish Information; Other Sales. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement (including, without limitation, to maintain the accuracy of any information previously furnished by Investors for use in the Registration Statement) that the Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required by applicable securities laws and regulations in order to effect any registration by the Company pursuant to this Agreement. The Investors agree, during the 10-day period prior to, and during the 90-day period commencing on, the effective date of the registration statement filed with the Commission (other than on Form S-8) in connection with an underwritten offering of securities of the same class as the then outstanding (or any securities issuable upon conversion or exchange thereof), not to make any sales of Registrable Securities (or such other securities) pursuant to Rule 144, provided that they were given the opportunity, if required by (and subject to)
Section 3 hereof, to include in such registration statement all such Registrable Securities as they may have requested.

         6. Expenses of Registration. Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement including without limitation all registration and filing fees, including with respect to filings required to be made with the NASD, fees and expenses of compliance with securities or blue sky laws of the States of New York, _______ and _________ (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of the States of New York, _________________, and ______________, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and counsel (but only a single law firm) representing the Investors in connection with each Demand Registration (selected in the manner set forth in the last sentence of Section 2(g)), the fees and disbursements of the Company's independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incident to such performance), the fees and expenses incurred in connection with the listing of the Common Stock to be registered on each securities exchange on which similar securities issued by the Company are then listed, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and fees and expenses of other Persons retained by the Company (all such expenses being herein called the "Registration Expenses") will be borne by the Company. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit which are not "Registration Expenses" for purposes of this Agreement. In no event shall the Company be liable for the payment (which shall be made by the Investors registering Registrable Securities) of any discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar industry professionals relating to the distribution of the Registrable Securities or any fees of counsel (except as specifically provided in this Section 6) or other advisers to the Investors.

         7.       Indemnification.

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, its directors, officers, employees, fiduciaries, members, managers, or general or limited partners (and the directors, officers, employees and stockholders thereof), any underwriter (as defined in the Securities Act) for each Investor, and each Person, if any, who controls such Investor or underwriter within the meaning of the Securities Act (each, an "Investor Indemnified Person"), against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable counsel fees and disbursements, any amounts paid in any settlement effected with the Company's prior written consent) to which they may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in any Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or Section 3 hereof (including any preliminary prospectus or final prospectus relating thereto, any amendments or supplements thereto and any exhibits thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstance under which they were made not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act, the NASD, state securities laws or the NYSE or (ii) any failure of the Company to fulfill any undertaking included in any Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or
Section 3 hereof (including any preliminary prospectus or final prospectus relating thereto, any amendments or supplements thereto and any exhibits thereto); and will reimburse such Investor Indemnified Person for any fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (including reasonable fees and expenses of legal counsel); provided, however, that the Company shall not be liable in any such case for any such losses, claims, damages, liabilities or expenses to the extent that they arise out of or are based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement in reliance upon and in conformity with written information furnished by the Investors expressly for use in connection with such Registration Statement. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor Indemnified Person and shall survive the sale of such Registrable Securities by such Investor.

         (b) To the extent permitted by law, each Investor will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed a Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or Section 3 hereof, any underwriter (as defined in the Securities Act) for each Investor or acting on behalf of the Company, and each person, if any, who controls, within the meaning of the Securities Act, the Company or any such underwriter (as defined in the Securities Act) (a "Company Indemnified Person") against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement pursuant to which Registrable Securities are registered pursuant to Section 2 or Section 3 hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any expenses reasonably incurred by a Company Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action (including reasonable counsel fees and disbursements); provided, however, that the liability of each Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such Investor from the sale of Registrable Securities covered by such Registration Statement; as the case may be. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and, as relevant, shall survive the sale of such Registrable Securities by any Investor.

         (c)      Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party (which consent will not be unreasonably withheld, conditioned or delayed). If the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense.

         (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. If, however, the indemnification provided for in this Section 7 and allocation provided in the first sentence of this paragraph are both not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 7(d). The amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such loss, claim, damage or liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 7(d) to the contrary, no Investor shall be required pursuant to this Section 7(d) to contribute any amount in excess of the net proceeds received by such Investor from the sale of Registrable Securities in the offering to which the loss, claims, damage or liability relates, less the amount of any indemnification payment previously made by such indemnifying party pursuant to Section 7(b).

         (e)      The obligations of the Company and the Investors under this
Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement.

         (f) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

         8. Reports under the Exchange Act. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available, as that term is understood and defined in Rule 144; (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as any Investor owns any Registrable Securities, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Exchange Act; and (iv) subject to Section 2(d) and Section 4(c), undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement (but not for more than nine months after it first became effective) or the use of Rule 144.

         9. Transfer of Registration Rights. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is (A) an Affiliate of an Investor; or (B) after such transfer or assignment, holds at least 10% of the aggregate number of Initial Registrable Securities; and (ii) such transferee or assignee agrees in writing to become subject to the terms and conditions of this Agreement.

         10. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Investor to sell any Registrable Securities pursuant to any effective registration statement.

         11. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Investor pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Investor contemplated by this Agreement); provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

         12. Limitations on Subsequent Registration Rights. The Company represents and warrants that from and after the date of this Agreement, it shall not, without the prior written consent of the holders of at least 50% of the Registrable Securities then outstanding, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that are pari passu (except with respect to piggyback or incidental registration rights) or senior to those granted to the Investors hereunder.

         13. Entire Agreement. This Agreement and exhibits attached hereto and incorporated herewith constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof and supercedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether oral or written.

         14.      Miscellaneous.

         (a) Amendment. No amendment, modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the holders of at least 50% of the Registrable Securities held by all of the Investors; provided, however, that in each case, no such amendment shall increase the obligations of, or have any adverse effect upon, any Investor without such Investor's written consent.

         (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to any conflicts of laws concepts that would apply the laws of another jurisdiction.

         (c) Assignment; Termination. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon the authorized successors and permitted assigns of each party; provided, that the terms and conditions of Section 9 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate for all purposes on January 1, 2008 or, if the Exchange Offer has not been consummated by September 15, 2005, this Agreement shall terminate for all purposes on September 15, 2005. In addition, if at any time any Investor shall have materially breached its obligations under the Support Agreement or shall cease to own any Registrable Securities, all of such Investor's rights under this Agreement shall immediately terminate; provided, however, that if such Investor ceases to own Registrable Securities because all or a portion of such shares were sold pursuant to a Registration Statement, then such Investor shall continue to have the rights and obligations set forth in Section 7 hereof, as provided in Section 7(e) hereof.

         (d) Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in New York, New York having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

         (e) Notice. Any notices, reports or other correspondence required or permitted to be given hereunder shall be sent by courier (overnight or same day) or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

                  (i) All notice to the Company shall be addressed as follows:

                           Salton, Inc.
                           1955 W. Field Court
                           Lake Forest, Illinois 60045
                           Facsimile: 847-803-8080
                           Attn: President and Chief Operating Officer

                           with a copy to (which shall not constitute notice):

                           Neal Aizenstein, Esq.
                           Sonnenschein Nath & Rosenthal LLP
                           8000 Sears Tower
                           Chicago, Illinois 60606
                           Facsimile: (312) 876-7934

                  (ii) All notices to the Investors shall be shall be addressed as follows:

                           Angelo Gordon & Co.
                           245 Park Avenue
                           New York, New York 10167
                           Facsimile: [to come]
                           Attn: [to come]

                           with a copy to (which shall not constitute notice):

                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue
                           New York, New York 10022
                           Facsimile: (212) 872-1002
                           Attn: Stephen B. Kuhn, Esq.

                           [INSERT NOTICE PROVISIONS FOR OTHER INVESTORS]

                  (iii) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

         (f) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                       SALTON, INC.



                                       By:
                                           ------------------------------------
                                            Name:
                                            Title:

                                       [ANGELO GORDON ENTITIES]



                                       By:
                                           ------------------------------------
                                            Name:
                                            Title:


                                       [INSERT SIGNATURE LINES FOR OTHER
                                       INVESTORS]


                                       16